Subject to Completion
Preliminary Pricing Supplement dated July 12, 2011

The information in this preliminary pricing supplement is not complete and may be changed.  A registration statement relating to the securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of securities is not permitted.

PRELIMINARY PRICING SUPPLEMENT (TO PROSPECTUS DATED MAY 18, 2010)	Registration Statement Nos. 333-162219 and 333-162219-01 Rule 424(b)(5)

The Royal Bank of Scotland plc
RBS NotesSM
fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc
$          *
RBS BRIC TrendpilotTM Notes
General
•
The RBS BRIC Trendpilot™ Notes (the “Notes”) are designed for investors who seek exposure to the RBS BRIC Trendpilot Index (USD) (the “Index”).  The Index tracks four BNY Mellon® indices (the “Benchmark Indices,” as defined below) that track the Brazil, Russia, India and China emerging equity markets, respectively, except when the performance of any one of the Benchmark Indices is in a “negative trend” (as defined below) relative to that Benchmark Index’s historical 100-day simple moving average.  For each Benchmark Index that is in a negative trend, the Index instead tracks the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate”) for the portion of the Index allocated to that negative-trending Benchmark Index.  The Notes do not pay interest, and investors should be willing to lose up to 100% of their investment if the RBS BRIC Trendpilot Index (USD) declines or does not increase in an amount sufficient to offset the investor fee.

•
The Notes are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc, maturing           , 2041, and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.  Any payment on the Notes is subject to the ability of The Royal Bank of Scotland plc, as the issuer of the Notes, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the Notes, to pay their respective obligations as they become due.

•
The denomination and stated face amount of each Note is $25.00.  We may issue additional Notes from time to time.  Any Notes issued in the future may be issued at a price that is higher or lower than the stated face amount, based on the value of the Notes at that time.

•
The initial offering of Notes is expected to price on           , 2011 (the “inception date”) and settle on           , 2011 (the “initial settlement date”).  Delivery of the Notes in book-entry form only will be made through The Depository Trust Company (“DTC”).

•
The Notes will not be listed on any securities exchange.  Other than pursuant to the early repurchase and redemption rights set forth herein, we and our affiliates will not purchase Notes in the secondary market.

Key Terms
Issuer:	The Royal Bank of Scotland plc (“RBS plc”)
Guarantor:	The Royal Bank of Scotland Group plc (“RBSG”)
Inception Date:	Expected to be on or about , 2011
Initial Settlement Date:	Expected to be on or about , 2011
Maturity Date:	Expected to be on or about , 2041, subject to postponement if such day is not a business day or if the final valuation date is postponed.
Final Valuation Date:	, 2041, subject to postponement as described below.
Index:
The return on the Notes will be based on the performance of the RBS BRIC Trendpilot Index (USD) (Bloomberg symbol: “TPBRICUT <Index>”).  The Index was created by The Royal Bank of Scotland plc (the “Index Sponsor”), and is calculated by Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC (the “Index calculation agent”).
The Index tracks the BNY Mellon Brazil ADR Total Return IndexSM, the BNY Mellon Russia Select DR Total Return IndexSM, the BNY Mellon India Select DR Total Return IndexSM and the BNY Mellon China Select ADR Total Return IndexSM, respectively (each, a “Benchmark Index,” and together, the “Benchmark Indices”) whenever the closing level of such Benchmark Index has been at or above its historical 100-day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”).  If the closing level of any Benchmark Index is below its historical 100-day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate with respect to the portion of the Index allocated to such negative-trending Benchmark Index and will have no exposure to such Benchmark Index until the next positive trend occurs with respect to such Benchmark Index.
The Index will start tracking the Benchmark Index or the Cash Rate, as the case may be, on the second Index business day following the Index business day on which the Benchmark Index trend switches.  On any given date, the Index will track only those Benchmark Indices that are in a positive trend and, with respect to Benchmark Indices that are in a negative trend, the Index will track the Cash Rate.  Consequently, on any given date, the Index may provide exposure to all four of the Benchmark Indices (and no exposure to the Cash Rate), exposure to one or more (but fewer than all) of the Benchmark Indices (and exposure to the Cash Rate with respect to those Benchmark Indices not then tracked by the Index), or no exposure to any Benchmark Index (and exposure only to the Cash Rate), depending on the performance of each Benchmark Index relative to its historical 100-day simple moving average.  As of the date of this pricing supplement, the Index tracks only the Cash Rate, and does not track any Benchmark Index.  For more information, see “The Index” in this pricing supplement.

Payment at Maturity:
If your Notes have not previously been repurchased or redeemed by RBS plc, at maturity you will receive a cash payment equal to the daily redemption value of your Notes on the final valuation date (subject to postponement if the final valuation date is not a trading day or a market disruption event exists on the final valuation date).

Daily Redemption Value:
The daily redemption value as of the inception date is equal to the stated face amount of $25.00 per Note.  For any valuation date thereafter, the daily redemption value per Note is equal to (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor on such valuation date, multiplied by (c) the fee factor on such valuation date. RBS Securities Inc. (the “calculation agent”) will determine the daily redemption value on each valuation date.

Index Factor:
The index factor on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

Fee Factor/Investor Fee:
The fee factor on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is the product of (a) the annual investor fee and (b) the day-count fraction.

Annual Investor Fee:
The annual investor fee will be equal to (a) 1.10% per annum when the Index is tracking one or more Benchmark Indices and (b) 0.50% per annum when the Index is not tracking any Benchmark Index, and instead, is tracking only the Cash Rate.

The daily redemption value payable at maturity or upon early repurchase or redemption of your Notes will be reduced by the aggregate investor fee applicable to your Notes.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than your initial investment at maturity or upon early repurchase or redemption.

 (key terms continued on next page)
The Notes involve risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on PS-17 of this pricing supplement.
The Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved the Notes, or determined if this pricing supplement or the prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.
* The agent for this offering, RBS Securities Inc. (“RBSSI”), is our affiliate.  We expect to issue $           in face amount of the Notes (equivalent to            Notes) on the initial settlement date, to be sold through RBSSI.  These Notes and additional Notes may be offered and sold from time to time by or through RBSSI and one or more dealers at a price that is higher or lower than the $25.00 stated face amount, based on the value of the Notes at that time.  We will receive proceeds equal to 100% of the offering price of the Notes issued and sold after the inception date.  We expect to enter into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the Notes. The actual amount received by Pacer in a given year will depend on, among other things, the amount of Notes issued from time to time, the value of Notes then-outstanding and the number and value of any other then-outstanding securities issued by RBS plc or its affiliates and marketed by Pacer.
In exchange for providing certain services relating to the distribution of the Notes, RBSSI, a member of the Financial Industry Regulatory Authority (“FINRA”), may receive all or a portion of the investor fee.  See “Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

RBS Securities Inc.

          , 2011

(key terms continued from previous page)

Weighting of each Benchmark Index:
On the Index inception date of July 11, 2011, and on the last Index business day of each March, June, September and December (each, a “quarterly rebalancing date”) thereafter, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) within the Index is 25%.  In other words, on the Index inception date and each quarterly rebalancing date, the Index is equally weighted among four components comprising (i) each Benchmark Index that is in a positive trend, if any, and (ii) the Cash Rate with respect to each Benchmark Index that is in a negative trend, if any.  However, for each Index business day between quarterly rebalancing dates, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) will fluctuate based on the percentage increase or decrease in the closing level of such Benchmark Index  (or the return on the Cash Rate, as the case may be) from the prior Index business day.  The weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) is rebalanced so that all four components of the Index (whether such components are Benchmark Indices, the Cash Rate, or any combination of the foregoing) will be equally weighted at 25% on each quarterly rebalancing date.

Day-Count Fraction:
On each valuation date, the day-count fraction is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

Index Closing Level:
The Index closing level on any trading day will be the official closing level of the Index with respect to such trading day reported on Bloomberg page “TPBRICUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such trading day as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “Specific Terms of the Notes—Discontinuation or Modification of the Index.”

Repurchase of the Notes at Your Option:
Subject to your compliance with the procedures described below, on any business day from, and including, the initial settlement date to, and including,           , 2041, you may offer the applicable minimum repurchase amount or more of your Notes to RBS plc for repurchase.  The minimum repurchase amount will be equal to 10,000 Notes for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the Notes from the time the reduction becomes effective.  The trading day immediately following the date you offer your Notes for repurchase will be the valuation date applicable to such repurchase.  If you elect to offer your Notes for repurchase, and the requirements for acceptance by RBS plc are met, you will receive a cash payment on the applicable repurchase date in an amount equal to the daily redemption value on the relevant valuation date, calculated in the manner described herein.

Redemption of the Notes at Our Option:
We will have the right to redeem, in our sole discretion, the Notes in whole, but not in part, on any business day from, and including, the initial settlement date to, and including,           , 2041.  The trading day immediately following the date on which we deliver the irrevocable redemption notice will be the valuation date applicable to such redemption.  Upon any such redemption, you will receive a cash payment on the applicable redemption date in an amount equal to the daily redemption value on the relevant valuation date.  If we exercise our right to redeem the Notes, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is           , 2041.

Repurchase Mechanics:
To offer your Notes for repurchase, you and your broker must deliver an irrevocable offer for repurchase and confirmation of repurchase to RBS plc and follow the procedures set forth under “Specific Terms of the Notes—Repurchase at Your Option.” If your offer for repurchase is received by e-mail after 4:00 p.m. or if your signed confirmation of repurchase is received by fax after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  If you otherwise fail to comply with these procedures, your offer will be deemed ineffective and RBS plc will not be obligated to repurchase your Notes.  Unless the scheduled repurchase date is postponed as described herein, the final day on which RBS plc will repurchase your Notes will be           , 2041.  You must offer your Notes for repurchase no later than           , 2041 in order to have your Notes repurchased on           , 2041.

Valuation Date:
Each business day from and including the inception date to and including the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as provided in this pricing supplement.

Repurchase Date:
The repurchase date for any Notes will be the third business day immediately following the applicable valuation date.  Unless the scheduled repurchase date is postponed as described in this pricing supplement, the final day on which RBS plc will repurchase your Notes will be           , 2041.  As such, you must offer your Notes for repurchase no later than           , 2041.

Redemption Date:	The redemption date will be specified in the redemption notice and will not be less than five business days nor more than ten business days after the date of the redemption notice.
Listing / Secondary Market:
The Notes are not listed on any securities exchange.  Other than pursuant to the early repurchase and redemption rights set forth herein, we will not purchase Notes in the secondary market. We intend to apply to list the Notes on NYSE Arca, Inc. (“NYSE Arca”), but we cannot guarantee whether or when such application will be approved.  We have no obligation to obtain or maintain any listing on NYSE Arca or any other exchange.  There is currently no secondary trading market for the Notes.

Trading Day:
A trading day is a day on which (a) trading is generally conducted on NYSE Arca and each Exchange, and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

Exchange:
Exchange means (a) the exchange or quotation system, or any substitute exchange or quotation system, in which trading of the depositary receipt components of each Benchmark Index principally occurs, and (b) the exchange or quotation system, or any substitute exchange or quotation system, in which trading of 3-month U.S. Treasury bills, or derivatives that reference 3-month U.S. Treasury bills, principally occurs, in each case as determined by the Index Sponsor.

Business Day:
A business day is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Index Calculation Agent:	Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC
Calculation Agent:	RBS Securities Inc.
Trustee:	Wilmington Trust Company
Securities Administrator:	Citibank, N.A.
CUSIP/ISIN:	78009P119 / US78009P1194

PS-i

ABOUT THIS PRICING SUPPLEMENT

As used in this pricing supplement, “RBS plc,” “we,” “us,” “our” and the “Bank” refer to The Royal Bank of Scotland plc, “RBSG” refers to The Royal Bank of Scotland Group plc, “Group” means The Royal Bank of Scotland Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards, “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The Notes are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and guaranteed by RBSG.  RBS NotesSM is a service mark of The Royal Bank of Scotland N.V., one of our affiliates.

This pricing supplement sets forth certain terms of the Notes and supplements the prospectus dated May 18, 2010 relating to our securities of which the Notes are part.  This pricing supplement is a “prospectus supplement” referred to in the prospectus.  You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 18, 2010:

http://www.sec.gov/Archives/edgar/data/729153/000095010310001492/dp17682_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 729153.

This pricing supplement, together with the prospectus described above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, as the Notes involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Notes.

It is important for you to read and consider all information contained in this pricing supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than that which is contained in this pricing supplement and the accompanying prospectus with respect to the Notes.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  This document may only be used where it is legal to sell these Notes.  We are offering to sell these Notes and seeking offers to buy these Notes only in jurisdictions where offers and sales are permitted.

The information set forth in this pricing supplement is directed to prospective purchasers who are United States residents.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the Notes.  These persons should consult their own legal and financial advisors concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBSG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBSG files reports and other information with the SEC.  You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC also maintains an Internet website that contains reports and other information regarding RBSG that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov.  You can find information RBSG has filed with the SEC by reference to file number 1-10306.

The SEC allows us to incorporate by reference much of the information RBSG files with it, which means that we and RBSG can disclose important information to you by referring you to those publicly available documents.  The information that we and RBSG incorporate by reference in this pricing supplement is considered to be part of this pricing supplement.  Because we and RBSG are incorporating by reference future filings with the SEC, this pricing supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this pricing supplement.  This means that you must look at all of the SEC filings that we and RBSG incorporate by reference to determine if any of the statements in this pricing supplement or in any document previously incorporated by reference have been modified or superseded.  This pricing supplement incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or RBSG make with the SEC (including any Form 6-Ks RBSG subsequently files with the SEC and specifically incorporates by reference into this pricing supplement) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this pricing supplement is a part until we and RBSG complete our offering of the Notes to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these Notes:

•	Annual Report on Form 20-F of RBSG for the year ended December 31, 2010, filed on March 31, 2011; and

•
Reports on Form 6-K of RBSG filed on March 31, 2011, April 11, 2011, April 19, 2011 (announcing proposed transfers of a substantial part of the business activities of RBS N.V. to RBS plc and incorporated by reference into the Registration Statement of which this pricing supplement is a part), May 9, 2011, May 16, 2011 and June 14, 2011.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

The Royal Bank of Scotland plc
42 St. Andrew Square
P.O. Box 31
EH2 2YE Edinburgh, Scotland
+44-131-556-8555

SUMMARY

The following summary answers some questions that you might have regarding the Notes in general terms only.  It does not contain all the information that may be important to you.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus.  References to the “prospectus” mean the accompanying prospectus dated May 18, 2010.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes.

We may, without providing you notice or obtaining your consent, create and issue Notes in addition to those offered by this pricing supplement having the same terms and conditions as the Notes.  We may consolidate the additional Notes to form a single class with the outstanding Notes.

What are the Notes and how do they work?

The Notes are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc (“RBS plc”), and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc (“RBSG”).  The return on the Notes is linked to the performance of the RBS BRIC Trendpilot Index (USD).

We will not pay you interest during the term of the Notes.  The Notes do not have a minimum redemption or repurchase value and are fully exposed to any decline in the Index.  Depreciation of the Index will reduce your payment at maturity or upon early repurchase or redemption of your Notes, and you could lose your entire investment.

In addition, the daily redemption value, which is payable at maturity or upon early repurchase or redemption of your Notes, will be reduced by the aggregate investor fee applicable to your Notes.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the amount of your initial investment at maturity or upon early repurchase or redemption.

For a description of how the payment at maturity and upon early repurchase or redemption, respectively, is calculated, please refer to the “Specific Terms of the Notes—Payment at Maturity” and “Specific Terms of the Notes—Payment Upon Repurchase or Redemption” in this pricing supplement.

The denomination and stated face amount of each Note is $25.00.  We may issue additional Notes from time to time.  Any Notes issued in the future may be issued at a price higher or lower than the stated face amount, based on the value of the Notes at that time (which is determined in the manner described in “Valuation of the Notes” below).  You will not have the right to receive physical certificates evidencing your ownership, except under limited circumstances.  Instead, we will issue the Notes in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee.  Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors.  Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the Notes through the accounts those systems maintain with DTC.  You should refer to the section “Specific Terms of the Notes—Forms of the Notes” below and the sections “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

In addition, unlike ordinary debt securities, the Notes are not principal protected and do not pay interest.  Any payment on the Notes is subject to the creditworthiness (i.e., the ability to pay) of RBS plc, as the issuer of the Notes, and RBSG, as the guarantor of the issuer’s obligations under the Notes.

What is the Index and who publishes the level of the Index?

The RBS BRIC Trendpilot Index (USD) (the “Index”) was created by The Royal Bank of Scotland plc (in such capacity, the “Index Sponsor”).  The Index was established on July 11, 2011 (the “Index inception date”) with an Index closing level equal to 271.9153.  The Index was developed with a base value of 100 (the “Base Value”) on May 25, 2006 (the “Base Date”).

The Index tracks four BNY Mellon® indices (the “Benchmark Indices,” as defined below) that track the Brazil, Russia, India and China emerging equity markets, respectively, except when the performance of any one of the Benchmark Indices is in a “negative trend” (as defined below) relative to that Benchmark Index’s historical 100-day simple moving average.  For each Benchmark Index that is in a negative trend, the Index instead tracks the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate”) for the portion of the Index allocated to that negative-trending Benchmark Index.  Each of:

•	the BNY Mellon Brazil ADR Total Return IndexSM (the “BNYB Index”) (Bloomberg symbol: “BKBRT Index”);

•	the BNY Mellon Russia Select DR Total Return IndexSM (the “BNYR Index”) (Bloomberg symbol: “BKRUST Index”);

•	the BNY Mellon India Select DR Total Return IndexSM (the “BNYI Index”) (Bloomberg symbol: “BKINXTR Index”); and

•	the BNY Mellon China Select ADR Total Return IndexSM (the “BNYC Index”) (Bloomberg symbol: “BKTCNT Index”),

respectively, is a “Benchmark Index,” and together, the “Benchmark Indices.”

For each Benchmark Index,

•
whenever the closing level of such Benchmark Index has been at or above its historical 100-day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), then the Index will track the return on such Benchmark Index and will have no exposure to the Cash Rate with respect to the portion of the Index allocated to that Benchmark Index until a negative trend occurs with respect to such Benchmark Index;

•
if the closing level of such Benchmark Index is below its historical 100-day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate with respect to the portion of the Index allocated to such negative-trending Benchmark Index and will have no exposure to such Benchmark Index until the next positive trend occurs with respect to such Benchmark Index; and

•
if neither of the above conditions is satisfied, then the trend for such Benchmark Index will be the same as its trend on the immediately preceding Index business day (in other words, the trend for each Benchmark Index will switch only if there have been five consecutive Index business days where the closing levels for such Benchmark Index have been uniformly (a) below its historical 100-day simple moving average, in the case of such Benchmark Index trend switching from positive to negative or (b) at or above its historical 100-day simple moving average, in the case of such Benchmark Index trend switching from negative to positive.

In the first two cases described above, the Index will start tracking the Benchmark Index or the Cash Rate, as applicable, commencing at the open of trading on the second Index business day (as defined below) immediately following the Index business day on which the trend of the applicable Benchmark Index switches from positive to negative or from negative to positive, as described above.

On any given date, the Index will track only those Benchmark Indices that are in a positive trend and, with respect to Benchmark Indices that are in a negative trend, the Index will track the Cash Rate.  Consequently, on any given date, the Index may provide exposure to all four of the Benchmark Indices (and no exposure to the Cash Rate), exposure to one or more (but fewer than all) of the Benchmark Indices (and exposure to the Cash Rate with respect to those Benchmark Indices not then tracked by the Index), or no exposure to any Benchmark Index (and exposure only to the Cash Rate), depending on the performance of each Benchmark Index relative to its historical 100-day simple moving average.  As of the date of this pricing supplement, the Index tracks only the Cash Rate, and does not track any Benchmark Index.

Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, or another party designated by the Index Sponsor, will act as the calculation agent for the Index (the “Index calculation agent”) and will be responsible for determining the trend for each Benchmark Index, and for calculating and publishing the level of the Index on each Index business day, unless there is a disrupted day as described under “The Index—Index Disruption Events” below.  The Index closing level will generally be displayed on Bloomberg page “TPBRICUT <Index>” by no later than 6:00 p.m. (New York City time) on each Index business day.

An “Index business day” means any day on which each Exchange is scheduled to open for its regular trading sessions for at least three hours, in accordance with its holidays and hours schedule.

“Exchange” means (a) the exchange or quotation system, or any substitute exchange or quotation system, in which trading of the depositary receipt components of each Benchmark Index principally occurs, and (b) the exchange or quotation system, or any substitute exchange or quotation system, in which trading of 3-month U.S. Treasury bills, or derivatives that reference 3-month U.S. Treasury bills, principally occurs, in each case as determined by the Index Sponsor.

The level of the Index on any Index business day is based on the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) on such Index business day, and the performance of such Benchmark Index (or the return on the Cash Rate, as the case may be).

On the Index inception date, and on the last Index business day of each March, June, September and December (each, a “quarterly rebalancing date”) thereafter, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) within the Index is 25%.  In other words, on the Index inception date and each quarterly rebalancing date, the Index is equally weighted among four components comprising (i) each Benchmark Index that is in a positive trend, if any, and (ii) the Cash Rate with respect to each Benchmark Index that is in a negative trend, if any.  For example, if, on a quarterly rebalancing date, the Index is tracking two Benchmark Indices that are in a positive trend, and is tracking the Cash Rate for two Benchmark Indices that are in a negative trend, then 50% of the Index’s weighting would be tracking the applicable Benchmark Indices and 50% of the Index’s weighting would be tracking the Cash Rate.  However, for each Index business day between quarterly rebalancing dates, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) will fluctuate based on the percentage increase or decrease in the closing level of such Benchmark Index  (or the return on the Cash Rate, as the case may be) from the prior Index business day.  The weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) is rebalanced so that all four components of the Index (whether such components are Benchmark Indices, the Cash Rate, or any combination of the foregoing) will be equally weighted at 25% on each quarterly rebalancing date.

For more information, please refer to “The Index” in this pricing supplement.

Will I receive interest on my Notes?

No.  We will not make any periodic payments of interest or any other payments on the Notes during the term of the Notes.  Unless you elect to have your Notes repurchased by us or we elect to redeem your Notes, you will not receive any payments on the Notes prior to maturity of the Notes.

What will I receive at maturity of the Notes and how is that amount calculated?

Unless your Notes have been previously repurchased or redeemed by us, the Notes will mature on           , 2041, subject to postponement if such day is not a business day or if the final valuation date is postponed as described below.  Further details on the conditions and the procedures applicable to any such repurchase or redemption are set forth in this pricing supplement.

If your Notes have not been previously repurchased or redeemed by us, at maturity you will receive a cash payment in an amount equal to the daily redemption value of your Notes on           , 2041 (the “final valuation date”).  RBSSI, acting as calculation agent, will determine such daily redemption value in the manner described under “—How is the daily redemption value for my Notes calculated?” below and “Specific Terms of the Notes—Daily Redemption Value” in this pricing supplement.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date by up to five business days, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the Notes—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the Notes—Payment at Maturity” and “Specific Terms of the Notes—Postponement of a Valuation Date” in this pricing supplement.

Any payment at maturity is subject to the ability of RBS plc, as the issuer of the Notes, and RBSG, as the guarantor of the issuer’s obligations under the Notes, to pay their respective obligations as they become due.

Will I get all of my investment back at maturity?

The Notes are not principal protected.  If your Notes have not been previously repurchased or redeemed by us, at maturity you will receive a cash payment equal to the daily redemption value of your Notes, determined as described in this pricing supplement.  Such daily redemption value may be less than the face amount of your Notes or the price that you paid for them.  You may not get the face amount at maturity, and you may lose some or all of your investment.

Further, any payment on the Notes is subject to the ability of RBS plc, as the issuer of the Notes, and RBSG, as the guarantor of the issuer’s obligations under the Notes, to pay their respective obligations as they become due.

When can my Notes be repurchased or redeemed and how is the amount payable upon repurchase or redemption calculated?

Subject to certain restrictions, on any business day from, and including, the initial issuance of the Notes on the initial settlement date to, and including,           , 2041, you may offer your Notes to us for repurchase.  If you choose to offer your Notes for repurchase, you must offer at least the applicable minimum repurchase amount to us for repurchase on any repurchase date in accordance with the procedures described under “—How do I offer my Notes for repurchase by RBS plc?” below.  The minimum repurchase amount will be equal to 10,000 Notes for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the Notes from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount by RBS plc, if you offer at least 10,000 Notes to us for repurchase and fulfill the repurchase procedures described under “—How do I offer my Notes for repurchase by RBS plc?” below, we will be obligated to repurchase your Notes on the applicable repurchase date.

In addition, we may, in our sole discretion, redeem the Notes, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including,           , 2041.  If we exercise our right to redeem the Notes, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is            , 2041.

If your Notes are repurchased or redeemed, on the corresponding repurchase date or redemption date, as the case may be, you will receive a cash payment on such date in an amount per Note equal to the daily redemption value of the Notes on the applicable valuation date.  The calculation agent will determine the daily redemption value in the manner described under “—How is the daily redemption value for my Notes calculated?” below and “Specific Terms of the Notes—Daily Redemption Value” in this pricing supplement.

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days nor more than ten business days after the date of the redemption notice.  The applicable valuation date will be:

•
in the case of a repurchase of Notes at your option, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your Notes; and

•	in the case of a redemption, the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC (the holder of the global note).

If a valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “Specific Terms of the Notes—Postponement of a Valuation Date” by up to five business days.  If any valuation date is postponed, the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following such valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the Notes—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment upon repurchase or redemption by RBS plc is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.  For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the Notes—Payment upon Repurchase or Redemption” and “Specific Terms of the Notes—Postponement of a Valuation Date” in this pricing supplement.

Any payment upon repurchase of the Notes is subject to the ability of RBS plc, as the issuer of the Notes, and RBSG, as the guarantor of the issuer’s obligations under the Notes, to pay their respective obligations as they become due.

How do I offer my Notes for repurchase by RBS plc?

If you wish to offer your Notes to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at RedeemableNotes@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the Notes, and the other portion must be completed by your broker.  You must offer at least 10,000 Notes for any single repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your Notes on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the Notes in respect of such deadlines.  Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable.

How is the daily redemption value for my Notes calculated?

RBS Securities Inc.(“RBSSI”), as the calculation agent for the Notes, will calculate the amount payable at maturity or upon early repurchase or redemption by us of your Notes, which will be equal to the daily redemption value of your Notes on the applicable valuation date.

The daily redemption value as of           , 2011, the inception date of the Notes, is equal to the stated face amount of $25.00 per Note.  For any valuation date thereafter, the daily redemption value per Note will be equal to:

•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to (a) 1.10% per annum when the Index is tracking one or more Benchmark Indices and (b) 0.50% per annum when the Index is not tracking any Benchmark Index, and instead, is tracking only the Cash Rate.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

See “Specific Terms of the Notes—Daily Redemption Value” in this pricing supplement for further information on calculation of the daily redemption value.

The daily redemption value payable at maturity or upon early repurchase or redemption of your Notes is reduced by the aggregate investor fee applicable to your Notes.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.

Can I sell my Notes in the secondary market?

The Notes are not listed on any securities exchange.  Other than pursuant to the early repurchase and redemption rights set forth herein, we will not purchase Notes in the secondary market.  We intend to apply to list the Notes on NYSE Arca, Inc. (“NYSE Arca”), but we cannot guarantee whether or when such application will be approved.  We are not required to obtain or maintain any listing of the Notes on NYSE Arca or any other exchange.  There is currently no secondary trading market for the Notes.

Who will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of my Notes?

We have appointed our affiliate, RBSSI, to act as calculation agent for the Notes.  As calculation agent, RBSSI will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of your Notes.  Under some circumstances, RBSSI’s duties as calculation agent could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.  For example, the calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe under “Specific Terms of the Notes—Postponement of a Valuation Date” and “Specific Terms of the Notes—Discontinuation or Modification of the Index.”

What is the relationship among RBS plc, RBSG and RBSSI?

RBSSI is an affiliate of RBS plc and RBSG.  RBSSI will act as calculation agent for the Notes, and is acting as agent for this offering.  On the initial settlement date, we expect to issue $           in face amount of the Notes (equivalent to             Notes) to be sold through RBSSI.  After the initial offering, we may issue additional Notes from time to time.  RBSSI will conduct any offering of Notes in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate.  See “Risk Factors—Risks Relating to the Notes—Hedging and trading activities by us or our affiliates could affect prices of Notes,” “Risk Factors—Potential conflicts of interest between holders of the Notes and the calculation agent” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What are some of the risks of investing in the Notes?

Investing in the Notes involves a number of risks.  We have described some of the risks relating to the Notes under the heading “Risk Factors” in this pricing supplement, which you should read before making an investment in the Notes.

Some selected risk considerations include:

•
Credit risk of the issuer. Because you are purchasing a security issued by us, you are assuming the risk that we may be unable to pay our obligations to you as they become due and payable.  In addition, because the Notes are fully and unconditionally guaranteed by RBSG, you are also assuming the risk that RBSG will be unable to pay amounts due to you under the Notes in the event we fail to make any payment required by the terms of the Notes.

•
Market risk.  The return on the Notes will depend on the performance of the Index (which, in turn, will depend on the performance of each Benchmark Index and the Cash Rate) and other market conditions (general economic conditions, interest rates, time remaining to maturity of the Notes, our and RBSG’s creditworthiness, trading volatility, etc.).  The value of Notes may be influenced by various factors.  In particular, an investment in the Notes carries the risks associated with the Index and its systematic trend-following strategy, which generally seeks to capitalize on positive trends, if any, in each Benchmark Index.  That strategy may perform poorly in non-trending markets characterized by short term volatility as discussed under “Risk Factors—Risks Relating to the Index—The Index is expected to perform poorly in volatile markets, especially over short-term periods” in this pricing supplement.  In addition, during periods when the Index is tracking any Benchmark Index, the Index will reflect any decreases in the level of such Benchmark Index; any such decrease may be significant and may result in a loss to an investor.  The Notes may also generate negative returns when the Index is tracking the Cash Rate if the Cash Rate is less than the investor fee.  There is no guarantee of any return to an investor in the Notes.

•
Emerging equity markets risk.  The equity securities comprising the Benchmark Indices have been issued by non−U.S. companies located primarily in Brazil, Russia, India and China, which are emerging markets countries.  Countries with emerging markets may have relatively unstable governments, may have less developed infrastructures, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Securities markets in such countries may be small, and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self−sufficiency.  Any of the foregoing could adversely affect the level of the Benchmark Indices, and therefore, the value of the Notes.

•
Concentration risk.  From time to time, one or more Benchmark Indices may be concentrated in a single or a few sectors or industries.  For example, as of July 6, 2011, a substantial number of the companies whose securities comprise the Benchmark Indices are concentrated in the energy, financials, materials, information technology, telecommunication services and industrials sectors or industries.  If any one or more Benchmark Indices comprise securities with a concentration in a single or a few sectors or industries, such Benchmark Indices may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting those sectors or industries.  Further, because the securities comprising the Benchmark Indices are determined based, among other things, on their market capitalization, from time to time, one or more of the Benchmark Indices may be comprised of securities that are heavily weighted among a small number of companies.  For example, as of July 6, 2011, the BNYB Index consisted of Petroleo Brasiliero S.A. (26.57% of the weight of the index) and Vale S.A. (22.95%) and the BNYR Index consisted of OAO Gazprom (18.77% of the weight of the index).  Consequently, the performances of these companies will have a greater impact on the level of the Benchmark Indices, and therefore, the value of the Notes.  You should be willing and able to bear such concentration risks to invest in the Notes.

•
Correlation risk.  Correlation is the extent to which the levels of the Benchmark Indices increase or decrease to the same degree at the same time.  The value of the Notes may be adversely affected by increased correlation among the Benchmark Indices, in particular, in a down market or if a number of the securities comprising the Benchmark Indices are within the same sector or industry.  The value of the Notes may also be adversely affected by decreased correlation between the Benchmark Indices, meaning that positive performance of one or more Benchmark Indices could be entirely offset by the negative performance of one or more other Benchmark Indices.

•
Currency risk.  The equity securities comprising the Benchmark Indices are depositary receipts, which are quoted and traded in U.S. dollars or European Union euros on exchanges in the United States or in London, either in American (ADR) or global (GDR) form (collectively, the “Depositary Receipts”).  Each Depositary Receipt generally represents an ownership interest in shares (or a fraction of a share) of an underlying stock that is quoted and traded in its local jurisdiction (specifically, Brazil, Russia, India and China) in a foreign currency (specifically, the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi, as the case may be).  Supply, demand and market conditions aside, the market prices of the Depositary Receipts tend to reflect the U.S. dollar or European Union euro equivalent of the prices of their underlying stocks as traded in their respective currencies.  Consequently, you will be exposed to currency exchange rate risk with respect to the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi, each relative to the U.S. dollar or European euro, as the case may be.  Your exposure to such currency exchange rate risk will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar or European euro, as the case may be, and the weight of each Benchmark Index at that time.  You will also be exposed to the volatility in the currency exchange rate fluctuation between the U.S. dollar or European euro, as the case may be, and each of the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi.  Factors that may impact currency exchange rate movements include existing and expected inflation rates, existing and expected interest rate levels, the extent of governmental surpluses or deficits in the relevant country, and government intervention in the currency markets, including whether a particular currency exchange trade is fixed or allowed to float.  In recent years, exchange rates between the U.S. dollar or European euro, as the case may be, and some other currencies have been highly volatile, and this volatility may continue in the future.  These risks generally depend on economic and political events over which we have no control.  Assuming all other relevant factors remain constant, any strengthening of the U.S. dollar or European euro, as the case may be, against such currencies will have an adverse impact on the market price of the Depositary Receipts and hence the level of the Benchmark Indices, and therefore, the value of the Notes.

•
Risks related to Depositary Receipts.  While market prices of the Depositary Receipts generally reflect the U.S. dollar or European Union euro equivalent of the prices of their underlying stocks (or fraction thereof) as traded in their respective currencies (in other words, the price of the Depositary Receipt and its underlying stock should be the same, after taking into account the applicable currency exchange rate and the Depositary Receipt conversion ratio), these prices often diverge under various circumstances, resulting in the Depositary Receipt trading either at a premium or at a discount to its underlying stock.  Factors that may result in a price discrepancy between a Depositary Receipt and its underlying stock include, but are not limited to, the following: (i) demand for the underlying stock in the United States exceeding the supply of available Depositary Receipts available for purchase in the United States, whether as a result of regulation impacting the deposit of additional shares of underlying stock for conversion into Depositary Receipts, government restrictions on foreign ownership limits on the underlying stock, investment restrictions, capital control regulations, a delisting of the Depositary Receipts, tax laws, or other factors, (ii) lack of fungibility between the Depositary Receipt and the underlying stock (in other words, shares of underlying stock may not be able to be seamlessly deposited for conversion into Depositary Receipts and vice versa), whether as a result of regulation, government controls, transaction costs, differences in trading hours between the currencies and securities exchanges in the local jurisdiction and the U.S. or London exchanges, or other factors), and (iii) the impact of political, economic, financial and social factors in the relevant countries, including changes in government, economic and fiscal policies in the relevant countries, which may impact the value of securities and markets generally.  Any of the above factors may have an adverse impact on the market price of the Depositary Receipts and hence the level of the Benchmark Indices, and therefore, the value of the Notes.

•
There is no secondary trading market for the Notes.  The Notes are not listed on any securities exchange.  Other than pursuant to the early repurchase and redemption rights set forth herein, we will not purchase Notes in the secondary market. Even though we intend to apply to list the Notes on NYSE Arca, there is no guarantee whether or when such application will be approved and even if we are approved for listing, there is no guarantee of secondary liquidity.  On the initial settlement date, we expect to issue $           in face amount of the Notes (equivalent to            Notes) to be sold through RBSSI.  We may issue additional Notes from time to time.  We are not required to obtain or maintain any listing of the Notes on NYSE Arca or any other exchange.

•
Uncertain payment of your investment.  The Notes are not principal protected, which means there is no guaranteed return of your investment.  You may receive less than the face amount of your Notes at maturity or upon early repurchase or redemption.  If the level of the Index decreases, or does not increase by an amount sufficient to offset the investor fee, you will receive less, and possibly significantly less, than your original investment in the Notes.  Any payment on the Notes is subject to the creditworthiness of RBS plc, as issuer, and RBSG, as guarantor.

•	No interest payments. You will not receive any periodic interest payments on the Notes.

•
Restrictions on your ability to offer Notes for repurchase by us.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 10,000 Notes to us for any single repurchase and comply with the procedures described herein for your offer for repurchase to be considered.

•
Your offer for repurchase is irrevocable.  You will not be able to rescind your offer for repurchase after it is received by RBS plc, so you will be exposed to market risk in the event market conditions change after RBS plc receives your offer.

•
Issuer call risk.  Your Notes may be redeemed at our option, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including,           , 2041.  If we elect to redeem your Notes, you will receive a cash payment in an amount equal to the daily redemption value on the applicable valuation date, and you may not be able to reinvest your proceeds in a comparable investment.

Who invests in the Notes?

The Notes are not suitable for all investors.  You may consider an investment in the Notes if:

•
you are seeking exposure to Brazilian, Russian, Indian and/or Chinese emerging market equity securities, as represented by the Index when tracking any of the Benchmark Indices, and you believe that the level of the Index will increase by an amount sufficient to offset the aggregate investor fee applicable to the Notes and provide you with a satisfactory return on your investment during the term of your holding of the Notes;

•
you are willing to accept exposure to the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, as represented by the Index when it has exposure only to the Cash Rate (and no exposure to any Benchmark Index), perhaps for an extended period of time;

•	you are willing to accept that there is limited liquidity in the Notes and that we will not make a secondary market in the Notes;

•
you are willing to risk losing some or all of your initial investment in exchange for the opportunity to benefit from the appreciation, if any, in the value of the Index over the term of your holding of the Notes;

•	you do not seek a current income stream from this investment;

•	you are willing to be exposed to fluctuations in equity prices and interest rates, in general, and the level of the Index, in particular; and

•	you are willing to make an investment, the payments on which depend on the creditworthiness of RBS plc, as the issuer of the Notes, and RBSG, as the guarantor.

The Notes may not be a suitable investment for you if:

•
you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the aggregate investor fee applicable to your Notes during the term of your holding of the Notes;

•
you are unwilling to accept the possibility of an exposure to the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, as represented by the Index when it has exposure only to the Cash Rate (and no exposure to any Benchmark Index), for an extended period of time;

•	you seek an investment with an active secondary market if and when you want to sell the Notes;

•	you seek a guaranteed return of your invested principal;

•	you seek current income from your investment;

•	you are not willing to be exposed to fluctuations in equity prices and interest rates, in general, and the level of the Index, in particular;

•	you prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings; or

•	you are unwilling or unable to assume the credit risk associated with RBS plc, as the issuer of the Notes, and RBSG, as the guarantor.

You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes.

Does an investment in the Notes entitle you to any ownership interests in the issuers of the securities comprising each Benchmark Index, or in U.S. Treasury bills?

No.  An investment in the Notes does not entitle you to any ownership interest or rights in the securities comprising each Benchmark Index, nor does it entitle you to any ownership interest or rights in any U.S. Treasury bills.  You will not have any voting rights with respect to any of the securities comprising each Benchmark Index, will not receive dividend payments or other distributions or have any other interest or rights in any securities comprising each Benchmark Index, nor will you have any rights to receive interest on any U.S. Treasury bills, merely as a result of your ownership of the Notes.

What are the tax consequences of an investment in the Notes?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of United Kingdom tax considerations relating to the Notes, you should review the section in this pricing supplement entitled “Taxation in the United Kingdom.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

How has the Index performed historically?

Because the Index was only created on July 11, 2011, the Index has no actual history.  The Index Sponsor and the Index calculation agent have retrospectively calculated the performance of the Index prior to its inception based on historical and retrospectively calculated data for the level of each Benchmark Index, the historical 100-day simple moving average for each Benchmark Index and the Cash Rate starting from the Base Date of May 25, 2006, and using the Base Value of 100.  The retrospective calculations by the Index Sponsor and the Index calculation agent from the Base Date through July 6, 2011 were performed using the Index methodology as it exists today, as described in this pricing supplement under the section “The Index.”

Retrospectively calculated historical Index data, along with comparisons to each Benchmark Index, the Cash Rate and certain other indices are provided in the section “The Index—Historical and Retrospectively Calculated Index Performance” in this pricing supplement.

The first graph below shows Index closing levels retrospectively calculated from the Base Date of May 25, 2006 through to July 6, 2011, based to the Base Value of 100 on the Base Date.  The second graph below shows the same data, however, for comparison purposes, the graph also shows the actual historical closing levels of the following indices based to 100 on May 25, 2006:

•
BNY Mellon BRIC Select ADR Total Return IndexSM.  The BNY Mellon BRIC Select ADR Total Return IndexSM (Bloomberg symbol: “BKBRICT <Index>”), published by BNY Mellon®, tracks the performance of U.S. exchange-listed Depositary Receipts in American (ADR) form, New York Shares and Global Registered Shares that are listed for trading on The New York Stock Exchange (NYSE), The NYSE Amex or NASDAQ Stock Market (NASDAQ), as the case may be, for Brazilian, Russian, Indian and Chinese issuers, as the case may be, which meet certain criteria.  The universe of potential index constituents includes all liquid U.S. exchange-listed ADRs.   As of June 30, 2011, the constituent countries are represented (in approximate market capitalization) in the index as follows: 54.87% of the index consisted of Brazilian companies, 2.14% of the index consisted of Russian companies, 11.39% of the index consisted of Indian companies and 31.61% of the index consisted of Chinese companies.

•
MSCI Emerging Markets Total Return Index.  The MSCI Emerging Markets Total Return Index (Bloomberg symbol: “M1EF <Index>”), is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets.  As of May 30, 2011, the index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

The table below shows the retrospectively calculated Index closing levels, the actual historical closing levels of the BNY Mellon BRIC Select ADR Total Return IndexSM and the MSCI Emerging Markets Total Return Index and the Cash Rate for the period from June 30, 2006 to June 30, 2010, as well as the retrospectively calculated Index closing level, the actual historical closing levels of the BNY Mellon BRIC Select ADR Total Return IndexSM, the MSCI Emerging Markets Total Return Index and the Cash Rate on July 6, 2011.

The performance of the Index, each Benchmark Index and the Cash Rate in the graphs and the table below do not reflect the investor fee that will be deducted in calculating the daily redemption value of the Notes.

Although the Index Sponsor and the Index calculation agent believe that the retrospective calculation of the Index performance represents accurately and fairly how the Index would have performed from the Base Date through to July 6, 2011, the Index did not, in fact, exist during that period.  Moreover, BNY Mellon® launched the Benchmark Indices on April 12, 2002 (the BNYB Index), July 17, 2008 (the BNYR Index), February 4, 2010 (the BNYI Index) and November 20, 2007 (the BNYC Index).  You should be aware that no actual investment allowing for tracking of the performance of the Index or the Benchmark Indices was possible prior to their respective launch dates.  All information derived from the levels of the Benchmark Indices prior to their respective launch dates is based on retrospective calculations of the Benchmark Indices performed and published by or on behalf of BNY Mellon®. We have not independently verified such data, and we make no representation as to the accuracy or completeness of such retrospectively calculated information.  The historical and retrospectively calculated Index closing levels and performance should not be taken as an indication of future performance, and no assurance can be given as to the Index closing level on any given date.  In addition, the performance of the Index, each Benchmark Index and the Cash Rate do not reflect the investor fee that will be deducted in calculating the daily redemption value of the Notes.

Source: Bloomberg

Source: Bloomberg

Historical and Retrospectively Calculated* Index Closing Levels,
Historical Comparisons and Historical Cash Rates
June 30, 2006 to July 6, 2011

Year	Date	Index	MSCI Emerging Markets Total Return Index	BNY Mellon BRIC Select ADR Total Return IndexSM	Cash Rate
2006	6/30/2006	96.04	256.68	3113.49	4.905%
2007	6/29/2007	134.49	372.16	5140.41	4.685%
2008	6/30/2008	153.54	389.40	6666.45	1.900%
2009	6/30/2009	213.27	280.11	4526.43	0.195%
2010	6/30/2010	252.07	344.96	5428.33	0.160%
2011~	7/06/2011	276.24	446.75	6771.84	0.025%
Source: Bloomberg.
*
The Index was created on July 11, 2011.  The Index closing levels in the table above reflect a retrospectively calculated Index performance from June 30, 2006 to July 6, 2011 that is based on the Index methodology.

~
The retrospectively calculated Index closing level and the actual historical closing levels for the MSCI Emerging Markets Total Return Index, BNY Mellon BRIC Select ADR Total Return IndexSM and the Cash Rate are specified for July 6, 2011, unlike the closing levels and the Cash Rates for the previous years, which are all specified for the last business day of June in the relevant year.

What if I have more questions?

You should read “Valuation of the Notes” and “Specific Terms of the Notes” in this pricing supplement for a detailed description of the terms of the Notes.  The Notes are unsecured and unsubordinated obligations of RBS plc issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBSG.  The

Notes offered by RBS plc will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantees of RBSG will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other current and future unsecured and unsubordinated obligations.  You can find a general description of the basic features of the Notes in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

The Notes are our unsecured and unsubordinated obligations and are fully and unconditionally guaranteed by RBSG.  The Notes are securities as described in the accompanying prospectus dated May 18, 2010 and are riskier than ordinary unsecured debt securities.  The return on the Notes is linked to the performance of the Index, which in turn depends on the performance of each Benchmark Index and the Cash Rate.  Investing in the Notes is not equivalent to investing directly in the securities comprising each Benchmark Index, each Benchmark Index, U.S. Treasury bills or the Index itself.  See “The Index” below for more information.

You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Notes.

Risks Relating to the Notes

You may lose all or a significant portion of your investment in the Notes

The Notes do not have a minimum redemption or repurchase value and you may receive less, and possibly significantly less, at maturity or upon early repurchase or redemption, than the amount you originally invested.  Our cash payment on your Notes at maturity or upon early repurchase or redemption of your Notes will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the accrued investor fee on your Notes.  You may lose all or a significant amount of your investment in the Notes if the level of the Index decreases substantially.

Credit risk of RBS plc and RBSG, and their credit ratings and credit spreads, may adversely affect the value of the Notes

You are dependent on RBS plc’s ability to pay all amounts due on the Notes, and therefore you are subject to the credit risk of RBS plc and to changes in the market’s view of RBS plc’s creditworthiness.  In addition, because the Notes are unconditionally guaranteed by RBS plc’s parent company, RBSG, you are also dependent on the credit risk of RBSG in the event that RBS plc fails to make any payment or delivery required by the terms of the Notes.  Any actual or anticipated decline in RBS plc’s or RBSG’s credit ratings or increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the Notes.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the Notes.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, an improvement in our credit ratings will not necessarily increase the value of the Notes and will not reduce market risk and other investment risks related to the Notes.  Credit ratings (i) do not reflect market risk, which is the risk that the level of the Index may fall resulting in a loss of some or all of your investment, (ii) do not address the price, if any, at which the Notes may be resold prior to maturity (which may be substantially less than the issue price of the Notes), and (iii) are not recommendations to buy, sell or hold the Notes.  Credit ratings are not taken into account in determining the value of the Notes.  See “Risk Factors—The value of the Notes may be influenced by many unpredictable factors.”

Although we are a bank, the Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency

The Notes are our obligations but are not bank deposits.  In the event of our insolvency, the Notes will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other government agency.

Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee

The daily redemption value payable at maturity or upon early repurchase or redemption of your Notes will be reduced by the aggregate investor fee applicable to your Notes.  The aggregate investor fee will be based on the number of days the Index is tracking one or more Benchmark Indices and the Cash Rate.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.  This is true not only when the Index has exposure to one or more of the Benchmark Indices, but also when the Index has exposure only to the Cash Rate.  If the Index is tracking one or more Benchmark Indices, the applicable investor fee is 1.10% per annum.  In other words, even if the Index is tracking only one Benchmark Index and is otherwise exposed to the Cash Rate, the 1.10% per annum investor fee applies.  If the Index is tracking only the Cash Rate, the applicable investor fee is 0.50% per annum.  Accordingly, if the Index has exposure only to the Cash Rate, especially in a low interest rate environment, and the Cash Rate is less than the applicable investor fee for an extended period of time, you may lose some or all of your investment at maturity or upon early repurchase or redemption.

There are restrictions on the minimum number of Notes you may offer to us for repurchase

Unless the minimum repurchase amount has been reduced by RBS plc, we will repurchase your Notes at your election, only if you are offering at least 10,000 Notes for any single repurchase and you have followed the procedures for repurchase detailed herein.  The minimum repurchase amount and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause us to repurchase your Notes.  If you own fewer than 10,000 Notes, you will not be able to cause us to repurchase your Notes.  However, RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the Notes from the time the reduction becomes effective.

If you make an offer to us to repurchase your Notes, your offer will be irrevocable.  If your offer for repurchase is received after 4:00 p.m., New York City time, on a business day, or your confirmation of repurchase is received after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  Also, unless the scheduled repurchase date is postponed because the applicable valuation date is postponed or otherwise due to a market disruption event, the final day on which we will repurchase your Notes will be           , 2041.  As such, you must offer your Notes for repurchase no later than           , 2041.  The repurchase date in respect of any offer you make to us will be the third business day following the applicable valuation date.  See “Specific Terms of the Notes—Repurchase at Your Option” for more information.

You will not know the daily redemption value you will receive at the time an election is made to repurchase or redeem your Notes

You will not know the daily redemption value you will receive at the time you elect to request that we repurchase your Notes or that we elect to redeem your Notes.  This is because you will not know the daily redemption value until after the close of business on the applicable valuation date, and the applicable valuation date will be:

•
in the case of Notes you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your Notes; or

•	in the case of Notes we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

Upon repurchase of your Notes, we will pay you an amount per Note equal to the daily redemption value calculated as of the applicable valuation date.  We will pay you this amount on the applicable repurchase date or redemption date, as applicable, which will be the third business day immediately following the valuation date for such repurchase or the date specified in the redemption notice for such redemption (which will not be less than five business days nor more than ten business days after the date of the redemption notice).

The valuation date and repurchase date may be postponed if the valuation date is not a trading day or if a market disruption event exists.  See “Specific Terms of the Notes—Payment Upon Repurchase or Redemption.” As a result, you will be exposed to market risk in the event that the market fluctuates between (i) either the time you deliver the repurchase offer to us or the date on which we deliver a redemption notice to DTC and (ii) the applicable valuation date.

We may redeem your Notes at our option

We may, in our sole discretion, redeem the Notes, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including,           , 2041.

If we exercise our right to redeem the Notes, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is           , 2041.  If we exercise our right to redeem your Notes, you will receive a cash payment in an amount equal to the daily redemption value calculated as of the applicable valuation date, subject to postponement if the valuation date is not a trading day or a market disruption event exists, as described under “Specific Terms of the Notes—Payment Upon Repurchase or Redemption.”  The amount you may receive upon any such redemption may be less than the amount you would have received on your investment at maturity or if you had elected to have us repurchase your Notes at a time of your choosing.

If we elect to redeem your Notes at a time when the Index closing level is relatively low, the daily redemption value, when calculated, will likely be relatively low as well, and any payment upon redemption may be substantially less than the amount you initially invested, the amount you could have received on your investment at maturity if the Notes had not been redeemed or the amount you could have received if you had disposed of your Notes or offered your Notes for repurchase by us at the time of your choosing.

We have no obligation to take your interests into account when deciding whether to call the Notes.

If the Notes are redeemed, you will be exposed to reinvestment risk

If the Notes are redeemed by us, the holding period could be significantly less than the full term of the Notes.  There is no guarantee that you would be able to reinvest the proceeds in another investment with similar characteristics.

The value of the Notes may be influenced by many unpredictable factors

The value of your Notes may fluctuate between the date you purchase them and the valuation date when the calculation agent determines the amount to be paid to you upon repurchase or redemption of your Notes, or on the final valuation when the calculation agent determines the amount to be paid at maturity, as applicable.  We expect that generally the level of the Index will affect the value of the Notes more than any other factor.  Other factors that may influence the value of the Notes include:

•	the performance of each Benchmark Index, which in turn depends on the performance of each of the securities comprising such Benchmark Index, all of which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in each Benchmark Index and the securities comprising such Benchmark Index;

•
the dividend rates (and the applicable withholding tax rate) on the securities comprising each Benchmark Index, which may have an influence on the market price of such stock, and will affect the performance of such Benchmark Index, and therefore on the level of the Index;

•	the time remaining to the maturity of the Notes;

•	supply and demand for the Notes, including inventory positions with any market maker, which may be affected by the amount of Notes we decide to issue (we are under no obligation to issue any Notes);

•	economic, financial, political, regulatory or judicial events that affect the level of the Index and/or the return on the Benchmark Indices and the Cash Rate;

•	the Cash Rate and the prevailing rate of interest generally; and

•	the actual or perceived creditworthiness of RBS plc as issuer of the Notes and RBSG as the guarantor of RBS plc’s obligations under the Notes.

These factors interrelate in complex ways, and the effect of one factor on the value of your Notes may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your Notes prior to maturity.  Because we will not purchase Notes other than pursuant to the early repurchase and redemption rights set forth herein, there will be little or no secondary market for the Notes.  Accordingly, if you were able to sell your Notes prior to maturity, other than pursuant to the early repurchase and redemption rights set forth herein, the price at which you are able to sell your Notes may be at a discount, which could be substantial, from the then applicable value of the Notes, the stated face amount or the price that you paid for them.

Some or all of these factors will influence the return, if any, that you receive upon maturity of the Notes.  We cannot predict the future performance of the Notes, the Index, the securities comprising each Benchmark Index or the yield on a hypothetical notional investment in 3-month U.S. Treasury bills based on the retrospectively calculated performance of the Index, such securities or 3-month U.S. Treasury bills.  Neither we nor RBSG nor any of our affiliates can guarantee that the level of the Index will increase so that you will receive at maturity an amount in excess of the stated face amount of the Notes.

As an investor in the Notes you assume the risk that as a result of the performance of the Notes you may not receive any return on your initial investment in the Notes or that you may lose some or all of your investment in the Notes.

In the event that we or RBSG, as guarantor, exercise our option to redeem the Notes, as described below under “Specific Terms of the Notes—Optional Tax Redemption,” the amount of cash you will be entitled to receive upon redemption of the Notes is uncertain

We will have the option to redeem your Notes if the U.K. tax treatment of the Notes changes in certain ways, as described below under “Specific Terms of the Notes—Optional Tax Redemption,” including but not limited to the imposition of a withholding tax that requires us to pay Additional Amounts in respect of that tax.  The amount we pay you for your Notes in such redemption will be their fair value, as calculated by the calculation agent.  The fair value of the Notes may be less than the amount you would have received on your investment at maturity or if you had elected to have us repurchase your Notes at a time of your choosing.

The Notes may not be a suitable investment for you

The Notes may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the level of the Index; you seek a guaranteed return of principal; you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the impact of the accrued investor fee during the term of the Notes; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; you seek an investment with an active secondary market; or you seek current income from your investment.

Your return will not reflect the return of owning instruments the returns of which track each Benchmark Index, the securities comprising such Benchmark Index or the Cash Rate

Your Notes are linked to the Index, which in turn tracks the return on each Benchmark Index (if such Benchmark Index is in a positive trend relative to its historical 100-day simple moving average) or the Cash Rate (if such Benchmark Index is in a negative trend relative to its historical 100-day simple moving average).  In addition, the investor fee is embedded in the daily redemption value of your Notes as described above under “—Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee.”

As a result, the performance of your Notes will not be the same as the performance of any Benchmark Index or the Cash Rate, or the return on a similar investment or other instruments tracking such Benchmark Index, securities comprising such Benchmark Index or the Cash Rate.  Even if the level of each Benchmark Index or the Cash Rate increases from the level on the pricing date for the Notes, the value of the Notes may not increase. It is also possible for the level of each Benchmark Index or the Cash Rate to increase while the market price of the Notes declines.  Your payment at maturity may be less than you would have received if you had invested directly in the BNYB Index, the BNYR Index, the BNYI Index and the BNYC Index or 3-month U.S. Treasury bills.  The trading value of the Notes and final return on the Notes may also differ from the performance of the Index for the reasons described under “—Credit risk of RBS plc and RBSG, and their credit ratings and credit spreads may adversely affect the value of the Notes” and “—The value of the Notes may be influenced by many unpredictable factors.”

We are not responsible for information regarding each Benchmark Index and the issuers of the securities comprising each Benchmark Index

Neither we nor RBSG nor any of our affiliates assume any responsibility for the accuracy or adequacy of the information contained in this pricing supplement about each Benchmark Index or any issuers of the securities comprising such Benchmark Index, or in any of their respective publicly available filings.  As an investor in the Notes, you should make your own investigation into each Benchmark Index and any issuers of the securities comprising such Benchmark Index.  Unless otherwise disclosed in this pricing supplement, neither we nor RBSG nor any of our affiliates have any affiliation with any sponsor of each Benchmark Index or any issuers of the securities comprising such Benchmark Index and are not responsible for their respective public disclosure of information, whether contained in SEC filings or otherwise.

There is currently no secondary market for the Notes and the Notes will not be listed on a securities exchange

There is currently no secondary market for the Notes and the Notes will not be listed on a securities exchange.  Other than pursuant to the early repurchase and redemption rights set forth herein, we will not purchase Notes in the secondary market. Even though we intend to apply to list the Notes on NYSE Arca, there is no guarantee whether or when such application will be approved.   On the initial settlement date, we expect to issue $           in face amount of the Notes (equivalent to            Notes) to be sold through RBSSI.  We may issue additional Notes from time to time.  We are not required to obtain or maintain any listing of the Notes on NYSE Arca or any other exchange or quotation system.

There is currently no secondary trading market for the Notes.  Even if there is a secondary market for the Notes, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

As stated on the cover of this pricing supplement, we issued only a small portion of the Notes ($          in face amount of the Notes (equivalent to            Notes)) on the initial settlement date.  These Notes and additional Notes may be offered and sold from time to time by or through RBSSI, an affiliate of ours, acting as principal or as our agent, to one or more dealers purchasing as principals for resale to investors.  We cannot assure you that any minimum number of Notes will be sold or be outstanding at any given point.  Also, the number of Notes outstanding or held by persons other than our affiliates could be reduced at any time due to repurchases of the Notes.  While you may elect to offer your Notes for repurchase by us prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable minimum repurchase amount to us at one time for repurchase on any repurchase date.  We will not purchase Notes in the secondary market.

Hedging and trading activities by us or our affiliates could affect prices of Notes

We and our affiliates may carry out activities that minimize our risks related to the Notes.  In particular, on or prior to the date of this pricing supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the Notes by taking positions in the securities (or options or futures contracts on the securities) that compose each Benchmark Index, exchange-traded funds that track such Benchmark Index, options or futures on such Benchmark Index or the Cash Rate or in other instruments that we deemed appropriate in connection with such hedging.  Our trading activities, however, could potentially alter the value of such Benchmark Index and/or the securities comprising such Benchmark Index or the Cash Rate and, therefore, the value of the Notes.

We or our affiliates are likely to modify our hedge position throughout the term of the Notes by purchasing and selling securities (or options or futures contracts on the securities) that compose each Benchmark Index, exchange-traded funds that track such Benchmark Index, options or futures on such Benchmark Index or the Cash Rate or other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the value of each Benchmark Index, the securities comprising such Benchmark Index or the Cash Rate.  It is also possible that we or one of more of our affiliates could receive substantial returns from these hedging activities while the value of the Notes declines.

We or one or more of our affiliates may also engage in trading securities (or options or futures contracts on the securities) that compose each Benchmark Index, exchange-traded funds that track such Benchmark Index, options or futures on such Benchmark Index or the Cash Rate on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the value of each Benchmark Index, the securities comprising such Benchmark Index or the Cash Rate and, therefore, the value of the Notes.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the price or value of each Benchmark Index, the securities comprising such Benchmark Index or the Cash Rate.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the Notes.

Potential conflicts of interest between holders of the Notes and the calculation agent

Our affiliate, RBSSI, will serve as the calculation agent for the Notes.  RBSSI will, among other things, decide the amount of the return paid out to you on the Notes at maturity or upon repurchase.  For a fuller description of the calculation agent’s role, see “Specific Terms of the Notes—Role of Calculation Agent.”  For example, the calculation agent may have to determine whether a market disruption event has occurred or is continuing on a trading day when the calculation agent will determine the daily redemption value.  This determination may, in turn, depend on the calculation agent’s judgment about whether the event has materially interfered with our ability to unwind our hedge positions.  In addition, the calculation agent may have to make additional calculations if the Index or any Benchmark Index is liquidated, discontinued, suspended, modified, delisted or otherwise terminated.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Our affiliates through which we hedge our obligations under the Notes expect to make a profit.  Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

In addition, the methodology and rules for the Index were developed by us, in our capacity as the Index Sponsor, which may also result in potential conflicts of interest.  See “—Potential conflicts of interest between holders of the Notes and us, in our capacity as the Index Sponsor.”

If a market disruption event has occurred or exists on a valuation date (including the final valuation date), the calculation agent will postpone the valuation date (and the applicable maturity date or repurchase date) and will determine the daily redemption value applicable to such valuation date according to the methodology described below

The determination of the daily redemption value of the Notes on a valuation date, including the final valuation date, may be postponed if such valuation date is not a trading day or the calculation agent determines that a market disruption event has occurred or exists on such valuation date.  In no event, however, will a valuation date be postponed by more than five business days.

If a valuation date is postponed for five business days, the daily redemption value for such valuation date will be determined (or if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fifth business day after the originally scheduled valuation date.  The daily redemption value as determined by the calculation agent may differ from the result that would be produced by simple application of the formula for the daily redemption value set forth under “Specific Terms of the Notes—Daily Redemption Value” to any published level of the Index or, if applicable, by a simple application of the formula for each Benchmark Index set forth under “The Index—Index Level Calculation” in this pricing supplement.

If the valuation date is postponed, the repurchase date (or in the case of the final valuation date, the maturity date) will also be postponed to the third business day immediately following the valuation date (or final valuation date, as the case may be), as postponed.  Any such postponement or determinations by the calculation agent may adversely affect your return on the Notes.  In addition, no interest or other payment will be payable as a result of such postponement.  See “Specific Terms of the Notes—Payment Upon Repurchase or Redemption” and Specific Terms of the Notes—Payment at Maturity.”

You will have no rights in the Index, any Benchmark Index, any securities comprising such Benchmark Indices or U.S. Treasury bills, and you have no rights against the Index Sponsor, Index calculation agent or the issuers of the securities comprising such Benchmark Indices

The Notes are designed for investors who seek exposure to the Index.  The Index tracks the Benchmark Indices that track the Brazil, Russia, India and China emerging equity markets, respectively, except when the performance of any one of the Benchmark Indices is in a negative trend relative to that Benchmark Index’s historical 100-day simple moving average.  For each Benchmark Index that is in a negative trend, the Index instead tracks the Cash Rate for the portion of the Index allocated to that negative-trending Benchmark Index.

As an owner of the Notes, you will not have the rights that investors in the Index, any Benchmark Index, the securities comprising such Benchmark Indices or U.S. Treasury bills have.  You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index, each Benchmark Index, the securities comprising such Benchmark Index or U.S. Treasury bills, and you will not be entitled to receive dividend payments or other distributions, if any, made on any of the Index, each Benchmark Index, the securities comprising such Benchmark Index or U.S. Treasury bills.  Although dividend income amounts reinvested in the Benchmark Indices will be reduced by notional withholding taxes (as described below in “The Index—The Benchmark Indices—Summary), you also will not be entitled to any refund or credit procedure regarding withholding taxes that might be available to an investor in any of the securities comprising any Benchmark Index.  Your Notes will be paid in cash, and you will have no right to receive delivery of any stock of any component of each Benchmark Index or any U.S. Treasury bills.

The sponsor of each Benchmark Index and the issuers of the securities comprising such Benchmark Index are not in any way involved in this offering and have no obligations relating to the Notes or to the holders of the Notes.  You will have no rights against the Index Sponsor or the Index calculation agent, even though the amount you receive at maturity or upon repurchase of your Notes by us will depend on the levels of the Index throughout the term of the Notes.

The Notes do not pay interest

We will not pay interest on the Notes.  You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including our debt securities, since the payment at maturity is based on the appreciation or depreciation of the Index, as reduced by the aggregate investor fee applicable to your Notes.  Because the payment due at maturity may be less than the amount originally invested in the Notes, the return on the Notes (the effective yield to maturity) may be negative.  Even if it is positive, the return payable on the Notes may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the Notes.  Any such reports, opinions or recommendations could affect the value of the Index and therefore the value of the Notes

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the Notes or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes.  RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the Notes.  Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the Notes and the Index to which the Notes are linked.

The U.S. federal income tax consequences of an investment in the Notes are unclear

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the

Notes as prepaid financial contracts that is described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment for the Notes, the tax consequences of ownership and disposition of the Notes might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Notes. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. Prospective non-U.S. investors should also note that legislation enacted in 2010 (as described in “U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders” in this pricing supplement) could result in the imposition of withholding tax on an investment in the Notes.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Index

The Index has no actual history and may perform in unexpected ways

The Index was established on July 11, 2011 and, therefore, has no actual history and may perform in unexpected ways.  However, the Index Sponsor and the Index calculation agent have retrospectively calculated Index closing levels to illustrate how the Index would have performed had it existed in the past using the methodology of the Index as it exists today.  The retrospectively calculated Index closing levels were calculated based on historical and retrospectively calculated data for the level of each Benchmark Index and the Cash Rate.  The historical and retrospectively calculated Index closing levels should not be taken as an indication of future performance, and no assurance can be given as to the Index closing level on any given date.

The Index is expected to perform poorly in volatile markets, especially over short-term periods

An investment in the Notes carries the risks associated with the Index’s systematic trend-following strategy.  This strategy generally seeks to capitalize on positive trends in each Benchmark Index determined based on the closing level of such Benchmark Index relative to the simple moving average of such Benchmark Index’s closing levels over the immediately preceding 100 days.  This systematic trend-following strategy is different from a strategy that seeks long-term long-only exposure to an asset.  In particular, the Index is expected to perform poorly in non-trending markets characterized by short-term volatility when any one or more Benchmark Indices either remains flat or is subject to short-term fluctuations.  For example, the Index may fail to realize gains that could occur as a result of tracking any one or more Benchmark Indices when its level increases, but after which experiences a sudden decline.  In addition, the benefits and risks of this systematic trend-following strategy is also dependent on the securities comprising each Benchmark Index and the economic strength of each emerging market country that such Benchmark Index represents (i.e., Brazil, Russia, India and/or China).  We cannot assure you that the systematic trend-following strategy used to construct the Index will be successful or that it will outperform any alternative strategy that might be constructed from each Benchmark Index and the Cash Rate.

The Index may underperform any or all of the Benchmark Indices

The Index tracks the Benchmark Indices that track the Brazil, Russia, India and China emerging equity markets, respectively, except when the performance of any one of the Benchmark Indices is in a negative trend relative to that Benchmark Index’s historical 100-day simple moving average.  For each Benchmark Index that is in a negative trend, the Index instead tracks the Cash Rate for the portion of the Index allocated to that negative-trending Benchmark Index.  Thus, the Index aims to mitigate, to some extent, the volatility of each Benchmark Index by tracking the Cash Rate (instead of such Benchmark Index) if such Benchmark Index is below its historical 100-day simple moving average.

However, the trend for each Benchmark Index will not switch from positive to negative (or conversely, from negative to positive) unless and until the closing level of such Benchmark Index is below its historical 100-day simple moving average for five consecutive Index business days (or conversely, at or above its historical 100-day simple moving average for five consecutive Index business days).  Further, once a Benchmark Index trend switches from positive to negative (or conversely, from negative to positive), the Index will not start tracking the

Cash Rate (or conversely, such Benchmark Index) until the second Index business day immediately following the Index business day on which such Benchmark Index trend switches.  For an illustration, please see the graph under “The Index—Index Level Calculation—Index Return Source.”  This means that at least six consecutive Index business days will elapse after the Index business day on which such Benchmark Index first drops below its historical 100-day simple moving average (or conversely, first moves to or above such average) before the Index will switch from tracking such Benchmark Index to the Cash Rate (or conversely, from the Cash Rate to such Benchmark Index).  As a result, the Index may be adversely affected by a downward trend and/or volatility in one or more Benchmark Indices for up to six consecutive Index business days (or conversely, if the Index is in an overall negative trend, it may not benefit from an upward trend and/or volatility in such one or more Benchmark Indices for up to six consecutive Index business days).  Movements in each Benchmark Index over a period of six consecutive Index business days could be significant, and may have a material and adverse impact on the performance of the Index.

The performance of the Index and the Index closing level on any Index business day are dependent on the performance of the level of each Benchmark Index or the Cash Rate for such Benchmark Index during the term of the Notes.  On any Index business day, the return on the Index may be greater than, less than or significantly less than the return on any individual Benchmark Index.  As a result, the Index could underperform any or all of the Benchmark Indices.

We or our affiliates have and may continue to engage in business with or involving one or more of the issuers of the securities comprising each Benchmark Index without regard to your interests

The Notes are designed for investors who seek exposure to the Index.  The Index tracks the Benchmark Indices that track the Brazil, Russia, India and China emerging equity markets, respectively, except when the performance of any one of the Benchmark Indices is in a negative trend relative to that Benchmark Index’s historical 100-day simple moving average.  For each Benchmark Index that is in a negative trend, the Index instead tracks the Cash Rate for the portion of the Index allocated to that negative-trending Benchmark Index.  We or our affiliates may currently or from time to time engage in business with one or more of the issuers of the securities comprising each Benchmark Index without regard to your interests, including extending loans to, making equity investments in or providing investment advisory services to one or more of such issuers or their affiliates or subsidiaries.

In the ordinary course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the securities comprising each Benchmark Index.  None of us, RBSG or any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the securities comprising such Benchmark Index.  These research reports may or may not recommend that investors buy or hold the securities comprising such Benchmark Index.

Adjustments to the Index or each Benchmark Index could adversely affect the Notes

Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, the Index calculation agent, is responsible for calculating and maintaining the Index.  In certain circumstances, the Index calculation agent and the Index Sponsor may make certain methodological and other changes to the Index as described further under “The Index—Index Adjustment Events”, “The Index—Index Disruption Fallbacks” and “The Index—Change in Methodology.”  The Index Sponsor may also discontinue or suspend calculation or dissemination of the Index in the circumstances described under “The Index—Index Disruption Events” and “The Index—Termination of the Index” in this pricing supplement.

Similarly, Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, the calculation agent of each Benchmark Index, is responsible for calculating and maintaining such Benchmark Index.  The Bank of New York Mellon Corporation, the sponsor of the Benchmark Indices, can add, delete or substitute the securities comprising such Benchmark Index.  You should realize that the changing of stocks included in such Benchmark Index may affect such Benchmark Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces.  The sponsor of such Benchmark Index may make other methodological changes that could change the level of such Benchmark Index.  Additionally, the sponsor may alter, discontinue or suspend calculation or dissemination of such Benchmark Index.

Also, there can be no assurance that the bid and auction process by which the yield on 3-month U.S. Treasury bills, and consequently the Cash Rate, is determined will not change.  Changes in these processes or the method by which the yield on 3-month U.S. Treasury bills is determined could reduce the Cash Rate.

If one or more of these events occurs, the calculation of the amount payable at maturity or upon repurchase could be adjusted to reflect such event or events as described under “Specific Terms of the Notes—Discontinuation or Modification of the Index” of this pricing supplement.  Any of these actions could adversely affect the amount payable at maturity or repurchase and/or the value of the Notes.  The Index Sponsor and the sponsor of each Benchmark Index have no obligation to consider your interests in calculating or revising the Index or each Benchmark Index, respectively.

The Index comprises notional assets

The exposures to each Benchmark Index (and to the securities comprising such Benchmark Index) and to U.S. Treasury bills are purely notional and will exist solely in the records maintained by or on behalf of the Index calculation agent.  There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  Consequently, you will not have any claim against any Benchmark Index, the securities comprising each Benchmark Index or any U.S. Treasury bills.

Potential conflicts of interest between holders of the Notes and us, in our capacity as the Index Sponsor

The methodology and rules for the Index were developed by us, in our capacity as the Index Sponsor.  As the Index Sponsor, we are responsible for the Index Methodology (as defined under “The Index—Index Methodology” below) that the Index calculation agent will use in order to calculate the level of the Index.  We have the ability to take certain actions with respect to the Index Methodology, including actions that could affect the level of the Index or the value of your Notes.  Because determinations made by us, as the Index Sponsor, may affect the value of the Notes, potential conflicts of interest may exist between our role as the issuer of the Notes and our role as the Index Sponsor, and you.  As the Index Sponsor, we are the final authority on the Index and the interpretation of the Index Methodology.  We have no obligation to consider your interests as a holder of the Notes in taking any actions that may affect the level of the Index and therefore the value of your Notes.

There are risks associated with an investment in the Index and the Benchmark Indices, which are linked solely to the value of Depositary Receipts representing emerging market equity securities

The equity securities comprising the Benchmark Indices have been issued by non−U.S. companies located primarily in Brazil, Russia, India and China, which are emerging markets countries. Countries with emerging markets may have relatively unstable governments, may have less developed infrastructures, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Securities markets in such countries may be small, and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  It may also be more costly and difficult to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the securities comprising the Benchmark Indices.

There are risks related to Depositary Receipts

While market prices of the Depositary Receipts generally reflect the U.S. dollar or European Union euro equivalent of the prices of their underlying stocks (or fraction thereof) as traded in their respective currencies (in other words, the price of the Depositary Receipt and its underlying stock should be the same, after taking into account the applicable currency exchange rate and the Depositary Receipt conversion ratio), these prices often diverge under various circumstances, resulting in the Depositary Receipt trading either at a premium or at a discount to its underlying stock.  Factors that may result in a price discrepancy between a Depositary Receipt and its underlying stock include, but are not limited to, the following: (i) demand for the underlying stock in the United States exceeding the supply of available Depositary Receipts available for purchase in the United States, whether as a result of regulation impacting the deposit of additional shares of underlying stock for conversion into Depositary Receipts, government restrictions on foreign ownership limits on the underlying stock, investment restrictions, capital control regulations, a delisting of the Depositary Receipts, tax laws, or other factors, (ii) lack of fungibility between the Depositary Receipt and the underlying stock (in other words, shares of underlying stock may not be able to be seamlessly deposited for conversion into Depositary Receipts and vice versa), whether as a result of regulation, government controls, transaction costs, differences in trading hours between the currencies and securities exchanges in the local jurisdiction and the U.S. or London exchanges, or other factors), and (iii) the impact of political, economic, financial and social factors in the relevant countries, including changes in government, economic and fiscal policies in the relevant countries, which may impact the value of securities and markets generally.  Any of the above factors may have an adverse impact on the market price of the Depositary Receipts and hence the level of the Benchmark Indices, and therefore, the value of the Notes.

One or more Benchmark Indices may be comprised of securities that are concentrated in a single or a few sectors or industries

From time to time, one or more Benchmark Indices may be concentrated in a single or a few sectors or industries.  For example, as of July 6, 2011, a substantial number of the companies whose securities comprise the Benchmark Indices are concentrated in the energy, financials, materials, information technology, telecommunication services and industrials sectors or industries.  If any one or more Benchmark Indices are comprised of securities with a concentration in a single or a few sectors or industries, such Benchmark Indices may be subject to increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting those sectors or industries.  You will not benefit from the diversification which could result from an investment linked to securities of issuers that operate in more than a single or a few sectors or industries.

•	Energy

The energy securities comprising any Benchmark Index are affected by supply and demand both for their specific product or service (such as, crude oil and natural gas, and provide, among other things, drilling services and other services related to energy resources production and distribution) and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, the securities of companies in the energy sector are subject to swift price fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the value of the energy securities comprising any Benchmark Index and, therefore, the level of such Benchmark Index and the value of the Notes.

•	Financials

Companies whose primary lines of business are directly associated with the financial services sector have profitability that is largely dependent on the availability and cost of capital funds, and which can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. As a result, the value of the Notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than would a different investment linked to securities of a more broadly diversified group of issuers.

•	Industrials

The industrials sector is comprised of companies engaged in aerospace and defense, building products, construction and engineering, electrical equipment, machinery, commercial services and supplies, air freight and logistics, air travel, road and rail, and transportation infrastructure. The future profitability of companies in this sector is subject to fluctuations in the costs and availability of components, compounds, raw materials and energy, including oil and gas and their derivatives, due to shortages, increased demand, supply interruptions, natural disasters and other factors. In addition, competitive pressures and the cyclical nature of the materials sector may have a significant effect on the financial condition of these companies. Companies in the industrials sector often rely on an extensive technological infrastructure – any major disruption to this infrastructure, such as malicious or unintentional disruptions (i.e. terrorist attacks) could have a negative impact on operations. In addition, the financial results of companies in this sector are largely dependent on the timing and market acceptance of new product offerings, including the ability to renew pipelines of new products and bring those products to market. These new offerings often require significant capital expenditures and there is no guarantee of commercial success. Furthermore, the profitability of companies in this sector is tied to changes in interest rates, exchange rates, consumer demand and prevailing conditions in the global economy. These factors may individually or collaboratively have an adverse impact on the securities linked to the industrials sector comprising any Benchmark Index and, therefore, the value of your Notes.

•	Information Technology and Telecommunication Services

Market or economic factors impacting information technology and telecommunication services companies and companies that rely heavily on technology advances could have a major effect on the price of the information technology and telecommunication services securities comprising any Benchmark Index. The value of stocks of information technology and telecommunication services companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Information technology and telecommunication services companies and companies that rely heavily on technology, especially those of smaller, less−seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the information technology and telecommunication services sectors may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. The difficulties described above could cause an upturn or a downturn in the information technology or telecommunication services sector generally or regionally and could cause the price of the information technology and telecommunication services securities comprising any Benchmark Index to decline or remain flat during the term of the Notes, which may adversely affect the value of your Notes.

•	Materials

The materials sector contains companies involved in such industries as chemicals, construction materials, containers and packaging, metals and mining, and paper and forest products.  Companies whose primary lines of business are directly associated with the materials sector can be significantly affected by international political and economic developments, energy conservation, safety concerns, product liability, environmental risks, the success of exploration projects, the prices of raw materials and tax and other government regulations. Companies involved in the materials sector are subject to extensive governmental regulation and the refusal by regulatory authorities to grant permits or approvals for proposed ventures can harm the sales and profitability of companies in this sector. In addition, companies in the materials sector are often dependent on intellectual property protections and the costs of acquiring and enforcing these rights in the United States and elsewhere can adversely affect profitability. These companies are also subject to risks of changes in exchange rates, terrorist attacks, depletion of resources and reduced demand as a result of increases in energy efficiency, substitution and energy conservation. Furthermore, such companies are sensitive to reduced consumer demand as a result of recession, instability in credit markets and declining consumer and business confidence in the strength of the economy. These factors could cause a downturn in the materials sector and could cause the value of the materials securities comprising any Benchmark Index to decline during the term of the Notes.

One or more Benchmark Indices may be comprised of securities that are heavily weighted among a small number of companies

Because the securities comprising the Benchmark Indices are determined based, among other things, on their market capitalization, from time to time, one or more of the Benchmark Indices may be comprised of securities that are heavily weighted among a small number of companies.  For example, as of July 6, 2011, the BNYB Index consisted of Petroleo Brasiliero S.A. (26.57% of the weight of the index) and Vale S.A. (22.95%) and the BNYR Index consisted of OAO Gazprom (18.77% of the weight of the index).  Consequently, the performances of these companies will have a greater impact on the level of the Benchmark Indices, and therefore, the value of the Notes.  You should be willing and able to bear such concentration risks to invest in the Notes.

The performance of the Benchmark Indices may correlate with each other, which may be detrimental to you

If the securities comprising the Benchmark Indices are from the same sector or industry, the prices of such securities may move up or down in a similar pattern due to macroeconomic factors affecting that sector or industry.  This phenomenon is referred to as “correlation.”  Correlation among the four Benchmark Indices may be detrimental to you, particularly in a down market, since the levels of all four Benchmark Indices may decline at the same time.

Changes in the levels of the Benchmark Indices may offset each other

Movements in the levels of the Benchmark Indices may not correlate with each other.  At a time when the levels of one or more of the Benchmark Indices increases, the levels of the other Benchmark Indices may not increase as much or may even decline.  Therefore, in calculating the level of the Index on any Index business day, increases in the value of one or more of the Benchmark Indices to which the Index is tracking may be moderated, or more than offset, by lesser increases or declines in the value of the other Benchmark Indices to which the Index is tracking, particularly if the Benchmark Indices that appreciate are of relatively low weight in the Index, which may consequently affect the value of the Notes.

The Index may not provide you with a diversification of investment in the emerging equity markets

You may not be able to rely on the Index as a means of diversification in the emerging equity markets for various reasons, including the following:

•
Between quarterly rebalancing dates, any one or more Benchmark Indices may be more heavily weighted than other Benchmark Indices.  As a result, the Index may provide greater exposure to emerging equity markets as represented by the more heavily weighted Benchmark Indices, and may provide little or no exposure to the other Benchmark Indices.  Further, such Benchmark Indices may be comprised of securities that are concentrated in a single or a few sectors or industries, in which case, you will have greater exposure to the single or a few sectors or industries, and may have little or no exposure to other sectors or industries.

•
Even if the Index is tracking all four of the Benchmark Indices, you may not rely on an investment in the Notes as a means of diversification, since the majority of the securities comprising the Benchmark Indices are concentrated in a few sectors or industries.  As of July 6, 2011, a substantial number of the companies whose securities comprise the Benchmark Indices are concentrated in the energy, financials, materials, information technology, telecommunication services and industrials sectors or industries.

•
Further, it is possible that the Index may track only the Cash Rate, with no exposure to any Benchmark Index.  In such event, you will have no exposure to the emerging equity markets tracked by the Benchmark Indices.

A lack of diversification may adversely affect the level of the Index, and therefore, the value of your Notes.

Due to differences in hours of trading, there may be price movements in the underlying equity securities that are not reflected in the price of the Depositary Receipts or the level of the Benchmark Indices, any of which may adversely affect the value of the Notes

The Depositary Receipts comprising the Benchmark Indices are generally quoted and traded in U.S. dollars or European Union euros on exchanges in the United States or in London.  Each Depositary Receipt generally represents an ownership interest in shares (or a fraction of a share) of an underlying stock that is quoted and traded in its local jurisdiction (specifically, Brazil, Russia, India and China) in a foreign currency (specifically, the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi, as the case may be).  The hours of trading for the Depositary Receipts will not conform to the hours during which the underlying equity securities comprising the Benchmark Indices are traded.  To the extent that U.S. markets or London markets are closed while markets for underlying equity securities remain open, significant price movements may take place in the emerging equity markets that will not be reflected immediately in the price of the Depositary Receipts comprising the Benchmark Indices.  These price movements may have an adverse impact on the level of the Benchmark Indices, and therefore the value of the Notes.

Fluctuations in currency exchange rates may adversely affect the level of the Benchmark Indices and the value of the Notes

The equity securities comprising the Benchmark Indices are Depositary Receipts, which are quoted and traded in U.S. dollars or European Union euros on exchanges in the United States or in London, either in American (ADR) or global (GDR) form.  Each Depositary Receipt generally represents an ownership interest in shares (or a fraction of a share) of an underlying stock that is quoted and traded in its local jurisdiction (specifically, Brazil, Russia, India and China) in a foreign currency (specifically, the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi, as the case may be).  Supply, demand and market conditions aside, the market prices of the Depositary Receipts tend to reflect the U.S. dollar or European Union euro equivalent of the prices of their underlying stocks as traded in their respective currencies.  Consequently, you will be exposed to currency exchange rate risk with respect to the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi, each relative to the U.S. dollar or European euro, as the case may be.  Your exposure to such currency exchange rate risk will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar or European euro, as the case may be, and the weight of each Benchmark Index at that time.  You will also be exposed to the volatility in the currency exchange rate fluctuation between the U.S. dollar or European euro, as the case may be, and each of the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi.  Factors that may impact currency exchange rate movements include existing and expected inflation rates, existing and expected interest rate levels, the extent of governmental surpluses or deficits in the relevant country, and government intervention in the currency markets, including whether a particular currency exchange trade is fixed or allowed to float.  In recent years, exchange rates between the U.S. dollar or European euro, as the case may be, and some other currencies have been highly volatile, and this volatility may continue in the future.  These risks generally depend on economic and political events over which we have no control.  Assuming all other relevant factors remain constant, any strengthening of the U.S. dollar or European euro, as the case may be, against such currencies will have an adverse impact on the market price of the Depositary Receipts and hence the level of the Benchmark Indices, and therefore, the value of the Notes.

Governmental actions or regulatory controls or taxes relating to currency exchange rates may affect your investment

Currency exchange rates can either float or be fixed by sovereign governments.  Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar or the European Union euro, as the case may be, and to each other.  However, from time to time governments may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.  These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.  As a consequence, these government actions could adversely affect the level of a Benchmark Index, each of which is composed of Depositary Receipts that are quoted and traded in U.S. dollars or in European Union euros, representing underlying stocks that are quoted and traded in a foreign currency.

In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments the currencies of which are major world currencies, have recently made, and may be expected to continue to make, significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the level of the Benchmark Indices, and therefore the value of the Notes.

We will not make any adjustment or change in the terms of the Notes in the event that floating exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or European Union euros, as the case may be, or any relevant foreign currency.  You will bear those risks.

Even though the underlying currencies in which the underlying components of the securities comprising the Benchmark Indices are traded around-the-clock, the Notes will not be so traded

The interbank market in foreign currencies is a global, around-the-clock market.  Therefore, the hours of trading for the Notes will not conform to the hours during which the currencies in which the underlying components of the securities comprising the Benchmark Indices are traded.  To the extent that U.S. markets are closed while markets for other currencies remain open, significant price and rate movements may take place in the foreign exchange markets that will not be reflected immediately in the price of the Notes.  The possibility of these movements should be taken into account in relating the value of the Notes to those in the U.S. foreign exchange markets.

Suspension or disruptions of market trading in the currencies in which the underlying components of the securities comprising the Benchmark Indices trade may adversely affect the value of the Notes

The currencies markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the currencies in which the underlying components of the securities comprising the Benchmark Indices trade, and the value of the securities comprising the Benchmark Indices, denominated in U.S. dollars, and, therefore, the value of the Notes.

The Index may not track any particular Benchmark Index or the Cash Rate at or for any period of time

The level of the Index will be based on the performance of the Benchmark Indices relative to their respective historical 100-day simple moving average.  Since the Index is designed to observe the trend and performance of each Benchmark Index individually, the Index may at any point in time or during the term of the Notes, have exposure to, and reference, only one, two, three or all of the Benchmark Indices (if one, two, three or all of the Benchmark Indices are in a positive trend), or conversely, the Index may at any point in time or during the term of the Notes, have exposure to, and reference, only the Cash Rate (if all of the Benchmark Indices are in a negative trend), or a combination of exposures depending on if any Benchmark Index or the Cash Rate is in a positive or negative trend at such point in time or during the term of the Notes.  The Index may not track any particular Benchmark Index or the Cash Rate at or for any period of time.

The Index may have exposure only to the Cash Rate (and no exposure to any Benchmark Index) for an extended period of time

The Index will be subject to the performance of emerging equity markets, specifically, the equity markets of Brazil, Russia, India and China, respectively.  The value of the Index will reflect the performance of markets that may be in a global recession or a prolonged negative trend.  In this case, the Index may have exposure only to the Cash Rate for an extended period of time (and no exposure to any Benchmark Index, if each Benchmark Index is in a negative trend relative to its historical 100-day simple moving average).  Your return may be adversely affected by a prolonged exposure to only the Cash Rate.

The Benchmark Indices are not expected to be equally weighted between quarterly rebalancing dates, which may adversely affect the Index and the value of the Notes

On the Index inception date, and each quarterly rebalancing date thereafter, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) within the Index is 25%.  In other words, on the Index inception date and each quarterly rebalancing date, the Index is equally weighted among four components comprising (i) each Benchmark Index that is in a positive trend, if any, and (ii) the Cash Rate with respect to each Benchmark Index that is in a negative trend, if any.  For example, if, on a quarterly rebalancing date, the Index is tracking two Benchmark Indices that are in a positive trend, and is tracking the Cash Rate for two Benchmark Indices that are in a negative trend, then 50% of the Index’s weighting would be tracking the applicable Benchmark Indices and 50% of the Index’s weighting would be tracking the Cash Rate.  However, for each Index business day between quarterly rebalancing dates, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) will fluctuate based on the percentage increase or decrease in the closing level of such Benchmark Index  (or the return on the Cash Rate, as the case may be) from the prior Index business day until they are again reset on the next quarterly rebalancing date.  Between quarterly rebalancing dates, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) is not expected to be the same.

For example, on any given Index business day, assuming that the Index were tracking all four Benchmark Indices, the weighting for the BNYB Index, the BNYR Index, the BNYI Index and the BNYC Index may be 30%, 26%, 24% and 20%, respectively.  One consequence of such an unequal weighting of the Benchmark Indices is that the same percentage change in the levels of each of the Benchmark Indices will have different effects on the overall level of the Index.  For example, if the weight for the BNYB Index is greater than the weight for the BNYR Index, a 5% decrease in the BNYB Index will have a greater adverse effect on the level of the Index than a 5% decrease in the BNYR Index.

Risks Relating to the Cash Rate

The Cash Rate will be determined based on the weekly auction rate for 3-month U.S. Treasury bills

The auction rate for 3-month U.S. Treasury bills is determined when the U.S. Treasury holds auctions, which is typically on a weekly basis.  Because the Cash Rate is determined in reference to this weekly auction, the Cash Rate will not reflect the most current prevailing prices for 3-month U.S. Treasury bills because changes in the trading price of 3-month U.S. Treasury bills in the inter-dealer market will not be taken into account.

The Cash Rate will be affected by a number of factors outside of our control

The Cash Rate will depend on a number of factors that can affect the value of U.S. Treasury bills, including, but not limited to:

•	changes in, or perceptions about, future interest rates;

•	general economic conditions;

•	supply and demand for U.S. Treasury bills;

•	prevailing interest rates; and

•	policy of the Federal Reserve Board regarding interest rates.

These and other factors may have an adverse impact on the Cash Rate, and therefore the value of the Notes and any payment at maturity or upon early repurchase or redemption.  In addition, these and other factors may have an adverse impact on the value of your Notes.

The Cash Rate may be volatile

The Cash Rate is subject to volatility due to a variety of factors affecting interest rates generally, including, but not limited to:

•	sentiment regarding underlying strength in the U.S. and global economies;

•	expectation regarding the level of price inflation;

•	sentiment regarding credit quality in U.S. and global credit markets;

•	central bank policy regarding interest rates; and

•	performance of capital markets.

Decreases in the Cash Rate at a time when the Index is tracking the Cash Rate will have a negative impact on the Index and, therefore, the value of the Notes and any payment at maturity or upon early repurchase or redemption.

HYPOTHETICAL EXAMPLES

The first example shows the four components of the Index, and how they may track each of the Benchmark Indices, the Cash Rate, or a combination of the foregoing.  The examples thereafter show how the Notes would perform in hypothetical circumstances, based on the assumptions described below for each of the examples, over a period of 10 years, 10 days or 12 months, as the case may be.  For ease of analysis and presentation, the numbers appearing in the following examples have been rounded.

These examples highlight certain mechanics of the Index and the behavior of the daily redemption value of the Notes in different hypothetical circumstances.  They are not indicative of actual results.  Any payment you will be entitled to receive on your Notes is subject to the ability of The Royal Bank of Scotland plc, as the issuer of the Notes, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the Notes, to pay their respective obligations as they become due.

Example 1.  The four components tracked by the Index.

The Index tracks the Benchmark Indices that track the Brazil, Russia, India and China emerging equity markets, respectively, except when the performance of any one of the Benchmark Indices is in a negative trend relative to that Benchmark Index’s historical 100-day simple moving average.  For each Benchmark Index that is in a negative trend, the Index instead tracks the Cash Rate for the portion of the Index allocated to that negative-trending Benchmark Index.  This example shows the possible permutations of the components tracked by the Index on a hypothetical date.  Specifically, the Index may provide exposure to all four of the Benchmark Indices (and no exposure to the Cash Rate), exposure to one or more (but fewer than all) of the Benchmark Indices (and exposure to the Cash Rate with respect to those Benchmark Indices not then tracked by the Index), or no exposure to any Benchmark Index (and exposure only to the Cash Rate), depending on the performance of each Benchmark Index relative to its historical 100-day simple moving average.  In each of the possible compositions of the Index shown below, the Index will track: (i) each Benchmark Index that is in a positive trend, if any, and (ii) the Cash Rate with respect to each Benchmark Index that is in a negative trend, if any.  The Index will start tracking the Benchmark Index or the Cash Rate, as the case may be, on the second Index business day following the Index business day on which the Benchmark Index trend switches.
Possible Composition of the Index on any Hypothetical Date
Possible Index Composition 1	Possible Index Composition 2	Possible Index Composition 3	Possible Index Composition 4	Possible Index Composition 5
Benchmark Index	Benchmark Index	Benchmark Index	Benchmark Index	Cash Rate
Benchmark Index	Benchmark Index	Benchmark Index	Cash Rate	Cash Rate
Benchmark Index	Benchmark Index	Cash Rate	Cash Rate	Cash Rate
Benchmark Index	Cash Rate	Cash Rate	Cash Rate	Cash Rate

Example 2. A hypothetical increase in the level of the Index.

This example assumes an initial Index closing level of 10,000 and that the Index increases by approximately 45% over an assumed term of the Notes of 10 years.  For simplicity, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your Notes.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the Notes may be in the future, although in no event will the investor fee on any given date be greater than 1.10% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the Notes—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual Note Return
t		At / At-1		1 – C	Et-1 x Bt x Dt
0	10,000.00				$25.00
1	10,602.55	1.060255	1.03%	98.97%	$26.23	6.03%	4.93%
2	11,702.04	1.103701	1.05%	98.95%	$28.65	10.37%	9.21%
3	11,453.25	0.978740	1.04%	98.96%	$27.75	-2.13%	-3.14%
4	11,852.30	1.034842	1.00%	99.00%	$28.43	3.48%	2.45%
5	12,452.52	1.050641	1.01%	98.99%	$29.57	5.06%	4.00%
6	12,801.49	1.028024	0.99%	99.01%	$30.09	2.80%	1.78%
7	13,753.40	1.074359	1.02%	98.98%	$32.00	7.44%	6.34%
8	13,603.06	0.989069	1.03%	98.97%	$31.33	-1.09%	-2.11%
9	14,201.25	1.043974	1.05%	98.95%	$32.36	4.40%	3.30%
10	14,500.00	1.021037	1.04%	98.96%	$32.70	2.10%	1.04%
Hypothetical returns:
Annualized Index Return		3.79%		Cumulative Index Return			45.00%
Annualized Note Return		2.72%		Cumulative Note Return			30.79%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 3. A hypothetical decrease in the level of the Index.

This example assumes an initial Index closing level of 10,000 and that the Index decreases by approximately 45% over an assumed term of the Notes of 10 years.  For simplicity, as for example 2 above, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your Notes.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the Notes may be in the future, although in no event will the investor fee on any given date be greater than 1.10% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the Notes—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual Note Return
t		At / At-1		1 – C	Et-1 x Bt x Dt
0	10,000.00				$25.00
1	9,900.00	0.990000	0.99%	99.01%	$24.50	-1.00%	-1.98%
2	9,000.00	0.909091	1.05%	98.95%	$22.04	-9.09%	-10.05%
3	10,062.25	1.118028	1.10%	98.90%	$24.37	11.80%	10.57%

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual Note Return
t		At / At-1		1 – C	Et-1 x Bt x Dt
4	8,502.25	0.844965	1.00%	99.00%	$20.39	-15.50%	-16.35%
5	8,251.50	0.970508	1.04%	98.96%	$19.58	-2.95%	-3.96%
6	7,651.00	0.927225	1.00%	99.00%	$17.98	-7.28%	-8.20%
7	6,702.25	0.875997	1.06%	98.94%	$15.58	-12.40%	-13.33%
8	7,101.70	1.059599	1.05%	98.95%	$16.33	5.96%	4.85%
9	6,381.70	0.898616	1.00%	99.00%	$14.53	-10.14%	-11.04%
10	5,500.00	0.861839	1.00%	99.00%	$12.40	-13.82%	-14.68%
Hypothetical returns:
Annualized Index Return		-5.80%		Cumulative Index Return			-45.00%
Annualized Note Return		-6.77%		Cumulative Note Return			-50.40%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 4. A hypothetical increase followed by a hypothetical decrease in the level of the Index.

This example assumes an initial Index closing level of 10,000 and that the Index increases by approximately 25% during the first five years, but then decreases to below its original level during the next five years of an assumed term of the Notes of 10 years.  For simplicity, as for examples 2 and 3 above, the daily redemption value is determined only once a year, rather than on each valuation date, using the hypothetical Index closing levels at  the end of each year and at the end of the immediately preceding year to calculate the applicable index factor, and using a hypothetical average investor fee for that year (rather than the investor fee on each valuation date) to calculate the applicable fee factor.

The hypothetical average annual investor fee for any year is assumed to be the arithmetic average of the investor fee applicable on each valuation date during such year.  The use of the hypothetical average annual investor fees to calculate hypothetical daily redemption values is meant to illustrate the impact that the investor fee may have on the return on your Notes.  It is not intended to reflect any actual historical investor fees, or what the investor fees on the Notes may be in the future, although in no event will the investor fee on any given date be greater than 1.10% per annum.  The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the Notes—Daily Redemption Value” in this pricing supplement and will be different, perhaps significantly different, from any value calculated using an average annual investor fee.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual Note Return
t		At / At-1		1 – C	Et-1 x Bt x Dt
0	10,000.00				$25.00
1	10,602.55	1.060255	1.10%	98.90%	$26.21	6.03%	4.86%
2	11,151.15	1.051743	1.09%	98.91%	$27.27	5.17%	4.03%
3	11,882.25	1.065563	1.07%	98.93%	$28.75	6.56%	5.42%
4	12,302.30	1.035351	1.00%	99.00%	$29.47	3.54%	2.50%

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Average Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual Note Return
t		At / At-1		1 – C	Et-1 x Bt x Dt
5	12,500.00	1.016070	1.03%	98.97%	$29.63	1.61%	0.56%
6	11,501.15	0.920092	0.99%	99.01%	$26.99	-7.99%	-8.90%
7	11,004.15	0.956787	0.99%	99.01%	$25.57	-4.32%	-5.27%
8	10,502.65	0.954426	1.01%	98.99%	$24.16	-4.56%	-5.52%
9	9,500.55	0.904586	0.98%	99.02%	$21.64	-9.54%	-10.43%
10	9,375.00	0.986785	1.05%	98.95%	$21.13	-1.32%	-2.36%
Hypothetical returns:
Annualized Index Return		-0.64%		Cumulative Index Return			-6.25%
Annualized Note Return		-1.67%		Cumulative Note Return			-15.48%
For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 5. An illustration of the potential impact on the Index from a hypothetical significant increase followed by a significant decline in the level of a Benchmark Index.

This example assumes that on a hypothetical date (t) between quarterly rebalancing dates, the Index is tracking one Benchmark Index that has had a significant increase its closing level since the last rebalancing date, resulting in a current weighting for that Benchmark Index on date (t) of 40%, and the Index is tracking the Cash Rate with respect to the remaining three Benchmark Indices, at an equal weighting on date (t) of 20% for each Cash Rate component.  This example illustrates the impact on the return on the Index and on the Notes over a period of 10 valuation dates where the sole Benchmark Index tracked by the Index experiences a significant decline for a number of valuation dates before the Index switches from tracking such Benchmark Index to tracking the Cash Rate.  Unlike examples 2, 3 and 4 above, this example reflects the actual annual investor fee that would apply on each valuation date based on whether the Index is tracking the Benchmark Index or the Cash Rate on each such valuation date.

				A	B	C'	C	D	E
Day	Hypothetical Benchmark Index Closing Level	Hypothetical Benchmark Index Simple Moving Average	Index Return Source	Index Closing Level	Index Factor	Annual Investor Fee	Investor Fee	Fee Factor	Daily Redemption Value
t					At / At-1		C' x Day-Count Fraction	1 – C	Et-1 x Bt x Dt
0	973.00	877.65	Bench. Ind.	10,000.00					$25.00
1	938.94	874.58	Bench. Ind.	9,860.01	0.986001	1.10%	0.00003014	0.99996986	$24.65
2	904.88	872.31	Bench. Ind.	9,720.01	0.985802	1.10%	0.00003014	0.99996986	$24.30
3	899.82	870.03	Bench. Ind.	9,580.02	0.985597	1.10%	0.00003014	0.99996986	$23.95
4	836.76	868.33	Bench. Ind.	9,440.08	0.985393	1.10%	0.00003014	0.99996986	$23.60
5	802.70	862.14	Bench. Ind.	9,300.09	0.985170	1.10%	0.00003014	0.99996986	$23.25
6	768.64	860.01	Bench. Ind.	9,160.10	0.984947	1.10%	0.00003014	0.99996986	$22.90
7	734.58	859.34	Bench. Ind.	9,020.10	0.984717	1.10%	0.00003014	0.99996986	$22.55
8	700.52	857.48	Bench. Ind.	8,880.11	0.984480	1.10%	0.00003014	0.99996986	$22.19

				A	B	C'	C	D	E
Day	Hypothetical Benchmark Index Closing Level	Hypothetical Benchmark Index Simple Moving Average	Index Return Source	Index Closing Level	Index Factor	Annual Investor Fee	Investor Fee	Fee Factor	Daily Redemption Value
t					At / At-1		C' x Day-Count Fraction	1 – C	Et-1 x Bt x Dt
9	666.46	853.46	Bench. Ind.	8,740.17	0.984241	1.10%	0.00003014	0.99996986	$21.84
10	666.46	849.07	Cash Rate	8,740.18	1.000001	0.50%	0.00001370	0.99998630	$21.84
Hypothetical returns:
						Cumulative Hypothetical Benchmark Index Return			-31.50%
						Cumulative Index Return			-12.60%
						Cumulative Note Return			-12.62%
For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 6. An illustration of the potential impact of the Index has exposure only to the Cash Rate for an extended period of time in a low interest rate environment.

This example assumes an initial Index closing level of 10,000 and that the Index has exposure only to the Cash Rate at all times during a 12-month period.  It illustrates the impact on the return on the Index and on the Notes over the 12-month period where the Cash Rate (i.e., the yield on 3-month U.S. Treasury bills) is below the annual investor fee (which, in this scenario, is 0.50% per annum) and the Index nevertheless continues to track the Cash Rate. Because the Index is assumed to be tracking the Cash Rate, the applicable annual investor fee in this example is 0.50% during that period of time. For simplicity, the index factor, the annual investor fee, the fee factor and the daily redemption value are determined for purposes of this example only once a month, rather than on each valuation date.

		A	B	C	D	E	F'	G'
Month	US 3 Month T-Bill Rate	Index Closing Level	Index Factor	Annual Investor Fee	Fee Factor	Daily Redemption Value	Monthly Index Return	Monthly Note Return
t			At / At-1		1 – (C x Day-Count Fraction)	Et-1 x Bt x Dt
0	0.25%	10,000.00				$25.00
1	0.20%	10,003.00	1.000300	0.50%	99.96%	$25.00	0.03%	-0.01%
2	0.19%	10,006.00	1.000300	0.50%	99.96%	$24.99	0.03%	-0.01%
3	0.21%	10,009.00	1.000300	0.50%	99.96%	$24.99	0.03%	-0.01%
4	0.24%	10,012.01	1.000300	0.50%	99.96%	$24.99	0.03%	-0.01%
5	0.17%	10,012.01	1.000000	0.50%	99.96%	$24.98	0.00%	-0.04%
6	0.19%	10,015.01	1.000300	0.50%	99.96%	$24.97	0.03%	-0.01%
7	0.16%	10,015.01	1.000000	0.50%	99.96%	$24.96	0.00%	-0.04%
8	0.26%	10,018.02	1.000300	0.50%	99.96%	$24.96	0.03%	-0.01%
9	0.30%	10,021.02	1.000300	0.50%	99.96%	$24.96	0.03%	-0.01%
10	0.31%	10,024.03	1.000300	0.50%	99.96%	$24.96	0.03%	-0.01%

		A	B	C	D	E	F'	G'
Month	US 3 Month T-Bill Rate	Index Closing Level	Index Factor	Annual Investor Fee	Fee Factor	Daily Redemption Value	Monthly Index Return	Monthly Note Return
t			At / At-1		1 – (C x Day-Count Fraction)	Et-1 x Bt x Dt
Hypothetical returns:
	Cumulative Index Return	0.24%
	Cumulative Note Return	-0.18%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

The hypothetical examples above are provided for purposes of information only.  The hypothetical examples are not indicative of the future performance of the Index or what the value of your Notes may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Notes.  We cannot predict the actual Index closing level or daily redemption value on any valuation date, nor can we predict the relationship between the Index closing level and the value of your Notes at any time.  Accordingly, the actual amount that a holder of the Notes will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the Notes will depend on the actual daily redemption value on the relevant valuation date, which reflects the effect of the investor fee.  Further, the actual amount that a holder of the Notes will receive if the Notes were to be sold prior to maturity will depend on the value of the Notes at that time, which may differ from the daily redemption value of the Notes.  Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Notes, if any, at maturity or on upon early repurchase or redemption may be very different from the information reflected in the tables above.

The applicable investor fee is 1.10% per annum if the Index is tracking one or more Benchmark Indices.  In other words, even if the Index is tracking only one Benchmark Index and is otherwise exposed to the Cash Rate, the 1.10% per annum investor fee applies.  If the Index is tracking only the Cash Rate, the applicable investor fee is 0.50% per annum.

THE INDEX

The RBS BRIC Trendpilot Index (USD) (the “Index”) was created by The Royal Bank of Scotland plc (in such capacity, the “Index Sponsor”).  The Index was established on July 11, 2011 (the “Index inception date”) with an Index closing level equal to 271.9153.  The Index was developed with a base value of 100 (the “Base Value”) on May 25, 2006 (the “Base Date”).

The Index tracks four BNY Mellon® indices (the “Benchmark Indices,” as defined below) that track the Brazil, Russia, India and China emerging equity markets, respectively, except when the performance of any one of the Benchmark Indices is in a “negative trend” (as defined below) relative to that Benchmark Index’s historical 100-day simple moving average.  For each Benchmark Index that is in a negative trend, the Index instead tracks the yield on a hypothetical notional investment in 3-month U.S. Treasury bills as of the most recent weekly auction (the “Cash Rate”) for the portion of the Index allocated to that negative-trending Benchmark Index.  Each of:

•	the BNY Mellon Brazil ADR Total Return IndexSM (the “BNYB Index”) (Bloomberg symbol: “BKBRT Index”);

•	the BNY Mellon Russia Select DR Total Return IndexSM (the “BNYR Index”) (Bloomberg symbol: “BKRUST Index”);

•	the BNY Mellon India Select DR Total Return IndexSM (the “BNYI Index”) (Bloomberg symbol: “BKINXTR Index”); and

•	the BNY Mellon China Select ADR Total Return IndexSM (the “BNYC Index”) (Bloomberg symbol: “BKTCNT Index”),

respectively, is a “Benchmark Index,” and together, the “Benchmark Indices.”

For each Benchmark Index,

•
whenever the closing level of such Benchmark Index has been at or above its historical 100-day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “positive trend”), then the Index will track the return on such Benchmark Index and will have no exposure to the Cash Rate with respect to the portion of the Index allocated to that Benchmark Index until a negative trend occurs with respect to such Benchmark Index;

•
if the closing level of such Benchmark Index is below its historical 100-day simple moving average for five consecutive Index business days (which we refer to in this pricing supplement as a “negative trend”), then the Index will track the Cash Rate with respect to the portion of the Index allocated to such negative-trending Benchmark Index and will have no exposure to such Benchmark Index until the next positive trend occurs with respect to such Benchmark Index; and

•
if neither of the above conditions is satisfied, then the trend for such Benchmark Index will be the same as its trend on the immediately preceding Index business day (in other words, the trend for each Benchmark Index will switch only if there have been five consecutive Index business days where the closing levels for such Benchmark Index have been uniformly (a) below its historical 100-day simple moving average, in the case of such Benchmark Index trend switching from positive to negative or (b) at or above its historical 100-day simple moving average, in the case of such Benchmark Index trend switching from negative to positive.

In the first two cases described above, the Index will start tracking the Benchmark Index or the Cash Rate, as applicable, commencing at the open of trading on the second Index business day (as defined below) immediately following the Index business day on which the trend of the applicable Benchmark Index switches from positive to negative or from negative to positive, as described above.

On any given date, the Index will track only those Benchmark Indices that are in a positive trend and, with respect to Benchmark Indices that are in a negative trend, the Index will track the Cash Rate.  Consequently, on any given date, the Index may provide exposure to all four of the Benchmark Indices (and no exposure to the Cash Rate), exposure to one or more (but fewer than all) of the Benchmark Indices (and exposure to the Cash

Rate with respect to those Benchmark Indices not then tracked by the Index), or no exposure to any Benchmark Index (and exposure only to the Cash Rate), depending on the performance of each Benchmark Index relative to its historical 100-day simple moving average.  The rules for determining whether a Benchmark Index is in a positive or negative trend are described under “—Index Level Calculation” below.  As of the date of this pricing supplement, the Index tracks only the Cash Rate, and does not track any Benchmark Index.

Information contained in any Bloomberg page referenced below is not incorporated by reference in this pricing supplement.

Index Methodology

The Index level will be calculated using the Index methodology published by the Index Sponsor (the “Index Methodology”).  The Index tracks the Benchmark Indices that track the Brazil, Russia, India and China emerging equity markets, respectively, except when the performance of any one of the Benchmark Indices is in a negative trend relative to that Benchmark Index’s historical 100-day simple moving average.  For each Benchmark Index that is in a negative trend, the Index instead tracks the Cash Rate for the portion of the Index allocated to that negative-trending Benchmark Index.

The Index aims to mitigate, to some extent, the volatility of each Benchmark Index by tracking the Cash Rate (instead of such Benchmark Index) if such Benchmark Index is below its historical 100-day simple moving average.  However, the trend for each Benchmark Index will not switch from positive to negative (or conversely, from negative to positive) unless and until the closing level of such Benchmark Index is below its historical 100-day simple moving average for five consecutive Index business days (or conversely, at or above its historical 100-day simple moving average for five consecutive Index business days).  Further, once a Benchmark Index trend switches from positive to negative (or conversely, from negative to positive), the Index will not start tracking the Cash Rate (or conversely, such Benchmark Index) until the second Index business day immediately following the Index business day on which such Benchmark Index trend switches.  For an illustration, please see the graph under “—Index Level Calculation—Index Return Source.”

This means that at least six consecutive Index business days will elapse after the Index business day on which such Benchmark Index first drops below its historical 100-day simple moving average (or conversely, first moves to or above such average) before the Index will switch from tracking such Benchmark Index to the Cash Rate (or conversely, from the Cash Rate to such Benchmark Index).  As a result, the Index may be adversely affected by a downward trend and/or volatility in one or more Benchmark Indices for up to six consecutive Index business days (or conversely, if the Index is in an overall negative trend, it may not benefit from an upward trend and/or volatility in such one or more Benchmark Indices for up to six consecutive Index business days).  Accordingly, the strategy employed by the Index does not eliminate exposure to volatility in each Benchmark Index.

Weightings of the Benchmark Indices

On the Index inception date, and on the last Index business day of each March, June, September and December (each, a “quarterly rebalancing date”) thereafter, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) within the Index is 25%.  In other words, on the Index inception date and each quarterly rebalancing date, the Index is equally weighted among four components comprising (i) each Benchmark Index that is in a positive trend, if any, and (ii) the Cash Rate with respect to each Benchmark Index that is in a negative trend, if any.  For example, if, on a quarterly rebalancing date, the Index is tracking two Benchmark Indices that are in a positive trend, and is tracking the Cash Rate for two Benchmark Indices that are in a negative trend, then 50% of the Index’s weighting would be tracking the applicable Benchmark Indices and 50% of the Index’s weighting would be tracking the Cash Rate. Consequently, each of the Benchmark Indices (or, if the Index is then tracking the Cash Rate with respect to such Benchmark Index, the Cash Rate) carries the same weight within the Index on each quarterly rebalancing date, such that a percentage increase or decrease in the closing level of any given Benchmark Index (or its Cash Rate, as applicable) from such date to the next Index business day will have the same impact on the level of the Index as an identical percentage increase or decrease in the closing level of another Benchmark Index (or its Cash Rate, as applicable) during the same time period.

However, because the performances of the Benchmark Indices (or their respective Cash Rates, as applicable) between quarterly rebalancing dates are not expected to be identical, for each Index business day between quarterly rebalancing dates, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) will fluctuate based on the percentage increase or decrease in the closing level of such Benchmark Index (or the return on the Cash Rate, as the case may be) from the prior Index business day, until they are again reset on the next quarterly rebalancing date.  Between quarterly rebalancing dates, the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) is not expected to be the same.

To illustrate the above, assuming that the Index is tracking Benchmark Index 1 and Benchmark Index 2:

•
a Benchmark Index that is in a positive trend (“Benchmark Index 1”) that registers a consistently greater percentage increase in its closing level from the prior Index business day as compared to another Benchmark Index that is also in a positive trend (“Benchmark Index 2”) will result in a greater weighting for Benchmark Index 1 between quarterly rebalancing dates when compared to Benchmark Index 2; and

•
a percentage increase in the closing level of a lesser weighted Benchmark Index 2 relative to Benchmark Index 1 from one Index business day to the next between quarterly rebalancing dates may result in the effect of the performance of Benchmark Index 2 to the level of the Index on such Index business day to be greater than the effect of the performance of Benchmark Index 1 to the level of the Index if such percentage increase of Benchmark Index 2 were significant enough to offset the greater weight of Benchmark Index 1.

A greater weighting for Benchmark Index 1 means that, between quarterly rebalancing dates, any percentage increase or decrease in the closing level of Benchmark Index 1 will have a greater impact on the level of the Index when compared to similar percentage movements in the closing level of Benchmark Index 2.  Between quarterly rebalancing dates, the weightings of each component of the Index (whether such component is then a Benchmark Index or its Cash Rate) is allowed to fluctuate from one Index business day to the next, depending on their performance relative to the other Benchmark Indices (and the Cash Rate) of the Index.  In the above illustration, assuming that the Index continues to track Benchmark Indices, the weights of Benchmark Index 1 and Benchmark Index 2 will each be again reset to 25% of the weight of the Index on the next quarterly rebalancing date.

Index Level Calculation

Summary

The Index is calculated, and a value for the Index (the “Index Level”) is published, on each Index business day that is not a disrupted day as defined under “—Index Disruption Events” below.

An “Index business day” means any day on which each Exchange is scheduled to open for its regular trading sessions for at least three hours, in accordance with its holidays and hours schedule.

“Exchange” means (a) the exchange or quotation system, or any substitute exchange or quotation system, in which trading of the depositary receipt components of each Benchmark Index principally occurs, and (b) the exchange or quotation system, or any substitute exchange or quotation system, in which trading of 3-month U.S. Treasury bills, or derivatives that reference 3-month U.S. Treasury bills, principally occurs, in each case as determined by the Index Sponsor.

The Index Level on any Index business day is determined based on the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) on such Index business day and the performance of the applicable return source (the “Index Return Source”), which is either a Benchmark Index (if such Benchmark Index is in a positive trend) or the Cash Rate (if such Benchmark Index is in a negative trend).

Specifically, for any Index business day, the Index Level is equal to the sum of four parts (one for each of the four components of the Index) based on:

•	the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) on the immediately preceding Index business day; and

•	the value determined based on the return on the applicable Index Return Source on such Index business day.

See “—Detailed Calculation of Index Level” below for additional information.

The return on each Benchmark Index for any Index business day in respect of which the Index Level is being determined is equal to the closing level for such Benchmark Index on such Index business day (a “Benchmark Index Closing Level”), divided by the Benchmark Index Closing Level on the immediately preceding Index business day in respect of which the Index Level was last determined for such Benchmark Index.

The return on the Cash Rate is calculated based on the most recent 91-day auction high rate for U.S. Treasury bills as published on Bloomberg page “USB3MTA Index” (or any successor page) (the “T-Bill Auction Rate”)—such auction is typically held on a weekly basis by the U.S. Treasury.  The Cash Rate reflects the yield to maturity for a hypothetical notional investment in 3-month U.S. Treasury bills at the T-Bill Auction Rate translated into a daily return.

Each Benchmark Index Closing Level is the closing level of the relevant Benchmark Index as determined by the Index calculation agent.  Each Benchmark Index Closing Level will be the value that market participants, in accordance with market practice, use to determine a final end-of-day value for such Benchmark Index.  Each Benchmark Index Closing Level will be as displayed on Bloomberg pages “BKBRT Index,” “BKRUST Index,” “BKINXTR Index” and “BKTCNT Index,” respectively (or any successor page) unless, in the judgment of the Index calculation agent and the Index Sponsor, both acting in good faith, such price reflects a manifest error.

Benchmark Index Trend

For each Benchmark Index, the trend of such Benchmark Index on any Index business day (each, a “Benchmark Index Trend”) is determined by comparing (a) the Benchmark Index Closing Level for such Benchmark Index to (b) the simple moving average of such Benchmark Index for the period of 100 consecutive Index business days ending on, and including, such Index business day (a “Benchmark Index Simple Moving Average”).

For any Index business day and for each Benchmark Index, a Benchmark Index Trend will be “positive” if the Benchmark Index Closing Level is equal to or greater than the Benchmark Index Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.  Conversely, a Benchmark Index Trend will be “negative” for any Index business day if the Benchmark Index Closing Level is less than the Benchmark Index Simple Moving Average for each of the five consecutive Index business days ending on, and including, such Index business day.  If neither of those conditions is satisfied, then the Benchmark Index Trend will be the same as the Benchmark Index Trend on the immediately preceding Index business day.  As of the date of this pricing supplement, each Benchmark Index is in a negative trend.  Consequently, the Index currently tracks only the Cash Rate, and does not track any Benchmark Index.

Each Benchmark Index Closing Level is determined as set forth above.  The Benchmark Index Simple Moving Average for each Benchmark Index for any particular Index business day is equal to the sum of the Benchmark Index Closing Levels for each of the 100 consecutive Index business days ending on, and including, such Index business day, divided by 100.

Index Return Source

The Index Level for any Index business day is calculated based on the sum of, for each Benchmark Index (or Cash Rate), the weight of each Benchmark Index (or the corresponding weight allocated to the Cash Rate if such Benchmark Index is in a negative trend) on the immediately preceding Index business day and the value determined based on the return on the applicable Index Return Source on such Index business day.  The Index Return Source for any Index business day, in turn, depends on each Benchmark Index Trend on the second Index business day immediately preceding such Index business day (such preceding Index business day, the “trend determination date”).

For each Benchmark Index, if a Benchmark Index Trend is positive for the trend determination date related to any Index business day, and (i) if the related Index Return Source on the immediately preceding Index business day was the Cash Rate, then the Index will switch to tracking such Benchmark Index on such Index business day, and (ii) conversely, if the Index Return Source on the immediately preceding Index business day was such Benchmark Index, then the Index will continue to track such Benchmark Index.  If the Benchmark Index Trend is negative, on the other hand, and (i) if the Index Return Source on the immediately preceding Index business day was such Benchmark Index, then the Index will switch to tracking the Cash Rate on such Index business day, and (ii) conversely, if the Index Return Source on the immediately preceding Index business day was the Cash Rate, then the Index will continue to track the Cash Rate.

A Benchmark Index Trend will switch only if there have been five consecutive Index business days where the applicable Benchmark Index Closing Levels for such Benchmark Index have been uniformly (a) below the applicable Benchmark Index Simple Moving Average for such Benchmark Index, in the case of such Benchmark Index Trend switching from positive to negative or (b) at or above the Benchmark Index Simple Moving Average for such Benchmark Index, in the case of such Benchmark Index Trend switching from negative to positive.  The Index will implement the change in the reference exposure for the applicable Index Return Source at the open of trading on the second Index business day immediately following the Index business day on which the applicable  Benchmark Index Trend switches from positive to negative or from negative to positive, as the case may be.

By way of illustration, the table below sets forth values for the Benchmark Index Closing Level for the BNYR Index and the Benchmark Index Simple Moving Average for the period from July 20, 2010 to September 2, 2010.

On July 28, 2010, the Benchmark Index Closing Level for the BNYR Index was at or above the Benchmark Index’s Simple Moving Average for each of the five Index business days ending on, and including, July 28, 2010, thereby changing the Benchmark Index Trend from negative to positive.  As a consequence, as of the close of the market on July 29, 2010, the Index stopped tracking the Cash Rate and commenced tracking the Benchmark Index (i.e., the BNYR Index).  The Benchmark Index exposure hence started contributing to the performance of the Index as of the open of the market on July 30, 2010.  Thus, the Index did not switch from tracking the Cash Rate to tracking the Benchmark Index until the open of the market on the sixth Index business day following the first day on which the Benchmark Index Closing Level was above the Benchmark Index Simple Moving Average.

For the BNYR Index, the Benchmark Index Trend changed again on August 26, 2010 as the Benchmark Index Closing Level was less than the Benchmark Index Simple Moving Average for each of the five consecutive Index business days ending on, and including, August 26, 2010.  Therefore, as of the close of the market on August 27, 2010, the Index stopped referencing the Benchmark Index and started tracking the Cash Rate.  Thus, Index Return Source did not switch from tracking the Benchmark Index to tracking the Cash Rate until the open of the market on the sixth Index business day following the first day on which the Benchmark Index Closing Level was below the Benchmark Index Simple Moving Average.

The table below illustrates the example described above.  The Benchmark Index Closing Levels for the BNYR Index set forth in the table below are as published on Bloomberg page “BKRUST Index.”  Because the Index was only created on July 11, 2011, the Index Sponsor and the Index calculation agent have retrospectively calculated the Benchmark Index Simple Moving Average for the BNYR Index for the dates set forth in the table below.  For the sake of simplicity, the table shows results rounded to two decimal places of precision.  However, the Index itself will be calculated using fifteen decimal places, as described under “—Index Calculation Agent.”

Index business day	Benchmark Index Closing Level (“BICL”)	Benchmark Index Simple Moving Average (“SMA”)	Number of consecutive days where BICL ≥ SMA	Number of consecutive days where BICL < SMA	Benchmark Index Trend at the end of Index business day	Index Return Source
07/20/10	1,263.18	1,321.25	0	53	Negative	Cash Rate
07/21/10	1,295.96	1,321.57	0	54	Negative	Cash Rate
07/22/10	1,323.42	1,321.90	1	0	Negative	Cash Rate
07/23/10	1,332.69	1,322.21	2	0	Negative	Cash Rate
07/26/10	1,348.24	1,322.51	3	0	Negative	Cash Rate
07/27/10	1,350.40	1,322.83	4	0	Negative	Cash Rate

Index business day	Benchmark Index Closing Level (“BICL”)	Benchmark Index Simple Moving Average (“SMA”)	Number of consecutive days where BICL ≥ SMA	Number of consecutive days where BICL < SMA	Benchmark Index Trend at the end of Index business day	Index Return Source
07/28/10	1,337.33	1,322.82	5	0	Positive	Cash Rate
07/29/10	1,354.29	1,322.91	6	0	Positive	Cash Rate
07/30/10	1,343.73	1,322.96	7	0	Positive	Benchmark Index
08/02/10	1,392.89	1,323.42	8	0	Positive	Benchmark Index
08/03/10	1,378.50	1,323.77	9	0	Positive	Benchmark Index
08/04/10	1,389.59	1,324.11	10	0	Positive	Benchmark Index
08/05/10	1,385.89	1,324.60	11	0	Positive	Benchmark Index
08/06/10	1,381.93	1,324.90	12	0	Positive	Benchmark Index
08/09/10	1,382.23	1,325.06	13	0	Positive	Benchmark Index
08/10/10	1,358.44	1,325.12	14	0	Positive	Benchmark Index
08/11/10	1,326.44	1,324.87	15	0	Positive	Benchmark Index
08/12/10	1,316.31	1,324.58	0	1	Positive	Benchmark Index
08/13/10	1,312.98	1,324.24	0	2	Positive	Benchmark Index
08/16/10	1,322.41	1,324.10	0	3	Positive	Benchmark Index
08/17/10	1,334.86	1,323.92	1	0	Positive	Benchmark Index
08/18/10	1,336.92	1,323.57	2	0	Positive	Benchmark Index
08/19/10	1,330.00	1,322.86	3	0	Positive	Benchmark Index
08/20/10	1,305.29	1,321.83	0	1	Positive	Benchmark Index
08/23/10	1,304.10	1,320.78	0	2	Positive	Benchmark Index
08/24/10	1,270.97	1,319.03	0	3	Positive	Benchmark Index
08/25/10	1,261.95	1,317.17	0	4	Positive	Benchmark Index
08/26/10	1,281.30	1,315.40	0	5	Negative	Benchmark Index
08/27/10	1,288.60	1,313.76	0	6	Negative	Benchmark Index
08/30/10	1,286.79	1,312.24	0	7	Negative	Cash Rate
08/31/10	1,297.75	1,310.65	0	8	Negative	Cash Rate
09/01/10	1,326.50	1,309.23	1	0	Negative	Cash Rate
09/02/10	1,333.25	1,307.91	2	0	Negative	Cash Rate

Detailed Calculation of Index Level

The Index Level for any Index business day, as described above (which does not reflect the investor fee that will be deducted in calculating the daily redemption value of the Notes), is calculated according to the following equations:

Where:

It	=	the Index Level on Index business day t.

TPu, t	=	the value determined based on the return on the applicable Index Return Source for Benchmark Index u on Index business day t.

wu, t	=
the numerical factor applicable to Index business day t, which, when multiplied by TPu, will yield the weight of Benchmark Index u (or the corresponding weight allocated to the Cash Rate with respect to each Benchmark Index u, if Benchmark Index u is in a negative trend); this numerical factor is a fixed number between each quarterly rebalancing date, and is recalculated on each quarterly rebalancing date.

TWu	=	the target weight, 25%, for each of the four Index components.

k	=
the quarterly rebalancing date k to occur on the last Index business day of every March, June, September and December.  The Index is rebalanced each time an Index business day t coincides with a rebalancing date k.

Parameter	BNYu	TPu	TWu
u=1	The BNY Mellon Brazil ADR Total Return IndexSM (“BNYB Index”)	Component linked to BNYB Index or the Cash Rate	25%
u=2	The BNY Mellon Russia Select DR Total Return IndexSM (“BNYR Index”)	Component linked to BNYR Index or the Cash Rate	25%
u=3	The BNY Mellon India Select DR Total Return IndexSM (“BNYI Index”)	Component linked to BNYI Index or the Cash Rate	25%
u=4	The BNY Mellon China Select ADR Total Return IndexSM (“BNYC Index”)	Component linked to BNYC Index or the Cash Rate	25%

A value for each of the four Index components, based on the return on the applicable Index Return Source for Benchmark Index u, is calculated on every Index business day t according to the following equation:

where:

And:

And:

Zu, t	=
the value of the trend indicator for Benchmark Index u for Index business day t (with a value of “1” indicating that the Benchmark Index Trend is positive for such Index business day, a value of “0” indicating that the Benchmark Index Trend is negative for such Index business day, and a value of “Zu, t-1” indicating that the Benchmark Index Trend is the same as the immediately preceding Index business day).

ERu, t	=	the return on Benchmark Index u for Index business day t.

RRt	=	the Cash Rate for Index business day t.

BNYu, t	=	the Benchmark Index Closing Level for Benchmark Index u on Index business day t.

BILLt	=
the T-Bill Auction Rate for Index business day t, being the most recent 91-day auction high rate for U.S. Treasury bills as published on Bloomberg page “USB3MTA Index” on business day t (or any successor page).

SMAu, t	=	the Benchmark Index Simple Moving Average for Benchmark Index u on Index business day t.

Historical and Retrospectively Calculated Index Performance

The first graph below shows Index closing levels retrospectively calculated from the Base Date of May 25, 2006 through to July 6, 2011, based to the Base Value of 100 on the Base Date.  The second graph below shows the same data, however, for comparison purposes, the graph also shows the actual historical closing levels of the following indices based to 100 on May 25, 2006:

•
BNY Mellon BRIC Select ADR Total Return IndexSM.  The BNY Mellon BRIC Select ADR Total Return IndexSM (Bloomberg symbol: “BKBRICT <Index>”), published by BNY Mellon®, tracks the performance of U.S. exchange-listed Depositary Receipts in American (ADR) form, New York Shares and Global Registered Shares that are listed for trading on The New York Stock Exchange (NYSE), The NYSE Amex or NASDAQ Stock Market (NASDAQ), as the case may be, for Brazilian, Russian, Indian and Chinese issuers, as the case may be, which meet certain criteria.  The universe of potential index constituents includes all liquid U.S. exchange-listed ADRs.   As of June 30, 2011, the constituent countries are represented (in approximate market capitalization) in the index as follows: 54.87% of the index consisted of Brazilian companies, 2.14% of the index consisted of Russian companies, 11.39% of the index consisted of Indian companies and 31.61% of the index consisted of Chinese companies.

•
MSCI Emerging Markets Total Return Index.  The MSCI Emerging Markets Total Return Index (Bloomberg symbol: “M1EF <Index>”), is a free float-adjusted market capitalization index that is designed to offer a representation of equity market performance of emerging markets.  As of May 30, 2011, the index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

The third graph below shows the historical Cash Rate from May 25, 2006 through to July 6, 2011.

The fourth graph below shows the actual historical closing levels of the BNYB Index as compared to its historical 100-day simple moving average.  The fifth, sixth and seventh graphs below show the retrospectively calculated and actual historical closing levels for the BNYR Index, the BNYI Index and the BNYC Index, respectively, as compared to such Benchmark Index’s historical 100-day simple moving average.

The table below shows the retrospectively calculated Index closing levels, the actual historical closing levels of the BNY Mellon BRIC Select ADR Total Return IndexSM and the MSCI Emerging Markets Total Return Index and the Cash Rate for the period from June 30, 2006 to June 30, 2010, as well as the retrospectively calculated Index closing level, the actual historical closing levels of the BNY Mellon BRIC Select ADR Total Return IndexSM, the MSCI Emerging Markets Total Return Index and the Cash Rate on July 6, 2011.

The performance of the Index, each Benchmark Index and the Cash Rate in the graphs and the table below do not reflect the investor fee that will be deducted in calculating the daily redemption value of the Notes.

Because the Index was only created on July 11, 2011, the Index Sponsor and the Index calculation agent have retrospectively calculated the performance of the Index, each Benchmark Index Simple Moving Average and the yield on a hypothetical notional investment in 3-month U.S. Treasury bills starting from the Base Date of May 25, 2006, and using the Base Value of 100.  The Base Value was set to 100 and is retrospectively calculated based on an equally-weighted sum of the closing levels of the Benchmark Indices on the Base Date.  The retrospective calculations by the Index Sponsor and the Index calculation agent from the Base Date through July 6, 2011 were performed using the Index Methodology as it exists today, as described in this section of this pricing supplement.

Although the Index Sponsor and the Index calculation agent believe that the retrospective calculation of the Index performance represents accurately and fairly how the Index would have performed from the Base Date through to July 6, 2011, the Index did not, in fact, exist during that period.  Moreover, BNY Mellon® launched the Benchmark Indices on April 12, 2002 (the BNYB Index), July 17, 2008 (the BNYR Index), February 4, 2010 (the BNYI Index) and November 20, 2007 (the BNYC Index).  You should be aware that no actual investment allowing for tracking of the performance of the Index or the Benchmark Indices was possible prior to their respective launch dates.  All information derived from the levels of the Benchmark Indices prior to their respective launch dates is based on retrospective calculations of the Benchmark Indices performed and published by or on behalf of BNY Mellon®. We have not independently verified such data, and we make no representation as to the accuracy or completeness of such retrospectively calculated information.  The historical and retrospectively calculated Index closing levels and performance should not be taken as an indication of future performance, and no assurance can be given as to the Index closing level on any given date.  In addition, the performance of the Index, each Benchmark Index and the Cash Rate do not reflect the investor fee that will be deducted in calculating the daily redemption value of the Notes.

Retrospectively Calculated Index Performance

RBS BRIC Trendpilot Index
Closing Level
350
300
250
200
150
100
50
0
5/25/2006
7/25/2006
9/25/2006
11/25/2006
1/25/2007
3/25/2007
5/25/2007
7/25/2007
9/25/2007
11/25/2007
1/25/2008
3/25/2008
5/25/2008
7/25/2008
9/25/2008
11/25/2008
1/25/2009
3/25/2009
5/25/2009
7/25/2009
9/25/2009
11/25/2009
1/25/2010
3/25/2010
5/25/2010
7/25/2010
9/25/2010
11/25/2010
1/25/2011
3/25/2011
5/25/2011

Source: Bloomberg

Retrospectively Calculated and Historical Comparisons

(Each Index Based to 100 on May 25, 2006)

RBS BRIC Trendpilot Index
MSCI Emerging Markets Total Return Index
BNY Mellon BRIC Select ADR Total Return Index
Closing Level
350
300
250
200
150
100
50
0
5/25/2006
7/25/2006
9/25/2006
11/25/2006
1/25/2007
3/25/2007
5/25/2007
7/25/2007
9/25/2007
11/25/2007
1/25/2008
3/25/2008
5/25/2008
7/25/2008
9/25/2008
11/25/2008
1/25/2009
3/25/2009
5/25/2009
7/25/2009
9/25/2009
11/25/2009
1/25/2010
3/25/2010
5/25/2010
7/25/2010
9/25/2010
11/25/2010
1/25/2011
3/25/2011
5/25/2011

Source: Bloomberg

Historical Cash Rate

6%
5%
4%
3%
2%
1%
0%
5/25/2006
7/25/2006
9/25/2006
11/25/2006
1/25/2007
3/25/2007
5/25/2007
7/25/2007
9/25/2007
11/25/2007
1/25/2008
3/25/2008
5/25/2008
7/25/2008
9/25/2008
11/25/2008
1/25/2009
3/25/2009
5/25/2009
7/25/2009
9/25/2009
11/25/2009
1/25/2010
3/25/2010
5/25/2010
7/25/2010
9/25/2010
11/25/2010
1/25/2011
3/25/2011
5/25/2011

Source: Bloomberg

BNY Mellon Brazil ADR Total Return Index - Actual Historical Index Performance

Closing Level
1,000
900
800
700
600
500
400
300
200
100
0
BNY Mellon Brazil ADR Total Return Index
BNY Mellon Brazil ADR Total Return Index 100-Day Simple Moving Average
5/25/2006
7/25/2006
9/25/2006
11/25/2006
1/25/2007
3/25/2007
5/25/2007
7/25/2007
9/25/2007
11/25/2007
1/25/2008
3/25/2008
5/25/2008
7/25/2008
9/25/2008
11/25/2008
1/25/2009
3/25/2009
5/25/2009
7/25/2009
9/25/2009
11/25/2009
1/25/2010
3/25/2010
5/25/2010
7/25/2010
9/25/2010
11/25/2010
1/25/2011
3/25/2011
5/25/2011

Source: Bloomberg

BNY Mellon Russia Select DR Total Return Index
Retrospectively Calculated and Actual Historical Index Performance

BNY Mellon Russia Select DR Total Return Index
BNY Mellon Russia Select DR Total Return Index 100-Day Simple Moving Average
Closing Level
Initial Index Publication Date: July 17, 2008
2,500
2,000
1,500
1,000
500
0
5/25/2006
7/25/2006
9/25/2006
11/25/2006
1/25/2007
3/25/2007
5/25/2007
7/25/2007
9/25/2007
11/25/2007
1/25/2008
3/25/2008
5/25/2008
7/25/2008
9/25/2008
11/25/2008
1/25/2009
3/25/2009
5/25/2009
7/25/2009
9/25/2009
11/25/2009
1/25/2010
3/25/2010
5/25/2010
7/25/2010
9/25/2010
11/25/2010
1/25/2011
3/25/2011
5/25/2011

Source: Bloomberg

BNY Mellon India Select DR Total Return Index
Retrospectively Calculated and Actual Historical Index Performance

BNY Mellon India Select DR Total Return Index
BNY Mellon India Select DR Total Return Index 100-Day Simple Moving Average
Closing Level
Initial Index Publication Date: February 4, 2010
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
5/25/2006
7/25/2006
9/25/2006
11/25/2006
1/25/2007
3/25/2007
5/25/2007
7/25/2007
9/25/2007
11/25/2007
1/25/2008
3/25/2008
5/25/2008
7/25/2008
9/25/2008
11/25/2008
1/25/2009
3/25/2009
5/25/2009
7/25/2009
9/25/2009
11/25/2009
1/25/2010
3/25/2010
5/25/2010
7/25/2010
9/25/2010
11/25/2010
1/25/2011
3/25/2011
5/25/2011

Source: Bloomberg

Historical and Retrospectively Calculated* Index Closing Levels,
Historical Comparisons and Historical Cash Rates
June 30, 2006 to July 6, 2011
Year	Date	Index	MSCI Emerging Markets Total Return Index	BNY Mellon BRIC Select ADR Total Return IndexSM	Cash Rate
2006	6/30/2006	96.04	256.68	3113.49	4.905%
2007	6/29/2007	134.49	372.16	5140.41	4.685%
2008	6/30/2008	153.54	389.40	6666.45	1.900%
2009	6/30/2009	213.27	280.11	4526.43	0.195%
2010	6/30/2010	252.07	344.96	5428.33	0.160%
2011~	7/06/2011	276.24	446.75	6771.84	0.025%
Source: Bloomberg.
*
The Index was created on July 11, 2011.  The Index closing levels in the table above reflect a retrospectively calculated Index performance from June 30, 2006 to July 6, 2011 that is based on the Index methodology.

~
The retrospectively calculated Index closing level and the actual historical closing levels for the MSCI Emerging Markets Total Return Index, BNY Mellon BRIC Select ADR Total Return IndexSM and the Cash Rate are specified for July 6, 2011, unlike the closing levels and the Cash Rates for the previous years, which are all specified for the last business day of June in the relevant year.

Index Calculation Agent

Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, or another party designated by the Index Sponsor (as defined below), will act as the calculation agent for the Index (the “Index calculation agent”) and will be responsible for calculating the level of the Index using the Index

Methodology published by the Index Sponsor.  The Index Sponsor will be the final authority on the Index and the interpretation of the Index Methodology.

The Index calculation agent will calculate the Index Level for each Index business day.  The Index Level will be displayed on Bloomberg page “TPBRICUT <Index>” (or on any successor page) by no later than 6:00 p.m. (New York City time) on each Index business day.  The Index Level will not be published on any day on which the Index Level is not calculated, whether because such day is a disrupted day (as defined under “—Index Disruption Events” below) or otherwise.  All numerical values for the Index will be rounded to fifteen decimal places.

In the event that the Index calculation agent or the Index Sponsor determines that a material error has occurred in the calculation of the Index, the Index calculation agent, having consulted, or having been consulted by, the Index Sponsor, will endeavor to correct such error on a date agreed to by the Index Sponsor.  If a material error is corrected, the Index Sponsor will apply the correction from the relevant date forward.

The Index is the property of the Index Sponsor, which has contracted with the Index calculation agent to maintain and calculate the Index.

Index Disruption Events

If, in the opinion of the Index Sponsor, any Index business day is a disrupted day (as defined below), the Index Level will not be published on such Index business day and will instead be calculated and published by the Index calculation agent on the next succeeding Index business day that is not a disrupted day, as determined by the Index Sponsor in good faith and subject to the index disruption fallbacks described under “—Index Disruption Fallbacks” below.

A “disrupted day” means any Index business day on which:

•	any Exchange fails to open for trading during its regular trading session;

•	an index disruption event (as defined below) occurs; or

•	an Index adjustment event (as defined under “—Index Adjustment Events” below) occurs.

An “index disruption event” means the occurrence or existence of any of the following events if, as determined by the Index Sponsor, it has a material impact on the Index:

•	it becomes impossible, on a certain Index business day, to obtain a closing level or any other price level for any component of, or instrument that is referenced by, the Index (a “price disruption”);

•
any suspension of, or limitation imposed on, trading by any Exchange or otherwise, and whether by reason of price movements exceeding limits permitted by such Exchange or otherwise (a “trading disruption”);

•
any event (other than an early closure, as defined below) that disrupts or impairs (as determined by the Index calculation agent and/or Index Sponsor) the ability of market participants to effect transactions in, or obtain market values for, any component of or instrument that is referenced by the Index (an “exchange disruption”); or

•
on any Index business day and in respect of any instrument or component referenced by the Index, the closure of any Exchange prior to its scheduled closing time, unless such earlier closing is announced by such Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange on such Index business day, and (b) the submission deadline for orders to be entered into such Exchange’s dealing system for execution on such Index business day (an “early closure”).

Index Adjustment Events

The Index Methodology may be adjusted, amended, deleted or otherwise altered by the Index Sponsor at any time, acting in good faith and with the consent of the Index calculation agent, if the Index is no longer calculable in accordance with the Index Methodology (any event or condition giving rise to the right to so adjust, amend, delete or alter the Index, an “Index adjustment event”).  Such adjustments may include, but are not limited to, adjustments required for clarification or for minor or technical reasons (including, without limitation, to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in the Index Methodology).

Index Disruption Fallbacks

If (a) five consecutive Index business days are disrupted days, or (b) the Index Sponsor determines that (i) there is a discontinuation in the publication of prices for any component of or instrument referenced by the Index, (ii) the use of any component of or instrument referenced by the Index has become prohibited, (iii) the sponsor of any component of or instrument referenced by the Index has changed the specifications of such instrument or component, (iv) any component of or instrument referenced by the Index is modified or changed in any other way (except for a previously announced modification), or (v) any component of or instrument referenced by the Index has been or is likely to become terminated, then the Index Sponsor will, in consultation with the Index calculation agent, have the right to:

•	accept the closing level of any component of or instrument referenced by the Index published on any alternative price source;

•	if no alternative price source is available, select a substantially similar component for the Index or instrument to which the Index can be linked;

•	if no alternative price source or similar instrument or component is available, adjust, amend or otherwise alter this description of the Index; and

•	if none of the foregoing will achieve the objective of the Index as set forth above, permanently cease to calculate and/or disseminate levels for the Index.

Termination of the Index

The Index Sponsor may, at any time and without notice, terminate and proceed to ask the Index calculation agent to cease the calculation and dissemination of the Index.

Change in Methodology

No assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, without limitation, any changes to, or any suspension or termination of any components for which values must be determined in relation to the Index) will not arise that would, in the determination of the Index Sponsor, necessitate or make desirable a modification of, or change to, the Index Methodology.

Any change to, or modification of, the Index Methodology may be outside the technology employed by the Index calculation agent, and thus the Index calculation agent may not be able to calculate the Index following such change or modification.  In such event the Index Sponsor may, in its sole and absolute discretion, appoint a successor Index calculation agent.

Disclaimer

Although the Index Sponsor obtains price and return data from sources that it considers reliable, for example for the Benchmark Index and the Cash Rate, the Index Sponsor will not independently verify such data, and neither does it guarantee the accuracy and/or completeness of any data included in this description of the Index, nor the accuracy of any Index Levels.

The Index Sponsor is under no obligation to advise any person or entity of any error in the Index (but may do so in its sole and absolute discretion).  References to the Benchmark Index and the Cash Rate are included only to describe the components upon which the Index are based.  The Index is not in any way sponsored, endorsed or promoted by BNY Mellon® or any Exchange.

The Royal Bank of Scotland plc owns all intellectual property rights to the Index and this description of the Index.  This description of the Index has been supplied by The Royal Bank of Scotland plc.  Any use of any intellectual property rights must be with the consent of The Royal Bank of Scotland plc.

The RBS BRIC Trendpilot Index (USD) is calculated by Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”).   “Dow Jones Indexes” is a service mark of Dow Jones Trademark Holdings LLC (“Dow Jones”). RBS BRIC TrendpilotTM Notes based on the RBS BRIC Trendpilot IndexSM are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of investing in such product(s).

CME Indexes, its affiliates, sources and distribution agents, and each of their respective officers, directors, employees, agents, representatives and licensors (collectively, the “Index calculation agent”) shall not be liable to The Royal  Bank of Scotland plc, its affiliates, any customer or any third party for any loss or damage, direct, indirect or consequential, arising from (i) any inaccuracy or incompleteness in, or delays, interruptions, errors or omissions in the delivery of the RBS BRIC Trendpilot Index or any data related thereto (the “Index Data”) or (ii) any decision made or action taken by The Royal Bank of Scotland plc, its affiliates, any customer or third party in reliance upon the Index Data.  The Index calculation agent does not make any warranties, express or implied, to The Royal Bank of Scotland plc, its affiliates, any of its customers or anyone else regarding the Index Data, including, without limitation, any warranties with respect to the timeliness, sequence, accuracy, completeness, currentness, merchantability, quality or fitness for a particular purpose or any warranties as to the results to be obtained by The Royal Bank of Scotland plc or its affiliates, any of its customers or other person in connection with the use of the Index Data.  The Index calculation agent shall not be liable to The Royal Bank of Scotland plc or its affiliates, its customers or other third parties for loss of business revenues, lost profits or any indirect, consequential, special or similar damages whatsoever, whether in contract, tort or otherwise, even if advised of the possibility of such damages.

The Benchmark Indices

Summary

We have derived all information contained in this pricing supplement regarding the BNY Mellon Brazil ADR Total Return IndexSM (the “BNYB Index”), the BNY Mellon Russia Select DR Total Return IndexSM (the “BNYR Index”), the BNY Mellon India Select DR Total Return IndexSM (the “BNYI Index”) and the BNY Mellon China Select ADR Total Return IndexSM (the “BNYC Index,” and each of the BNYB Index, BNYR Index, BNYI Index and BNYC Index, a “Benchmark Index,” together, the “Benchmark Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  Such information reflects the policies of, and is subject to change by, The Bank of New York Mellon Corporation (“BNY Mellon®”).  The Benchmark Indices are total return indices and reflect changes in both movements in stock prices and the reinvestment of the dividend income from their respective underlying stocks, reduced by notional withholding taxes of the relevant Benchmark Index’s country and any applicable fees.  Dividend income amounts are reduced by notional withholding taxes at specified, fixed rates, and these reductions take no account of holders’ individual circumstances.  BNY Mellon® generally applies the withholding rates stated by Dow Jones Indexes, the calculation agent for the Benchmark Indices.  The Benchmark Indices are calculated on a net total-return basis at the end of each trading day.

Launched by BNY Mellon® on April 12, 2002 (the BNYB Index), July 17, 2008 (the BNYR Index), February 4, 2010 (the BNYI Index) and November 20, 2007 (the BNYC Index), each Benchmark Index tracks the performance of Depositary Receipts representing an ownership interest in shares (or a fraction of a share) of an underlying stock that is generally quoted and traded in its local jurisdiction (specifically, Brazil, Russia, India and China) in a foreign currency (specifically, the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi, as the case may be).  You should be aware that no actual investment allowing for tracking of the performance of the Index or the Benchmark Indices was possible prior to their respective launch dates.  All information derived from the levels of the Benchmark Indices prior to their respective launch dates is based on retrospective calculations of the Benchmark Indices performed and published by or on behalf of BNY Mellon®.  We have not independently verified such data, and we make no representation as to the accuracy or completeness of such retrospectively calculated information.  The Benchmark Indices were developed by BNY Mellon® and are compiled, calculated, maintained and published on behalf of BNY Mellon® by the calculation agent, Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC.  Dow Jones Indexes has no obligation to continue to publish, and may discontinue the publication of, any of the Benchmark Indices or all of the Benchmark Indices.

The Benchmark Indices are displayed by Bloomberg under the ticker symbols “BKBRT Index,” “BKRUST Index,” “BKINXTR Index” and “BKTCNT Index,” respectively.  The Benchmark Indices are all denominated in U.S. dollars and are ordinarily calculated every business day on which either the U.S. or London stock exchanges are open for trading, regardless of regular trading in the local markets.

The Benchmark Indices’ Eligibility Criteria

All classes of shares that trade in their respective local markets and that also trade in the form of U.S. exchange-listed depositary receipts, New York Shares or Global Registered Shares (and/or London Stock Exchange depositary receipts in the case of the BNYR Index and the BNYI Index) are eligible for inclusion in the Benchmark Indices, regardless of number of shares outstanding, or length of time elapsed since the date of listing.  Depositary Receipts that are included in the Benchmark Indices are those that are quoted and traded on The New York Stock Exchange (NYSE), NYSE Amex, NASDAQ Stock Market (NASDAQ) or the London Stock Exchange, as the case may be.  The Benchmark Indices are weighted based on market capitalization of all eligible shares, using a formula that is based upon the aggregate of share price times share quantities, as adjusted by the Depositary Receipt conversion ratio and the last sale price of the applicable Depositary Receipts on the NYSE, NYSE Amex or NASDAQ, or the official closing price as reported by the London Stock Exchange.

Securities included in the Benchmark Indices are also subject to a liquidity screen based on volume on their primary U.S. or London exchange, as the case may be.  A security is generally deleted if their illiquidity is due to either: (1) ten consecutive non-trading days; (2) suspension from trading; or (3) ongoing bankruptcy proceedings.  A security may be deleted from the Benchmark Indices prior to 10 days of no trading activity if there are circumstances that reasonably indicate a forthcoming suspension of trading or delisting whether voluntary or involuntary. Subsequently, for re-inclusion in the Benchmark Indices, the stock must not have more than ten consecutive non-trading days during the past quarter.

Eligible securities are evaluated to ensure their overall consistency with the character, design and purpose of the Benchmark Indices.  Final decisions regarding additions to and removals from the Benchmark Indices along with the weighting of the constituents are made by BNY Mellon®’s ADR Index Administrator subject to periodic review by BNY Mellon®’s ADR Index Committee.  Notwithstanding the above, BNY Mellon® may include or remove securities from the Benchmark Indices, in its reasonable judgment.

Additional Eligibility Criteria for the BNYR Index, the BNYI Index and the BNYC Index

To be eligible for initial inclusion in the BNYR Index, the BNYI Index or the BNYC Index, the following additional criteria are applied:

•
a minimum $100,000 three month average daily USD trading volume on the primary exchange of the ADR and $1,000,000 minimum three-month average daily USD trading volume in the combined global markets. Combined global market includes ADR volume in the United States other than on the primary exchange and volume from the local ordinary share for which the ADR represents; and

•
a free-float adjusted market capitalization greater than or equal to $250 million, with the exception of the BNYI Index which has a minimum free-float adjusted market capitalization of $100 million; and

•	passive Foreign Investment Companies (PFIC) are excluded based upon the best information available.

Maintenance of the Benchmark Indices

Maintenance of the Benchmark Indices includes monitoring and implementing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to

company restructurings, spin-offs, or other corporate actions.   Dow Jones Indexes, as the calculation agent for the Benchmark Indices, provides BNY Mellon®’s ADR Index Administrator after the close of business of every trading day, a data file that reflects that day’s current index constituent data and the index divisor, as well as, the next day’s information.  Adjustments resulting in corporate actions will be implemented by Dow Jones Indexes prior to the open of trading on the effective date of the corporate actions.

Quarterly Review of the Benchmark Indices

Securities comprising the Benchmark Indices are reviewed quarterly (which we refer to in this pricing supplement as the “Quarterly Ranking Review”). In addition, the BNYR Index, the BNYI Index and the BNYC Index are subject to further quarterly rebalancing procedures described below.  Quarterly index changes are effective at the open of the next trading day following the third Friday of March, June, September and December and BNY Mellon® will provide at least two days advance notice of quarterly changes.

BNY Mellon®’s ADR Index Committee will meet quarterly at scheduled index meetings in January, April, July, and October of each calendar year.  Committee meetings can be held via conference call, provided agenda and index database summary information (including proposed and reported adjustments) are distributed to committee members in advance. BNY Mellon®’s ADR Index Committee is composed of four external (non-BNY Mellon® employees) members and at least four internal members, and at least two external members must be present to create a quorum for voting purposes.

BNYR Index Rebalancing

The BNYR Index is subject to rebalancing at each Quarterly Ranking Review in accordance with the following asset diversification requirements: (a) the percent weight of the aggregate BNYR Index free-float adjusted market capitalization (i.e., “BNYR Index weight”) represented by any individual BNYR Index component stock may not exceed 23%, and (b) with respect to 55% of the aggregate BNYR Index free-float adjusted market capitalization, the BNYR Index weights of the component stocks must be diversified so that no single BNYR Index component stock exceeds 4.5%.  If one or more BNYR Index component stocks exceed either or both of the maximum allowable limits set forth above, the BNYR Index weight(s) of such BNYR Index component stock(s) will be reduced and redistributed across the remaining BNYR Index component stocks that do not exceed the limits as a result of applying the following procedures:

(1)
First, if at least one BNYR Index component stock has a BNYR Index weight greater than 23%, then each such component stock whose BNYR Index weight exceeds 20% of the aggregate BNYR Index free-float adjusted market capitalization will be reduced to 20% and the aggregate reduction amount will be redistributed equally across all remaining BNYR Index component stocks with lower BNYR Index weights. If, after this redistribution, the BNYR Index weights of any other BNYR Index component stocks exceed 20%, such BNYR Index weights will be reduced to 20% and the aggregate reduction amount will be redistributed equally across all remaining BNYR Index component stocks with lower BNYR Index weights. The redistribution will be repeated as necessary in order to ensure the result that no BNYR Index component stock upon rebalancing in this first step has a BNYR Index weight greater than 20%.

(2)
Second, with respect only to the 55% of the aggregate BNYR Index free-float adjusted market capitalization accounted for by the lowest weighted BNYR Index component stocks, if at least one BNYR Index component stock has a BNYR Index weight greater than 4.5%, then each such BNYR Index component stock whose BNYR Index weight exceeds 4% of the aggregate BNYR Index free-float adjusted market capitalization will be reduced to 4% and the aggregate reduction amount will be redistributed equally across all remaining BNYR Index component stocks with lower BNYR Index weights.

(3)
If, after this redistribution the BNYR Index weights of any other BNYR Index component stocks exceed 4%, such BNYR Index weights will be reduced to 4%, and the aggregate reduction amount will be redistributed equally across all remaining BNYR Index component stocks with lower BNYR Index weights. The redistribution will be repeated as necessary in order to ensure the result that no stock upon rebalancing in this second step has a BNYR Index weight greater than 4%.  As a result of this procedure, the rank order of BNYR Index component stocks by their rebalanced BNYR Index weights will be retained in relation to such order before the rebalancing.

BNYI Index Rebalancing

The BNYI Index is weighted by adjusted free-float market capitalization, Depositary Receipt conversion ratio and, if necessary, a BNYI Index factor.  The BNYI Index factor is implemented so that each BNYI Index component’s weight is capped at 15% of the BNY Index’s total adjusted free-float market capitalization.  If at any Quarterly Ranking Review there are 25 or more BNYI Index components in the BNYI Index, then, with respect to the lower 55% of the BNYI Index’s total adjusted market capitalization, each BNYI Index component’s weight will be capped at 4.5%.

BNYC Index Rebalancing

The BNYC Index is subject to rebalancing at each Quarterly Ranking Review by having the weight of its component stocks distributed proportionally from the largest components to the smallest components. The BNYC Index is subject to quarterly rebalances where the aggregate component weight will be distributed using an algorithm developed by Dow Jones Indexes, ordinarily after the close of trading on the Tuesday preceding the third Friday in March, June, September, and December.  This algorithm will re-distribute the BNYC Index weight among each BNYC Index component proportional to the next largest BNYC Index component based on its un-weighted market capitalization until the sum of BNYC Index components whose weight is greater than or equal to 4.5% of the total BNYC Index market capitalization is as close to but not greater than 45%. Accordingly no one BNYC Index component’s weight can be greater than 20% of the total BNYC Index market capitalization.  Once the rebalanced BNYC Index weight of each component stock is so determined, such new BNYC Index weights will be multiplied by the aggregate BNYC Index free-float adjusted market capitalization and divided by the closing price of each BNYC Index component stock in order to arrive at rebalanced BNYC Index share quantities.

The Benchmark Indices’ Holdings Information (as of July 6, 2011)

BNYB Index

As of July 6, 2011, the BNYB Index is comprised of thirty-two (32) component securities.  The top ten component securities and sectors or industries in the BNYB Index as of that date are as follows:

Top 10 holdings of the BNYB Index		Top holdings of the BNYB Index by sector or industry*
Company (Type of Security)	Percentage of Total Holdings	Sector or Industry	Percentage of Total Holdings
Petroleo Brasileiro S.A. (ADS Class A)	14.33%	Materials	28.31%
Vale S.A. (ADS Class A Preferred)	13.45%	Energy	27.96%
Petroleo Brasileiro S.A. (ADS)	12.24%	Financials	20.75%
Itaú Unibanco Holding S.A. (ADS)	10.62%	Consumer Staples	11.30%
Vale S.A. (ADS)	9.50%	Utilities	5.17%
Banco Bradesco S.A. (ADS)	8.71%	Telecommunication Services	4.47%
Companhia de Bebidas das Américas - AMBEV (ADS)	6.01%	Industrials	1.61%
BRF - Brasil Foods S.A. (ADS)	2.48%	Consumer Discretionary	0.43%
Companhia Siderurgica Nacional S.A. (ADS)	2.17%
Gerdau S.A. (ADS)	2.12%
Source: BNY Mellon®.		* Based on standard industry classifications

As reflected in the tables above, as of July 6, 2011, the top ten company holdings of the BNYB Index made up 81.63% of its weight and the top five holdings of the BNYB Index made up 60.14% of its weight.  As of July 6, 2011 the top five sectors or industries made up 93.49% of its weight, and the top three sectors or industries made up 77.02% of its weight.

BNYR Index

As of July 6, 2011, the BNYR Index is comprised of forty (40) component securities.  The top ten component securities and sectors or industries in the BNYR Index as of that date are as follows:

Top 10 holdings of the BNYR Index		Top holdings of the BNYR Index by sector or industry*
Company (Type of Security)	Percentage of Total Holdings	Sector or Industry	Percentage of Total Holdings
OAO Gazprom (ADS)	18.77%	Energy	54.96%
OJSC Surgutneftegaz (ADS)	11.03%	Materials	18.77%
Lukoil Holdings (ADS)	10.77%	Telecommunication Services	10.40%
Uralkali (GDR)	4.65%	Consumer Staples	5.22%
OJSC MMC “Norilsk Nickel” (ADR)	4.22%	Financials	3.86%
OAO Novatek (GDR)	4.06%	Utilities	2.82%
Rosneft (GDR)	3.72%	Industrials	1.69%
Tatneft (GDR)	3.47%	Information Technology	0.90%
Mobile Telesystems OJSC (ADS)	3.32%	Health Care	0.82%
Rostelecom OJSC (ADS)	3.07%	Consumer Discretionary	0.55%
Source: BNY Mellon®.		* Based on standard industry classifications

As reflected in the tables above, as of July 6, 2011, the top ten company holdings of the BNYR Index made up 67.08% of its weight and the top five holdings of the BNYR Index made up 49.44% of its weight.  As of July 6, 2011, the top five sectors or industries made up 93.21% of its weight and the top three sectors or industries made up 84.13% of its weight, where energy, by itself, consisted of 54.96% of its weight.

BNYI Index

As of July 6, 2011, the BNYI Index is comprised of nineteen (19) component securities.  The top ten component securities and sectors or industries in the BNYI Index as of that date are as follows:

Top 10 holdings of the BNYI Index		Top holdings of the BNYI Index by sector or industry*
Company (Type of Security)	Percentage of Total Holdings	Sector or Industry	Percentage of Total Holdings
Infosys Technologies Limited (ADS)	15.23%	Financials	31.04%
Larsen & Toubro Limited (GDR)	13.64%	Information Technology	19.00%
Reliance Industries Limited (GDR)	13.21%	Industrials	18.11%
ICICI Bank Limited (ADS)	11.38%	Energy	13.21%
HDFC Bank Limited (ADS)	11.29%	Materials	8.03%
Tata Steel Limited (GDR Reg S)	4.93%	Consumer Discretionary	4.00%
Tata Motors Limited (ADS)	4.47%	Health Care	3.41%
Axis Bank Limited (GDR)	4.38%	Utilities	3.01%
Mahindra & Mahindra Limited (GDR)	4.00%	Telecommunication Services	0.18%
State Bank of India (GDR)	4.00%
Source: BNY Mellon®.		* Based on standard industry classifications

As reflected in the table above, as of July 6, 2011, the top ten company holdings of the BNYI Index made up 86.53% of its weight and the top five holdings of the BNYI Index made up 64.75% of its weight.  As of July 6, 2011, the top five sectors or industries made up 89.39% of its weight and the top three sectors or industries made up 68.15% of its weight.

BNYC Index

As of July 6, 2011, the BNYC Index is comprised of fifty-three (53) component securities.  The top ten component securities and sectors or industries in the BNYC Index as of that date are as follows:

Top 10 holdings of the BNYC Index		Top holdings of the BNYC Index by sector or industry*
Company (Type of Security)	Percentage of Total Holdings	Sector or Industry	Percentage of Total Holdings
China Mobile Limited (ADS)	10.17%	Information Technology	26.31%
CNOOC Limited (ADS)	8.15%	Energy	24.62%
PetroChina Company Limited (ADS)	7.75%	Telecommunication Services	17.67%
China Life Insurance Company Limited (ADS)	6.87%	Consumer Discretionary	11.67%
Baidu, Inc. (ADS)	6.26%	Financials	8.13%
China Petroleum & Chemical Corporation (ADS)	5.39%	Industrials	4.02%
China Unicom (Hong Kong) Limited (ADS)	3.79%	Health Care	3.26%
China Telecom Corporation Limited (ADS)	3.72%	Materials	3.03%
Yanzhou Coal Mining Company Limited (ADS)	3.33%	Utilities	1.29%
Ctrip.com International, Ltd. (ADS)	3.01%
Source: BNY Mellon®.		* Based on standard industry classifications

As reflected in the tables above, as of July 6, 2011, the top ten company holdings of the BNYC Index made up 58.44% of its weight and the top five holdings of the BNYC Index made up 39.20% of its weight.  As of July 6, 2011, the top five sectors or industries made up 88.40% of its weight and the top three sectors or industries made up 68.60% of its weight.

Dow Jones Indexes as index calculation agent for the Benchmark Indices

Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, will act as the calculation agent for the Benchmark Indices and will be responsible for maintaining and calculating the level of the Benchmark Indices using the methodology published by BNY Mellon®.  BNY Mellon® will be the final authority on the Benchmark Indices and the interpretation of the methodology.

Index maintenance includes monitoring and implementing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings, spin-offs, or other corporate actions. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Benchmark Indices.

Other corporate actions, such as share issuances, change the aggregate free-float adjusted market capitalization of the Index and, therefore, require an index divisor adjustment as well. To avoid index discontinuity due to adjusting for corporate actions, offsetting index divisor adjustments are ordinarily made. By adjusting the index divisor for the changes in the aggregate free-float adjusted market capitalization of the Benchmark Indices arising from one or more corporate actions affecting component stocks, the values of the Benchmark Indices and the Benchmark Indices remain constant. This helps keep the value of the Benchmark Indices accurate as a barometer of stock market performance and ensures that the movements of the Benchmark Indices and the Benchmark Indices will not be improperly affected by corporate actions in the component stocks.  Corporate actions that require divisor adjustments will be evaluated by the calculation agent based on the best information available to it, and the calculation agent will determine and implement such changes prior to the opening of trading on the effective date.  The calculation agent will supply to the ADR Index Administrator after the close of business of every trading day, a data file that reflects that day’s current index constituent data and the index divisor, as well as the next day’s information.

License Agreement with BNY Mellon®

BNY Mellon® has entered into a non-transferable, non-exclusive license agreement granting us and certain of our affiliated or subsidiary companies, in exchange for a fee, the right to use the Benchmark Indices, which are each owned by BNY Mellon®, in connection with certain securities, including the Notes.  The license agreement between BNY Mellon® and us provides that the following language must be set forth in this pricing supplement:

BNY Mellon®, BNY Mellon Brazil ADR IndexSM, BNY Mellon Russia Select DR IndexSM, BNY Mellon India Select DR IndexSM and BNY Mellon China Select ADR IndexSM ("BNYM Licensor Index Marks") are service marks of The Bank of New York Mellon Corporation or any of its subsidiaries, affiliates or group companies ("BNY Mellon") and have been licensed for use for certain purposes by The Royal Bank of Scotland plc and RBS Securities Inc. (collectively, the “Licensee”).  Products based on the BNYM Licensor Index Marks named above are not sponsored, endorsed, sold, recommended or promoted BNY Mellon®, and BNY Mellon® does not make any representation or warranty, express or implied, to the purchasers or owners of the products or any member of the public regarding the advisability of investing in financial products generally or in these products particularly, the ability of the indexes named above to track market performance or the suitability or appropriateness of the products for such purchasers, owners or such member of the public.  The relationship between BNY Mellon®, on one hand, and the Licensee, on the other, is limited to the licensing of certain servicemarks and trade names of BNY Mellon®, and the BNYM Licensor Index Marks are determined, composed and calculated by BNY Mellon® without regard to the Licensee or their products.  BNY Mellon® has no obligation to take the needs of the Licensee or the purchasers or owners of their products into consideration in determining, composing or calculating the indexes named above.  BNY Mellon® is not responsible for, nor has participated in, the determination of the timing of, prices at, or quantities of the products to be issued or in the determination or calculation of the equation by which the products are to be converted into cash.  BNY Mellon® has no obligation or liability in connection with the administration, marketing or trading of the products.  BNY MELLON® DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE INDEXES LISTED ABOVE OR ANY DATA INCLUDED THEREIN, AND BNY MELLON® SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.  BNY MELLON® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, PURCHASERS OR OWNERS OF THEIR PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES LISTED ABOVE OR ANY DATA INCLUDED THEREIN.  BNY MELLON® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES LISTED ABOVE OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BNY MELLON® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE,

INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Cash Rate

The Cash Rate is the yield on a hypothetical notional investment in 3-month U.S. Treasury bills, which are short-dated debt instruments that are issued on a regular basis by the U.S. Treasury.

The U.S. Treasury issues Treasury bills, including 3-month Treasury bills, at a discount at public auctions, typically on a weekly basis.  Two types of bids are accepted.  With a competitive bid, the bidder specifies the discount rate it will accept.  With a non-competitive bid, the bidder agrees to accept the discount rate set at auction.  At the close of an auction, the U.S. Treasury accepts all non-competitive bids that comply with the auction rules, and then accepts competitive bids in ascending order in terms of their discount rates (from lowest to highest) until the quantity of accepted bids reaches the offering amount.  All bidders, competitive and non-competitive, will receive the same discount rate or yield at the highest accepted bid.  This highest accepted bid is the auction high rate.  The Index references the most recent auction high rate for 3-month Treasury bills as reported by the U.S. Department of the Treasury and displayed on Bloomberg page “USB3MTA Index” (or any successor page) in calculating the Index level when the Index is tracking the Cash Rate.

Because the Cash Rate is determined in reference to the weekly auction held by the U.S. Treasury, the Cash Rate will not reflect the most current prevailing prices for 3-month U.S. Treasury bills because changes in the trading price of 3-month U.S. Treasury bills in the inter-dealer market will not be taken into account.

VALUATION OF THE NOTES

The Notes are not listed on any securities exchange.  Other than pursuant to the early repurchase and redemption rights set forth herein, we will not purchase Notes in the secondary market. We intend to apply to list the Notes on NYSE Arca, Inc. (“NYSE Arca”) and there is no guarantee whether or when such application will be approved.

The daily redemption value, which is the price at which we will pay you for your Notes at maturity or upon early repurchase or redemption as set forth in this pricing supplement, will be determined by the calculation agent, based on the formula described in this pricing supplement.  The calculation agent expects to publish the daily redemption value on its website.  Information contained on that website is not incorporated by reference, and should not be considered a part of, this pricing supplement.

The value of the Notes will be affected by several factors, many of which are beyond our control.  We expect that generally the level of the Index on any day will affect the value of the Notes more than any other factor.  The level of the Index in turn will be affected by the performance of the Benchmark Index or the Cash Rate as described under “The Index” above.  Other factors that may influence the value of the Notes include, but are not limited to, supply and demand for the Notes, the volatility of the Benchmark Index and the Index, the return on the securities comprising the Benchmark Index, prevailing interest rates, the volatility of securities markets, economic, financial, political, regulatory or judicial events that affect the level of the Benchmark Index, the Index and the Cash Rate, the general interest rate environment, as well as the actual or perceived creditworthiness of RBS plc and RBSG.  See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the value of the Notes prior to maturity.

The Index is a proprietary index that The Royal Bank of Scotland plc, as Index Sponsor, developed and owns.  Dow Jones Indexes, the marketing name and licensed trademark of CME Group Index Services LLC, as Index calculation agent pursuant to an agreement with the Index Sponsor, will calculate the Index closing level for each business day at approximately 6:00 p.m. (New York City time) on each such day.  Index Levels will be displayed on Bloomberg page “TPBRICUT <Index>” (or on any successor page), and will also be published via NYSE Arca under symbol “TPBRICUT.”  We are not incorporating by reference herein the website or any material included in such NYSE website or Bloomberg page or website.  For further information on the Index levels, see “The Index” above.

As discussed in “Specific Terms of the Notes—Payment Upon Repurchase or Redemption” below, subject to certain restrictions, on any business day from, and including, the initial issuance of the Notes on the initial settlement date to, and including,           , 2041, you may offer your Notes to RBS plc for repurchase.  If you choose to offer your Notes for repurchase, you must offer at least the applicable minimum repurchase amount to RBS plc for repurchase on any repurchase date in accordance with the procedures set forth under “Specific Terms of the Notes—Repurchase at Your Option” in this pricing supplement.  The last date on which RBS plc will repurchase your Notes will be           , 2041.

SPECIFIC TERMS OF THE NOTES

In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through DTC or another depositary.  Owners of beneficial interests in the Notes should read the section “—Forms of the Notes” below and “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus dated May 18, 2010 (the “prospectus”).

The Notes are securities as described in the prospectus which also contains a detailed summary of additional provisions of the Notes and of the amended and restated indenture, dated as of August 13, 2010, among us, as issuer, RBSG, as guarantor, and The Bank of New York Mellon, acting through its London Branch, as original trustee, as supplemented by the first supplemental indenture dated as of August 25, 2010, among us, as issuer, RBSG, as guarantor, The Bank of New York Mellon, acting through its London Branch, as original trustee, Wilmington Trust Company, as trustee, and Citibank, N.A., as securities administrator, under which the Notes will be issued (the “indenture”).  You should read all the provisions of the accompanying prospectus, including information incorporated by reference, and the indenture.  Pursuant to an administration agreement dated as of August 25, 2010 (the “administration agreement”), among us, RBSG, Wilmington Trust Company, and Citibank, N.A., the securities administrator will be the authenticating agent, paying agent, securities registrar and transfer agent for the Notes.

Please note that the information about the price to the public and the proceeds to us on the front cover of this pricing supplement relates only to the initial sale of the Notes.  If you have purchased the Notes after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Interest

We will not make any interest payments during the term of the Notes.

Denomination

We will offer the Notes in denominations of $25.00 stated face amount.  Any Notes issued in the future may be issued at a price higher or lower than the stated face amount, based on the value of the Notes at that time.  However, regardless of the issue price of any Notes, the stated face amount or par value of all Notes will be $25.00.

Ranking

The Notes will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law.  The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

The Royal Bank of Scotland Group plc, which we refer to as RBSG, will fully and unconditionally guarantee payment in full to the holders of the Notes.  The guarantee is set forth in, and forms a part of, the indenture under which the Notes will be issued.  If, for any reason, we do not make any required payment in respect of the Notes when due, RBSG, as the guarantor thereof, will cause the payment to be made to or to the order of the applicable paying agent on behalf of the trustee.  The holder of the guaranteed Note may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity.  The guarantees will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other present and future unsecured and unsubordinated obligations.  RBSG may, without the consent of the holders of the Notes, assume all of our rights and obligations under the Notes and upon such assumption, we will be released from our liabilities with respect to the indenture and the Notes.  Any payment in respect of the Notes, including any repayment of your investment, will be subject to the credit risk of us and RBSG.

Payment at Maturity

The Notes will mature on the maturity date stated on the cover of this pricing supplement, subject to postponement as described below.  If you hold your Notes to maturity, you will receive a cash payment on the stated maturity date that is equal to the daily redemption value of the Notes on           , 2041 (the “final valuation date”), unless the final valuation date and/or maturity date is postponed as described below.  The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any payment you will be entitled to receive on the Notes is subject to the ability of The Royal Bank of Scotland plc, which we refer to as RBS plc, as the issuer of the Notes, and RBSG as the guarantor of the issuer’s obligations under the Notes, to pay their respective obligations as they become due.

Repurchase at Your Option

Subject to certain restrictions, on any business day from, and including, the initial issuance of the Notes on the initial settlement date to, and including,           , 2041, you may offer your Notes to us for repurchase.  If you choose to offer your Notes for repurchase, you must offer at least 10,000 Notes to us for any single repurchase on any repurchase date in accordance with the procedures described below; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the Notes from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount by RBS plc, if you offer at least 10,000 Notes to us for repurchase and fulfill the repurchase procedures described below, we will be obligated to repurchase your Notes on the applicable repurchase date.

If you wish to offer your Notes to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at RedeemableNotes@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the Notes, and the other portion must be completed by your broker.  You must offer at least 10,000 Notes for repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your Notes on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date as described under “—Payment Upon Repurchase or Redemption” below).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the Notes in respect of such deadlines.  Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

The applicable valuation date for any repurchase will be the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your Notes, and the applicable repurchase date will be the third business day immediately following such valuation date.

Unless the scheduled repurchase date is postponed as described under “—Payment Upon Repurchase or Redemption” below, the final day on which we will repurchase your Notes will be           , 2041.  As such, you must offer your Notes for repurchase no later than           , 2041 in order to have your Notes repurchased on           , 2041, and the applicable valuation date for any such repurchase would be           , 2041.

A “trading day” is a day on which (a) trading is generally conducted on NYSE Arca and each Exchange, and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

A “business day” is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Redemption at Our Option

We may, in our sole discretion, redeem the Notes, in whole but not in part, at any time during the period from, and including, the initial issuance of the Notes on the initial settlement date, to, and including,           , 2041.  If we exercise our right to redeem the Notes, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is           , 2041.

The valuation date for any redemption, will be the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC in accordance with the procedures set forth above.  The applicable redemption date will be specified in the redemption notice and will not be less than five business days nor more than ten business days after the date of the redemption notice.

Payment upon Repurchase or Redemption

If your Notes are repurchased or if we elect to redeem your Notes in accordance with the procedures described under “—Repurchase at Your Option” and “—Redemption at Our Option” above, as the case may be, you will receive a cash payment on the relevant repurchase date or redemption date, as the case may be, in an amount per Note equal to the daily redemption value of the Notes on the applicable valuation date.

The applicable valuation date will be:

•
in the case of Notes you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your Notes; or

•	in the case of Notes we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days nor more than ten business days after the date of the redemption notice.

The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.

If the valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “—Postponement of a Valuation Date,” in which case the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following the applicable valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  In the event that payment upon repurchase or redemption by us is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any Notes repurchased by us at your option or redeemed by us at our option will be cancelled on the relevant repurchase date.

Any payment you will be entitled to receive on the Notes is subject to the ability of RBS plc as the issuer of the Notes, and RBSG as the guarantor of the issuer’s obligations under the Notes, to pay their respective obligations as they become due.

The daily redemption value payable at maturity or upon early repurchase or redemption of your Notes is reduced by the aggregate investor fee applicable to your Notes.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.

Daily Redemption Value

The daily redemption value as of           , 2011, the inception date of the Notes, is equal to the stated face amount of $25.00 per Note.  For any valuation date thereafter, the daily redemption value per Note will be equal to:

•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “Index closing level” on any valuation date will be the official closing level of the Index with respect to such valuation date reported on Bloomberg page “TPBRICUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such valuation date as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “—Discontinuation or Modification of the Index” below.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to (a) 1.10% per annum when the Index is tracking one or more Benchmark Indices and (b) 0.50% per annum when the Index is not tracking any Benchmark Index, and instead, is tracking only the Cash Rate.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

“Valuation date” means each business day from, and including, the inception date to, and including, the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as described under “—Postponement of a Valuation Date” below.

Market Disruption Events

For purposes of the Notes, a “market disruption event” means:

(a)
any suspension or absence of, or material limitation imposed on, trading by any relevant exchange in (i) when the Index is tracking any Benchmark Index, depositary receipt securities then included in such Benchmark Index, or futures or options contracts that reference such Benchmark Index, or futures or options contracts that reference such depositary receipt securities or the equity securities underlying such depositary receipt securities, then comprising 20% or more of the level of such Benchmark Index, as determined by the calculation agent, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, whether by reason of movements in price exceeding limits permitted by the relevant exchange therefor or otherwise; or

(b)
any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for (i) when the Index is tracking any Benchmark Index, depositary receipt securities then included in such Benchmark Index, or futures or options contracts that reference such Benchmark Index, or futures or options contracts that reference such depositary receipt securities or the equity securities underlying such depositary receipt securities, then comprising 20% or more of the level of such Benchmark Index, as determined by the calculation agent, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, on the relevant exchange therefor, on any other exchange or quotation system; or

(c)
the closure on any trading day of any relevant exchange for (i) when the Index is tracking any Benchmark Index, depositary receipt securities then included in such Benchmark Index, or futures or options contracts that reference such Benchmark Index, or futures or options contracts that reference such depositary receipt securities or the equity securities underlying such depositary receipt securities, then comprising 20% or more of the level of such Benchmark Index, as determined by the calculation agent, or (ii) when the Index is tracking the Cash Rate, 3-month U.S. Treasury bills or futures or options contracts that reference 3-month U.S. Treasury bills, prior to its scheduled closing time unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such trading day.

“Relevant exchange” means (a) when the Index is tracking one or more Benchmark Indices, for each such tracked Benchmark Index, the primary exchange or quotation system for (i) each depositary receipt component then included in such Benchmark Index, (ii) futures or option contracts on each such depositary receipt component, (iii) futures or option contracts on the equity security underlying each such depositary receipt component and (iv) futures or option contracts on such Benchmark Index, and (b) when the Index is tracking the Cash Rate, the exchange or trading market that serves as the primary source of prices for 3-month U.S. Treasury bills or the primary exchange where options or futures contracts on 3-month U.S. Treasury bills are traded, in each case as determined by the calculation agent.

For purposes of determining whether a market disruption event exists at any time, if trading in a depositary receipt security included in any Benchmark Index, or futures or options contracts that reference such depositary receipt security or the equity security underlying such depositary receipt security, is suspended or materially limited at that time, or there occurs an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security or contract, then, as determined by the calculation agent, the relevant percentage contribution of that security to the level of such Benchmark Index will be based on a comparison of (a) the portion of the level of such Benchmark Index allocated to that security relative to (b) the overall level of such Benchmark Index, in each case immediately before the occurrence of that suspension, limitation or other market disruption, as the case may be.

For purposes of determining whether a market disruption event has occurred:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

•	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a market disruption event;

•
limitations pursuant to NYSE Rule 80B (or the rules of any relevant exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension or absence or material limitation of trading;

•
a suspension of trading in futures or options contracts on any depositary receipt security, equity security underlying a depositary receipt security, Benchmark Index or 3-month U.S. Treasury bills by the primary exchange or market related to such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in such futures or options contracts; and

•
a suspension or absence or material limitation of trading on any relevant exchange or on the primary market on which futures or options contracts related to any depositary receipt security, equity security underlying a depositary receipt security, Benchmark Index or 3-month U.S. Treasury bills are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Postponement of a Valuation Date

If any valuation date (including the final valuation date) is not a trading day with respect to any Benchmark Index, or if a market disruption event exists on any such valuation date, the valuation date will be postponed to the next succeeding trading day on which a market disruption event does not exist.  However, in no event will a valuation date be postponed more than five business days.  If a valuation date has been postponed for five business days and such fifth business day is not a trading day or a market disruption event exists on such fifth business day, the calculation agent will determine the Index closing level for such valuation date on such fifth business day in accordance with the formula for calculating the Index closing level last in effect prior to the commencement of the market disruption event or non-trading day, using the closing level of such Benchmark Index and/or the Cash Rate and, if the closing level of such Benchmark Index is not available, using the closing price (or, if trading in the relevant securities comprising such Benchmark Index has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such fifth business day of each security most recently composing such Benchmark Index, as applicable.  If a valuation date is postponed, any corresponding repurchase date or redemption date or, in the case of the final valuation date, the maturity date, will also be postponed to the third business day immediately following the applicable valuation date or final valuation date, as the case may be, as postponed.  Any such postponement or determination by the calculation agent may adversely affect your return on the Notes.  In addition, no interest or other payment will be payable as a result of such postponement.

All determinations and adjustments to be made by the calculation agent with respect to the daily redemption value and the amount payable upon repurchase or at maturity will be made by the calculation agent in its sole discretion.  See “Risk Factors” for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Default Amount on Acceleration

For the purpose of determining whether the holders of our RBS NotesSM, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the stated face amount of each Note outstanding as the principal amount of that Note.  Although the terms of the Notes may differ from those of the other RBS NotesSM, holders of specified percentages in principal amount of all RBS NotesSM will be able to take action affecting all the RBS NotesSM, including the Notes.  This action may involve changing some of the terms that apply to the RBS NotesSM, accelerating the maturity of the RBS NotesSM (in accordance with the acceleration provisions set forth under “Description of Debt Securities” in the prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the prospectus) with respect to the Notes shall have occurred and be continuing, the amount declared due and payable for each Note upon any acceleration of the Notes will be determined by RBSSI, as calculation agent, and will equal the daily redemption value calculated as if the date of acceleration were the applicable valuation date.  See “Description of Debt Securities—Events of Default; Limitation of Remedies” in the prospectus.

If the maturity of the Notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its Delaware office, and to the securities administrator at its New York office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the Notes, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional securities having the same terms and conditions as the Notes offered by this pricing supplement, and ranking on an equal basis with the Notes in all respects.  If there is substantial demand for the Notes, we may issue additional Notes frequently.  We are initially offering up to a maximum aggregate face amount of Notes linked to the Index of $           (equivalent to            Notes).  However, we have no obligation to issue up to this amount or any specific amount of Notes and, in our sole discretion, may issue Notes in excess of this amount.  Such additional Notes will be consolidated and form a single series with the Notes and all other RBS NotesSM issued pursuant to the indenture.  We have no obligation to take your interests into account when deciding to issue additional securities.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index closing level will be determined by reference to the value of such Successor Index or market for such Successor Index.

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be furnished to us, the trustee, the securities administrator and DTC as the holder of the Notes within three trading days of such selection.

If the Index Sponsor discontinues publication of the Index and the calculation agent determines that no Successor Index is available with respect to the Index at such time, then the calculation agent will determine the Index closing level as follows.  The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the applicable Benchmark Index Closing Levels (or, if such Benchmark Index Closing Levels are not available, its good faith estimate of the closing levels of the Benchmark Indices in accordance with the formula for and method of calculating such Benchmark Indices last in effect prior to such discontinuance, and based on the closing price of each security most recently comprising the Benchmark Indices) and the Cash Rate.  Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Notes.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the next valuation date, make such calculations and adjustments to the terms of the Notes as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of an index comparable to the Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and on each valuation date thereafter, make each relevant calculation with reference to the Index or Successor Index, as adjusted.  Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of the Index or Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Manner of Transfer, Exchange and Payment

If we ever issue Notes in certificated form, those Notes may be presented for payment, transfer, and exchange at the office of any transfer agent designated and maintained by us.  We have initially designated Citibank, N.A, the securities administrator under the indenture, at 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention: Corporate Trust Services, as our current agent for the payment, transfer and exchange of the Notes.  We refer to Citibank, N.A., acting in this capacity, as the paying agent. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any Note if the holder has exercised the holder’s right, if any, to require us to repurchase the Note, in whole or in part, except the portion of the Note not required to be repurchased;

•	register the transfer or exchange of Notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that Note being redeemed in part.

No service charge will be made for any registration or transfer or exchange of Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of Notes.

Book-Entry Securities.  The paying agent will make payments on the Notes to the account of the depositary (which is initially DTC), as holder of the global securities representing the Notes, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the global securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities.  Any payment on the Notes will be made in immediately available funds to accounts designated by you and approved by us, or at the office of the paying agent specified above, but only when the Notes are surrendered to the paying agent at that office.

Role of Calculation Agent

RBS Securities Inc., or RBSSI, an affiliate of ours, will serve as the calculation agent.  The calculation agent will, in its reasonable discretion, make all determinations regarding the value of the Notes, including at maturity or upon early repurchase or redemption by us, market disruption events (see “—Postponement of a Valuation Date”), business days, trading days, the daily redemption value, the maturity date, valuation dates, repurchase dates, the amount payable in respect of your Notes at maturity or upon early repurchase or redemption by us and any other calculations or determinations to be made by the calculation agent as specified herein.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Optional Tax Redemption

We or RBSG will have the option to redeem Notes issued as part of the same issuance as a whole, and not in part, prior to their stated maturity upon not less than 30 nor more than 60 days’ notice to each holder of such Notes, on any Index business day at a redemption price as determined by the calculation agent to be equal to the fair value of the Notes, if we or RBSG, as applicable, determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction (as defined below under “—Additional Amounts”), including any treaty to which such U.K taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of this pricing supplement:

•
in making any payments on such Notes, we or RBSG, as applicable, have paid or will or would on the next payment date become obligated to pay Additional Amounts (as defined below under “—Additional Amounts”);

•
payments on the next payment date in respect of any of such Notes would be treated as “distributions” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

•
on the next payment date we or RBSG, as applicable, would not be entitled to claim a deduction in respect of the payments in computing our or RBSG’s U.K. taxation liabilities, or the value of the deduction to us or RBSG, as applicable, would be materially reduced.

The notice will specify, among other things:

•	the redemption date;

•	the amount of Notes to be redeemed;

•	the redemption price;

•	the place or places where the Notes are to be surrendered for payment at the redemption price; and

•	that the redemption price will become due and payable on the redemption date.

In each case we or RBSG will be required, before giving a notice of redemption, to deliver to the trustee and the securities administrator a written legal opinion of independent English counsel of recognized standing, selected by us or RBSG, as applicable, in a form satisfactory to the trustee and securities administrator confirming that we or RBSG, as applicable, are entitled to exercise this right of redemption.

Since the Notes will be represented by one or more registered global certificates, DTC (as the depository) or its nominee will be treated as the holder of the Notes; therefore DTC or its nominee will be the only entity that receives notices of redemption of Notes from us.  See the section entitled “—Forms of the Notes” below and “—Manner of Transfer, Exchange and Payment” above.

The actual redemption of a Note normally will occur on the payment date or dates following receipt of a valid notice.  The redemption price will be equal to the fair value of the Notes on the fifth Index business day prior to the redemption date, as determined by the calculation agent in good faith and in a commercially reasonable manner to be fair and equitable to the holders of the Notes, which determination shall be binding on us and the holders of the Notes.  Such fair value would take into consideration, among other things, the level of the Index, the time remaining to maturity of the Notes, and the value of expected future payments on the Notes based on then current market conditions.

However, this does not in any way limit our right to redeem all of the Notes at our option at any time for any reason (including for other tax reasons) as described under “—Redemption at Our Option” above.

Additional Amounts

We or RBSG will pay any amounts to be paid by us or RBSG, as guarantor, on any Notes without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a U.K. taxing jurisdiction requires us or RBSG, as guarantor, to make such deduction or withholding, we or RBSG, as guarantor, will pay additional amounts with respect to payments on the Notes (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those Notes, after the deduction or withholding, shall equal the amounts of any payments which would have been payable on those Notes if the deduction or withholding had not been required.

However, this will not apply to any tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the Notes is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of a Note or the collection of any payments on any Note;

•	except in the case of a winding up in the United Kingdom, the relevant Note is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the Note (where presentation is required) for payment at the close of that 30-day period;

•
the holder or the beneficial owner of the relevant Note or the beneficial owner of any payments on the Note failed to comply with a request by us, RBSG, our liquidator or RBSG's liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge, fee, deduction or withholding;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives;

•
the relevant Note is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note (where presentation is required) to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to any payments on the Notes to any person if the payment would be required by the laws of any U.K. tax jurisdiction to be included in the income of another person and such other person would not have been entitled to such Additional Amounts had it received such payment directly.

Whenever we refer in this pricing supplement, in any context, to any payments on any security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

We are neither under any obligation to, nor do we intend to, make any additional payments in respect of U.S. tax or withholding requirements.

Forms of the Notes

We will offer the Notes on a continuing basis and will issue Notes only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities (which we also refer to as definitive securities).  References to “holders” mean those who own Notes registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in Notes registered in street name or in Notes issued in book-entry form through one or more depositaries.

Registered Global Securities

The Notes will initially be issued as registered global securities, and we will issue one or more global certificates representing the entire issue of Notes.  Except as set forth in the accompanying prospectus under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global note certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.  These certificates name DTC or its nominee as the owner of the Notes.  DTC maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the DTC’s procedures for global securities representing book-entry securities is set forth under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—The Clearing Systems—DTC” in the prospectus.

Certificated Securities

If we issue Notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the Note.  The person named in the note register will be considered the owner of the Note for all purposes under the indenture.  For example, if we need to ask the holders of the Notes to vote on a proposed amendment to the Notes, the person named in the note register will be asked to cast any vote regarding that Note.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your Note in our records and will be entitled to cast the vote regarding your Note.  You may not exchange certificated securities for registered global securities or interests in registered global securities.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” in the accompanying prospectus.

Trustee

Wilmington Trust Company is the trustee for the Notes under the indenture.  Wilmington Trust Company’s address is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.  Citibank, N.A. will act as securities administrator for the Notes.  We and our affiliates may from time to time maintain banking relationships or conduct transactions in the ordinary course of business with the trustee, the securities administrator, and their affiliates.  Wilmington Trust Company and Citibank, N.A. also serve in similar capacities for a number of series of our outstanding indebtedness.

CLEARANCE AND SETTLEMENT

DTC participants that hold the Notes through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Notes and secondary market trading between DTC participants.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus for more information.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Notes.  The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Risk Factors—Risks Relating to the Notes—Hedging and trading activities by us or our affiliates could affect prices of Notes” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement, and “Use of Proceeds” in the accompanying prospectus.

From time to time after issuance and prior to the maturity of any Notes, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the Notes, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, each Benchmark Index, any security composing each Benchmark Index or U.S. Treasury bills.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future.  To the extent that we or one or more of our affiliates have a hedge position in each Benchmark Index, any securities comprising each Benchmark Index or U.S. Treasury bills, we or one or more of our affiliates may liquidate a portion of those holdings on or before the final valuation date.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index.  As a result, such activity may affect the value of the Notes and the amount payable at maturity or upon early repurchase or redemption by RBS plc.  See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

TAXATION IN THE UNITED KINGDOM

The following is a general summary of certain U.K. tax consequences as of the date of this pricing supplement in relation to the Notes. It is based on current United Kingdom tax law as applied in England and Wales and HM Revenue & Customs practice and is not exhaustive. Any holders who are in doubt as to their tax position should consult their professional advisers.

Payments on the Notes

Where Notes are to be, or may fall to be, redeemed at a premium, then any such element of premium may constitute a payment of interest for the purposes of United Kingdom withholding tax. If any such element of premium does not constitute a payment of interest for the purposes of United Kingdom withholding tax it generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax.

Payments on the Notes of amounts treated as interest for the purposes of United Kingdom withholding tax generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax provided that RBS plc continues to be a bank within the meaning of Section 991 of the Income Tax Act 2007 (the “ITA 2007”) and the interest on the Notes is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007.

Payments on the Notes of amounts treated as interest for the purposes of United Kingdom withholding tax generally will also be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax if the payments are regarded as made under derivative contracts the profits and losses arising from which are calculated in accordance with Part 7 of Corporation Tax Act 2009.

In all other cases, payments treated as interest for the purposes of United Kingdom withholding tax will generally be paid by RBS plc subject to deduction of income tax at the basic rate (currently 20%), subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

If RBSG makes any payments in respect of amounts treated as interest on the Notes (or other amounts due under the Notes other than the repayment of amounts subscribed for the Notes), such payments may be subject to United Kingdom withholding tax at the basic rate, subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Persons in the United Kingdom (i) paying interest (or amounts treated as interest) to or receiving interest (or amounts treated as interest) on behalf of another person who is an individual, or (ii) paying amounts due on redemption of any Notes which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual, may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in relation to amounts payable on the redemption of such Notes, HM Revenue & Customs published practice indicates that HM Revenue & Customs will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2012.

EU Directive on the Taxation of Savings Income

The EU has adopted a Directive regarding the taxation of savings income. The Directive requires Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to (of for the benefit of) an individual or to certain other persons in another Member State, except that Austria and Luxembourg will instead impose a withholding system for a transitional period (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period they elect otherwise. The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the Notes. It applies to you only if you hold the Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or if you are a holder of the Notes who is subject to special treatment under the U.S. federal income tax laws, such as a former citizen or resident of the United States, a financial institution, a real estate investment trust, a regulated investment company, a tax-exempt entity, a dealer in securities or a trader in securities who elects to apply a mark-to-market method of tax accounting, a partnership or other entity classified as a partnership for U.S. federal income tax purposes, a person who holds the Notes as a part of a straddle, conversion or integrated transaction, a U.S. holder (as defined below) that has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your Notes are sold or retired.

Tax Treatment of the Notes

We believe it is reasonable to treat the Notes as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the Notes, significant aspects of the U.S. federal income tax consequences of an investment in the Notes are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the Notes as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Note and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the Notes prior to maturity, other than pursuant to a sale or exchange (including a repurchase by us), as described below.

Sale, Exchange or Retirement of the Notes. Upon a sale, exchange or retirement of the Notes, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the Notes. Your tax basis in the Notes should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss, and should be long-term capital gain or loss if you have held the Notes for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Notes. Alternative U.S. federal income tax treatments of the Notes are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the Notes. It is possible, for example, that the Notes could be treated as debt instruments issued by us. Under this treatment, the Notes would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the Notes you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the Notes, even though we will not make any payment with respect to the Notes prior to maturity or earlier repurchase by us. In addition, any income on the sale, exchange or retirement of the Notes would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the Notes are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the Notes and/or to treat all or a portion of the gain or loss on the sale or retirement of the Notes as ordinary income or loss or as short-term capital gain or loss without regard to how long you have held the Notes. For instance, it is possible that each switch of a Benchmark Index Trend, each rebalancing of the Benchmark Indices, any change in the methodology of or substitution of a successor to the Index or an index component could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the Notes.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. If you are an individual, you should consult your tax adviser regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a Note and are: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Notes.  Any gain from the sale, exchange or retirement of the Notes should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the Notes is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, if the Notes were treated as indebtedness, as described below in “—Tax Consequences under Possible Alternative Treatments,” you generally would be subject to withholding if you have not provided a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the Notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences under Possible Alternative Treatments. Subject to the discussion in the succeeding paragraph, if the Notes were treated as indebtedness, any income from the Notes would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements and (ii) any income from the Notes was not effectively connected with your conduct of a trade or business in the United States.

Legislation enacted in 2010 generally imposes a withholding tax of 30% on payments made after December 31, 2012 to certain foreign entities (including financial intermediaries) of interest or dividends on, and the gross proceeds of dispositions of, instruments that give rise to U.S.-source interest or dividends, unless various U.S. information reporting and due diligence requirements have been satisfied.  This legislation applies to “obligations” issued after March 18, 2012.  The reporting and diligence requirements of the legislation, which are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, generally relate to ownership by U.S. persons of interests in or accounts with such foreign entities.  If the Notes were recharacterized as debt instruments (which generally would give rise to U.S.-source interest), these rules could apply to Notes acquired after March 18, 2012.  You should consult your tax adviser regarding the possible implications of this legislation for your investment in the Notes.

As described above under “— Tax Consequences to U.S. Holders — Possible Alternative Tax Consequences of an Investment in the Notes,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Notes. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the Notes, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

The proceeds received from a sale, exchange or retirement of the Notes generally will be subject to information reporting unless you are an exempt recipient and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) and otherwise satisfy applicable requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBSG have appointed RBS Securities Inc. (“RBSSI”) as agent for any offering of the Notes (which term includes the related guarantees).

We expect to issue $           in face amount of the Notes (equivalent to            Notes) on the initial settlement date, to be sold through RBSSI, an affiliate of ours.  These Notes and additional Notes may be offered and sold from time to time, at a price that is higher or lower than the $25.00 stated face amount, based on the value of the Notes at that time, by or through RBSSI, acting as principal or our agent, to investors and to dealers acting as principals for resale to investors.  We will receive proceeds equal to 100% of the offering price of the Notes issued and sold after the inception date.  RBSSI may also receive a payment from us of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the Notes.

We expect to enter into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the Notes.  The actual amount received by Pacer in a given year will depend on, among other things, the value of Notes then-outstanding and the number and value of any other then-outstanding securities issued by RBS plc or its affiliates and marketed by Pacer.  The amount paid to Pacer is subject to limitations on the amount of compensation that may be paid to members of the Financial Industry Regulatory Authority (“FINRA”), such as Pacer.

We may deliver Notes against payment therefor on a date that is greater than three business days following the date of sale of any Notes.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to transact in Notes that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Amounts paid to FINRA members, including RBSSI and Pacer, constituting underwriting compensation with respect to Notes will not exceed 8% of the offering proceeds.

RBSSI’s address is RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Conflicts of Interest

RBSSI is an affiliate of ours and RBSG.  RBSSI will conduct each offering of Notes in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these Notes, RBSSI may offer and sell those Notes in the course of its business as broker-dealer.  RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  RBSSI may use this pricing supplement and the accompanying prospectus in connection with any of these transactions.  RBSSI is not obligated to make a market in any of these Notes and may discontinue any market-making activities at any time without notice.

RBSSI or an affiliate of RBSSI may enter into one or more hedging transactions with us in connection with this offering of Notes.  See “Use of Proceeds; Hedging” above.

Market-Making Transactions

The Notes are not listed on any securities exchange.  Other than pursuant to the early repurchase and redemption rights set forth herein, we will not purchase Notes in the secondary market.  We intend to apply to list the Notes on NYSE Arca, but we cannot guarantee whether or when such application will be approved.  We are not required to obtain or maintain any listing of the Notes on NYSE Arca or any other exchange.  There is currently no secondary trading market for the Notes.

Broker-dealers may make a market in the Notes, although none of them are obligated to do so and any of them may stop doing so at any time without notice.  This prospectus (as such term includes this pricing supplement and the accompanying prospectus) may be used by such broker-dealers and our affiliates in connection with market-making transactions.  In these transactions, broker-dealers may resell a Note covered by this prospectus that they acquire from other holders after the original offering and sale of the Notes, or they may sell a Note covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”).  Among other activities, broker-dealers and other persons may make short sales of the Notes and may cover such short positions by borrowing Notes from us or our affiliates or by purchasing Notes from us or our affiliates subject to our obligation to repurchase such Notes at a later date.  As a result of these activities, these market participants may be deemed statutory underwriters.  If these activities are commenced, they may be discontinued at any time.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act.  This prospectus will be deemed to cover any short sales of Notes by market participants who cover their short positions with Notes borrowed or acquired from us or our affiliates in the manner described above.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans.  In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless statutory or administrative exemptive relief is available.  Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under Section 406 of ERISA and Section 4975 of the Code.  We, and our current and future affiliates, including RBS Securities Inc., may be parties in interest with respect to many Plans.  Thus, a Plan fiduciary considering an investment in the Notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  For example, the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the Notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the Notes and related lending transactions, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Each purchaser or holder of a Note, and each fiduciary who causes any entity to purchase or hold a Note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Notes, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the Notes on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such Notes shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Each purchaser of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

The Notes are contractual financial instruments.  The financial exposure provided by the Notes is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Notes.  The Notes have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Notes.

Each purchaser or holder of any Notes acknowledges and agrees that:

(i)
the purchaser or purchaser’s fiduciary has made and shall make all investment decisions for the purchaser and the purchaser has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser with respect to (A) the design and terms of the Notes, (B) the purchaser's investment in the Notes, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the Notes;

(ii)
we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the Notes and (B) all hedging transactions in connection with our obligations under the Notes;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of any investor;

(iv)	our interests may be adverse to the interests of any purchaser or holder; and

(v)
neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes.  We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

ANNEX A

FORM OF OFFER FOR REPURCHASE

To:                 RedeemableNotes@rbs.com

Subject:	RBS BRIC Trendpilot Notes (the “Notes”) CUSIP/ISIN: 78009P119 / US78009P1194

[BODY OF E-MAIL]

The undersigned hereby irrevocably elects to exercise the right to have The Royal Bank of Scotland plc repurchase the following Notes as described in the pricing supplement relating to the Notes dated           , 2011.

Name of holder:	[	]
Number of Notes to be repurchased:	[	]*
Applicable valuation date:	[	]**
Contact name:	[	]
Telephone No.:	[	]

Acknowledgement:
I acknowledge that the Notes specified above will not be repurchased unless all of the procedures specified in the pricing supplement related to the Notes are complied with.

Questions regarding the repurchase procedures of your Notes should be directed to RedeemableNotes@rbs.com.

*  Unless the minimum repurchase amount has been reduced by RBS plc, the minimum repurchase amount is 10,000 Notes.

**  Subject to adjustment as described in the pricing supplement.

ANNEX B

FORM OF CONFIRMATION OF REPURCHASE

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)
Fax: 1-203-873-3292

Re:	RBS BRIC Trendpilot Notes (the “Notes”)
CUSIP/ISIN: 78009P119 / US78009P1194

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to RBS plc the right to repurchase the Notes, as described in the Pricing Supplement dated           , 2011 relating to the Notes (the “Pricing Supplement”), in the amounts and on the date set forth below.

Name of beneficial holder:
[insert name of beneficial owner]

The number of Notes offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 10,000 Notes for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your Notes for repurchase will be the valuation date applicable to such repurchase.

[insert number of Notes offered for repurchase by RBS plc]

Applicable valuation date:*	,	20
Applicable repurchase date:*	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Confirmation of Repurchase]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

*   Subject to adjustment as described in the pricing supplement.

My Notes are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your Notes):

Name:
DTC Account Number
(and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other procedures specified in the Pricing Supplement being complied with, I acknowledge that the Notes specified above will not be repurchased unless (i) this Confirmation of Repurchase, as completed and signed by the DTC Participant through which my Notes are held (the “DTC Participant”), is delivered to RBS plc, (ii) the DTC Participant has booked a “delivery vs.  payment” (“DVP”) trade on the applicable valuation date facing RBS plc, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to RBS plc as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.  I also acknowledge that if this Confirmation of Repurchase is received after 5:00 p.m., New York City time, on a business day, I will be deemed to have made this Confirmation of Repurchase on the following business day.

The undersigned acknowledges that RBS plc will not be responsible for any failure by the DTC Participant through which such undersigned’s Notes are held to comply with the procedures for repurchase set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE Notes ARE HELD AND DELIVERED TO RBS PLC BY 5:00 p.m., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

PART B: TO BE COMPLETED BY BROKER

BROKER’S CONFIRMATION OF REPURCHASE

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)

Re:	RBS BRIC Trendpilot Notes (the “Notes”)
CUSIP/ISIN: 78009P119 / US78009P1194

Ladies and Gentlemen:

The undersigned holder of Notes hereby irrevocably offers to RBS plc for repurchase, on the repurchase date of

                                                  ,* with respect to the number of the Notes indicated below as described in the Pricing Supplement dated           , 2011 relating to the Notes (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the applicable valuation date of                                                         ,* with respect to the stated face amount of Notes specified below at a price per Note equal to the repurchase value, facing The Royal Bank of Scotland plc, DTC #425 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

The number of Notes offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 10,000 Notes for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your Notes for repurchase will be the valuation date applicable to such repurchase.

DTC # (and any relevant sub-account):

*   Subject to adjustment as described in the Pricing Supplement.

We have not authorized anyone to provide information other than contained in this pricing supplement and the accompanying prospectus with respect to the Notes.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  We are offering to sell the Notes and seeking offers to buy the Notes only in jurisdictions where offers and sales are permitted.  Neither the delivery of this pricing supplement nor the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of The Royal Bank of Scotland plc or The Royal Bank of Scotland Group plc since the date of the pricing supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

TABLE OF CONTENTS

THE ROYAL BANK OF SCOTLAND plc

RBS NotesSM

fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc

$

RBS BRIC TrendpilotTM Notes

PRICING SUPPLEMENT
DATED           , 2011
(TO PROSPECTUS DATED
May 18, 2010)

RBS Securities Inc.

PRICING SUPPLEMENT	Page
About This Pricing Supplement	PS-1
Where You Can Find Additional Information	PS-2
Summary	PS-3
Risk Factors	PS-17
Hypothetical Examples	PS-33
The Index	PS-39
Valuation of the Notes	PS-62
Specific Terms of The Notes	PS-63
Clearance and Settlement	PS-74
Use of Proceeds; Hedging	PS-75
Taxation in the United Kingdom	PS-76
U.S. Federal Income Tax Consequences	PS-77
Plan of Distribution (Conflicts of Interest)	PS-80
Benefit Plan Investor Considerations	PS-82
Annex A–Form of Offer for Repurchase	PS-84
Annex B–Form of Confirmation of Repurchase	PS-85

PROSPECTUS	Page
About This Prospectus	1
Use of Proceeds	1
The Royal Bank of Scotland plc	1
The Royal Bank of Scotland Group plc	2
Description of Debt Securities	3
Plan of Distribution (Conflicts of Interest)	12
Legal Opinions	13
Experts	13
Enforcement of Civil Liabilities	14
Where You Can Find More Information	14
Incorporation of Documents by Reference	14
Cautionary Statement on Forward-Looking
Statements	15